UNITED
STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material under §240.14a-12
Paramount Global
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2023 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

Paramount

Message To Our Stockholders

Dear Stockholder:	March 17, 2023

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Paramount Global (“we,” “us,” “our,” “Paramount” or the “Company”), which is scheduled to be held by live webcast at 9:00 a.m., Eastern Daylight Time, on Monday, May 8, 2023. Holders of Paramount Class A Common Stock are being asked to vote on the matters listed in the attached Notice of 2023 Annual Meeting of Stockholders.

The Annual Meeting webcast may be attended by company stockholders and others by visiting the following website at the designated time: www.virtualshareholdermeeting.com/PARA2023. Access to the website will begin at 8:45 a.m., Eastern Daylight Time, on May 8th, and we encourage stockholders and other attendees to access the Annual Meeting website prior to the meeting start time.

To be admitted to the Annual Meeting webcast at the website provided above, holders of Paramount Class A Common Stock and Paramount Class B Common Stock should enter the 16-digit control number found on their Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card, as applicable. Any others may attend the meeting as a guest by following the instructions provided on the Annual Meeting website.

As always, we encourage holders of Class A Common Stock to submit their proxy and vote their shares prior to the Annual Meeting. Class A stockholders may vote in advance of the meeting by telephone or through the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or in the 2023 Proxy Statement, or by returning a proxy card or voting instruction card if they received a printed copy of the proxy materials. Holders of Class A Common Stock may also vote during the Annual Meeting by following the instructions on the Annual Meeting website once they enter the meeting.

Holders of Class A Common Stock and Class B Common Stock may submit questions in advance of the meeting, from 9:00 a.m., Eastern Daylight Time, on April 24, 2023 until 5:00 p.m., Eastern Daylight Time, on May 3, 2023, by visiting www.proxyvote.com, entering their 16-digit control number and following the instructions. Holders of Class A Common Stock and Class B Common Stock may also submit questions during the meeting and will find instructions for doing so on the Annual Meeting website once they enter the meeting.

National Amusements, Inc., which as of March 13, 2023, beneficially owned shares of our Class A Common Stock representing approximately 77.4% of the voting power of Paramount’s common stock, has advised us that it intends to vote all of its shares of our Class A Common Stock in accordance with the recommendations of the Board of Directors on Items 1, 2, 3, 4, 5 and 6 in the attached Notice. Therefore, the determination of Items 1, 2, 3, 4, 5 and 6 in accordance with the Board’s recommendations is assured.

If you have elected to receive printed copies of our proxy statements, annual reports and other materials relating to the Annual Meeting and want to elect to receive these documents electronically next year instead of by mail, please go to http://enroll.icsdelivery.com/para and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps to lower our costs and reduce the amount of paper mailed to your home.

We appreciate your interest in and support of Paramount and look forward to your participation at the Annual Meeting.

Sincerely,

Robert M. Bakish

President and Chief Executive Officer

Key Strategic and
Operational Highlights:

•  Benefiting from a broad range of popular content, Paramount+ subscribers grew 70% year-over-year to 55.9 million at December 31, 2022. Pluto TV global monthly active users (MAUs) increased 22% year-over-year to 78.5 million for December 2022.

•  Paramount Pictures released six films in 2022 that debuted at number one at the domestic box office, including Top Gun: Maverick, the fifth highest-grossing domestic movie of all time.

•  CBS finished the 2021-2022 broadcast season as America’s number one broadcast network in primetime for the 14th consecutive season and was number one in entertainment across multiple genres in 2022.

•  Adult cable series on our cable networks accounted for three of the top five and five of the top 10 series among adults ages 18 to 34, while Nickelodeon networks accounted for seven of the top 10 cable series among kids ages two to 11.

Notice of 2023 Annual Meeting of Stockholders

To Paramount Global Stockholders:

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Paramount Global (“we,” “us,” “our,” “Paramount” or the “Company”) will be held by live webcast at the date, time and website noted below. The close of business on March 13, 2023 has been fixed as the record date for determining the holders of shares of Paramount Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

The principal business of the Annual Meeting will be the consideration of the following matters:

1   The election of 11 directors;

2   The ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2023;

3   An advisory (non-binding) vote on the compensation of the Company’s named executive officers, as disclosed in the proxy statement;

4   An advisory (non-binding) vote on the frequency of holding the advisory (non-binding) vote on the compensation of the Company’s named executive officers (every one year, two years or three years);

5   A stockholder proposal requesting that our Board of Directors take steps to adopt a policy ensuring that the Board Chair is an independent director;

6   A stockholder proposal requesting semiannual disclosure of detailed electoral contributions data; and

7   Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours by calling Investor Relations at 1-877-227-0787. In addition, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during the meeting by following the instructions on the Annual Meeting website once they enter the meeting.

By order of the Board of Directors,

Christa A. D’Alimonte

Executive Vice President, General Counsel and Secretary

March 17, 2023

Meeting Information Date and time: Monday, May 8, 2023 at 9:00 a.m. EDT Website: www.virtualshareholdermeeting.com/PARA2023 Record date: Monday, March 13, 2023

PARAMOUNT GLOBAL

Grants of Plan-Based Awards During 2022	63

Outstanding Equity Awards at Fiscal Year-End 2022	64

Option Exercises and Stock Vested During 2022	65

Pension Benefits in 2022	66

Nonqualified Deferred Compensation in 2022	67

Potential Payments Upon Termination and Certain Other Events	68

Pay Ratio	72

Pay Versus Performance	73

ITEM 3 ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	77

ITEM 4 ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	78

EQUITY COMPENSATION PLAN INFORMATION	79

ITEM 5 STOCKHOLDER PROPOSAL REQUESTING THAT OUR BOARD OF DIRECTORS TAKE STEPS TO ADOPT A POLICY ENSURING THAT THE BOARD CHAIR IS AN INDEPENDENT DIRECTOR	80

ITEM 6 STOCKHOLDER PROPOSAL REQUESTING SEMIANNUAL DISCLOSURE OF DETAILED ELECTORAL CONTRIBUTIONS DATA	82

OTHER MATTERS	85

2024 ANNUAL MEETING OF STOCKHOLDERS	85

PARAMOUNT GLOBAL

Paramount Global

2023 Proxy Statement

Proxy Statement Highlights

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement before voting.

2023 ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Paramount Global (“we,” “us,” “our,” “Paramount” or the “Company”) will be held by live webcast at the date, time and website noted below.

Date and time: Monday, May 8, 2023 at 9:00 a.m. EDT	Website: www.virtualshareholdermeeting.com/PARA2023	Record date: March 13, 2023

HOW TO VOTE

If you are a stockholder of record, you may vote during the Annual Meeting by following the instructions on the Annual Meeting website once you enter the meeting, or by proxy using any of the following methods:

By Internet: at www.proxyvote.com	By mail: If you receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the proxy card by mail.
By telephone: call toll-free 1-800-690-6903

Votes submitted by Internet or phone must be received by 11:59 p.m., Eastern Daylight Time, on May 7, 2023. Votes submitted by mail must be received prior to the Annual Meeting. Please see “Voting and Solicitation of Proxies” for detailed voting instructions.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Item	Description	Board Vote Recommendation	Page Reference (for more detail)

1	The election of 11 directors	FOR each of the director nominees	25

2	The ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2023	FOR	36

3	An advisory (non-binding) vote on the compensation of the Company’s named executive officers, as disclosed in this proxy statement	FOR	77

2023 PROXY STATEMENT 1

PROXY STATEMENT HIGHLIGHTS

Item	Description	Board Vote Recommendation	Page Reference (for more detail)

4	An advisory (non-binding) vote on the frequency of holding the advisory (non-binding) vote on the compensation of the Company’s named executive officers (every one year, two years or three years)	THREE YEARS	78

5	A stockholder proposal requesting that our Board of Directors take steps to adopt a policy ensuring that the Board Chair is an independent director	AGAINST	80

6	A stockholder proposal requesting semiannual disclosure of detailed electoral contributions data	AGAINST	82

HOW TO SUBMIT QUESTIONS

Holders of Class A Common Stock and Class B Common Stock may submit questions in advance of the meeting, from 9:00 a.m., Eastern Daylight Time, on April 24, 2023 until 5:00 p.m., Eastern Daylight Time, on May 3, 2023, by visiting www.proxyvote.com, entering their 16-digit control number and following the instructions. Holders of Class A Common Stock and Class B Common Stock may also submit questions during the meeting and will find instructions for doing so on the Annual Meeting website once they enter the meeting.

BOARD AND GOVERNANCE HIGHLIGHTS

Board of Directors: Nominees for Election

Our 11 director nominees (ten of whom are current members of our Board of Directors (the “Board of Directors” or “Board”)), as a group, have extensive and diverse leadership and subject matter experience and knowledge that is important to us. Our nominees include eight independent directors.

Name	Age	Director Since	Career Highlights	Independent Director	Standing Committee Memberships

Shari E. Redstone†	68	1994	Chairperson, Chief Executive Officer and President of National Amusements, Inc. and Co-Founder and Managing Partner of Advancit Capital

Robert M. Bakish	59	2019	President and Chief Executive Officer, Paramount Global

Barbara M. Byrne	68	2018	Former Vice Chairman, Investment Banking at Barclays PLC	✓	AC*

Linda M. Griego	75	2007	President and Chief Executive Officer of Griego Enterprises, Inc.	✓	CC

Robert N. Klieger	51	2017	Partner at Hueston Hennigan LLP

Judith A. McHale	76	2019	President and Chief Executive Officer of Cane Investments, LLC	✓	AC; CC*

Dawn Ostroff	62	N/A	Former Chief Content and Advertising Business Officer of Spotify	✓	N/A

Charles E. Phillips, Jr.	63	2019	Co-Founder and Managing Partner of Recognize	✓	NG

Susan Schuman	63	2018	Executive Chair and Co-Founder of SYPartners LLC and Vice Chair of kyu Collective	✓	NG

Nicole Seligman	66	2019	Former President of Sony Entertainment, Inc.	✓	NG*

Frederick O. Terrell	68	2018	Senior Advisor, Centerbridge Partners, L.P.	✓	AC

AC = Audit Committee

CC = Compensation Committee

NG = Nominating and Governance Committee

* = Committee Chair

† = Non-Executive Chair of the Board

2 PARAMOUNT GLOBAL

PROXY STATEMENT HIGHLIGHTS

Director Nominee Composition

EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation Philosophy and Objectives

We designed our executive compensation programs to motivate and reward business success and to increase shareholder value, based on the following core objectives:

Pay for Performance Ensure plans provide reward levels that reflect variances between actual and desired performance results.	Flexible Enable management and the Board to make decisions based on the needs of the business and to recognize different levels of individual contribution.

Market Competitive Consider compensation programs of our peers in order to attract and retain the talent needed to drive sustainable competitive advantage and deliver value to shareholders.

Focused on Shareholder Value

Align executives’ interests with shareholder

interests, with particular emphasis on creating

incentives that reward executives for consistently

increasing the value of Paramount.

2023 PROXY STATEMENT 3

PROXY STATEMENT HIGHLIGHTS

Pay for Performance

We believe that those executives with significant responsibility and a greater ability to influence our results should have a significant portion of their total compensation tied directly to business results, and we have continued to shift our executive compensation packages to further emphasize performance-based compensation that is aligned with our business and operational strategy. Accordingly, a high percentage of our named executive officers’ (“NEOs”) and other senior executives’ total target compensation is “at risk” – meaning that we do not intend for them to receive targeted pay amounts if performance does not meet expectations. For 2022, the Compensation Committee increased the percentage of Mr. Bakish’s and our other NEOs’ long-term equity incentive awards that was delivered in performance share units to 50% and 35%, respectively.

Consistent with this philosophy, our performance-based compensation programs provide for the opportunity to reward NEOs and other senior executives for contributing to annual financial and operational performance (through annual bonus programs) and stock price appreciation (through long-term equity incentives). The only fixed component of pay is annual base salary. Annual cash incentive awards and long-term equity incentive awards are subject to company performance and/or stock price performance.

As illustrated below, approximately 90% of Mr. Bakish’s total target compensation as of December 31, 2022 was at risk and thus strongly linked to our results.

4 PARAMOUNT GLOBAL

Voting and Solicitation of Proxies

SOLICITATION OF PROXIES

A proxy is being solicited by our Board of Directors for use at the Annual Meeting. The close of business on March 13, 2023 is the record date for determining the record holders of our Class A Common Stock, par value $0.001 per share, entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Holders of our non-voting Class B Common Stock, par value $0.001 per share, are not entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

As of March 13, 2023, we had outstanding 40,704,341 shares of our Class A Common Stock, with each of such shares entitled to one vote, and 610,765,722 shares of our non-voting Class B Common Stock (together with our Class A Common Stock, our “Common Stock”).

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with SEC rules, instead of mailing to stockholders a printed copy of our proxy statement, annual report and accompanying letter to stockholders (the “proxy materials”), we intend to mail to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), which advises that the proxy materials are available on the Internet. We intend to commence our distribution of the Notice of Internet Availability on or about March 22, 2023. Stockholders receiving a Notice of Internet Availability by mail will not receive a printed copy of proxy materials, unless they so request. Instead, the Notice of Internet Availability will instruct stockholders as to how they may access and review the proxy materials on the Internet.

Stockholders who receive a Notice of Internet Availability by mail who would like to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability. Stockholders who currently receive printed copies of proxy materials who would like to receive future copies of these documents electronically instead of by mail should follow the instructions for requesting electronic delivery set forth in the “Other Matters” section of this proxy statement.

SUBMISSION OF PROXIES

Each of Robert M. Bakish, our President and Chief Executive Officer, and Christa A. D’Alimonte, our Executive Vice President, General Counsel and Secretary (the “proxy holders”), individually and with the power to appoint his or her substitute, has been designated by our Board of Directors to vote the shares represented by proxy at the Annual Meeting. They will vote the shares represented by each valid and timely received proxy in accordance with the stockholder’s instructions, or if no instructions are specified, in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

Holders of record of our Class A Common Stock as of March 13, 2023 may submit a proxy in the following ways:

•

By Internet: Holders of record may access www.proxyvote.com and follow the online instructions. The Internet proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 7, 2023. You will need the control number from your Notice of Internet Availability (or, if you received a printed copy of the proxy materials, the proxy card) when you access the website.

•

By Telephone: Holders of record living in the United States or Canada may use any touch-tone telephone to call 1-800-690-6903 and follow the recorded instructions. The telephone proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 7, 2023. You will need the control number from your Notice of Internet Availability (or, if you received a printed copy of the proxy materials, the proxy card) when you call.

•

By Mail: Holders of record who received a printed copy of the proxy materials may complete, sign and date the proxy card and return it in the envelope provided, so that it is received prior to the Annual Meeting.

“Beneficial holders” (defined below) will receive voting materials, including instructions on how to vote, directly from their broker or other nominee as the holder of record.

Shares Held in our 401(k) Plan. Voting instructions relating to shares of our Class A Common Stock held in our 401(k) plan must be received no later than 11:59 p.m., Eastern Daylight Time, on May 3, 2023, so that the trustees of the plan

2023 PROXY STATEMENT 5

VOTING AND SOLICITATION OF PROXIES

(who vote the shares on behalf of the respective plan participants) have adequate time to tabulate the voting instructions. Shares held in the 401(k) plan that are not voted or for which the trustees do not receive timely voting instructions will be voted by the trustees in the same proportion as the shares held in the plan that are timely voted.

Voting Other than by Proxy. While we encourage holders of our Class A Common Stock to vote by proxy, holders of our Class A Common Stock (other than shares held in the 401(k) plan) also have the option of voting their shares during the Annual Meeting by following the instructions on the Annual Meeting website once they enter the meeting. Some holders of our Class A Common Stock hold their shares in “street name” through a broker or other nominee and are therefore known as “beneficial holders.” Beneficial holders should follow the voting instructions provided to them by their broker or other nominee in order to vote during the Annual Meeting.

REVOCATION OF PROXIES

A proxy may be revoked before the voting deadline (i) by sending written notice to Proxy Services, P.O. Box 9111, Farmingdale, NY 11735-9543, (ii) by timely submission (including telephonic or Internet submission as described above) of a proxy bearing a later date than the proxy being revoked or (iii) by voting during the Annual Meeting. Revocations made by telephone or through the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 7, 2023. Beneficial holders should follow the voting instructions provided to them by their broker or other nominee in order to revoke their proxy or change their vote.

Shares Held in our 401(k) Plan. Voting instructions relating to shares of our Class A Common Stock held in our 401(k) plan may be revoked prior to 11:59 p.m., Eastern Daylight Time, on May 3, 2023, by timely submission (including telephonic or Internet submission as described above) of revocation or of voting instructions bearing a later date than the voting instructions being revoked to Proxy Services, P.O. Box 9111, Farmingdale, NY 11735-9543.

QUORUM

Under our Amended and Restated Bylaws, the holders of a majority of the aggregate voting power of our Class A Common Stock outstanding on the record date, present in person or represented by proxy at the Annual Meeting, will constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

The principal business of the Annual Meeting will be the consideration of the following matters:

1.	The election of each of the 11 nominated directors;

2.	The ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm (“independent auditor”) for fiscal year 2023;

3.	An advisory (non-binding) vote on the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

4.	An advisory (non-binding) vote on the frequency of holding the advisory (non-binding) vote on the compensation of the Company’s named executive officers (every one year, two years or three years);

5.	A stockholder proposal requesting that our Board of Directors take steps to adopt a policy ensuring that the Board Chair is an independent director; and

6.	A stockholder proposal requesting semiannual disclosure of detailed electoral contributions data.

The Board recommends a vote FOR matters 1, 2 and 3, THREE YEARS on matter 4, and AGAINST matters 5 and 6.

The affirmative vote of the holders of a majority of the aggregate voting power of our Class A Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting is required to elect each of the nominated directors and to determine Items 2, 5 and 6. Items 3 and 4 are advisory votes only and are not binding. Notwithstanding the advisory nature of these votes, as discussed under “Item 3” and “Item 4” below, the Board will consider the voting outcomes when making determinations regarding these matters. An abstention with respect to matters 1, 2, 3, 5 and 6 will have the effect of a vote against such matter, and an abstention with respect to matter 4 will not have an effect on the outcome of that matter.

6 PARAMOUNT GLOBAL

VOTING AND SOLICITATION OF PROXIES

Under the listing standards of the Nasdaq stock market (“Nasdaq”), a broker or other nominee holding shares of our Class A Common Stock on behalf of a beneficial holder may not be permitted to exercise voting discretion with respect to some matters to be acted upon at stockholders’ meetings. Therefore, if a beneficial holder does not give the broker or nominee specific voting instructions, the holder’s shares may not be voted on those matters and a broker non-vote will occur. Under the Nasdaq listing standards, brokers or nominees may vote on Item 2, but not on Items 1, 3, 4, 5 and 6, if they do not receive instructions from the beneficial holder of the shares held in street name. A broker non-vote is not treated as a vote on, and will therefore have no effect on the voting results for, Items 1, 3, 4, 5 and 6.

As of March 13, 2023, National Amusements, Inc. (“National Amusements”) beneficially owned, directly and indirectly through a wholly-owned subsidiary, approximately 77.4% of our outstanding Class A Common Stock and approximately 9.7% of our outstanding Class A Common Stock and Class B Common Stock on a combined basis. Shari Redstone, Chairperson, Chief Executive Officer and President of National Amusements, is our non-executive Board Chair. National Amusements has advised us that it intends to vote all of its shares of our Class A Common Stock in accordance with the recommendations of the Board on Items 1, 2, 3, 4, 5 and 6. Such action by National Amusements will be sufficient to constitute a quorum and to determine the outcomes of Items 1, 2, 3, 4, 5 and 6 in accordance with the Board’s recommendations.

HOW TO SUBMIT QUESTIONS

Holders of Class A Common Stock and Class B Common Stock may submit questions in advance of the meeting, from 9:00 a.m., Eastern Daylight Time, on April 24, 2023 until 5:00 p.m., Eastern Daylight Time, on May 3, 2023, by visiting www.proxyvote.com, entering their 16-digit control number and following the instructions. Holders of Class A Common Stock and Class B Common Stock may also submit questions during the meeting and will find instructions for doing so on the Annual Meeting website once they enter the meeting.

COST OF PROXY SOLICITATION AND INSPECTOR OF ELECTION

We will pay the cost of the solicitation of proxies, including the preparation, printing and mailing of the Notice of Internet Availability and the proxy materials. We will furnish copies of the Notice of Internet Availability and, if requested, the proxy materials to banks, brokers, fiduciaries and custodians that hold shares on behalf of beneficial holders so that they may forward the materials to the beneficial holders.

American Election Services, LLC will serve as the independent inspector of election for the Annual Meeting.

MAILING ADDRESS

Our mailing address is 1515 Broadway, New York, NY 10036.

2023 PROXY STATEMENT 7

Corporate Governance

Our corporate governance practices are established and reviewed by our Board of Directors. The Board, with assistance from its Nominating and Governance Committee, regularly assesses our governance practices in light of legal and regulatory requirements, input from our stakeholders and governance best practices. In several areas, our practices go beyond the requirements of the Nasdaq listing standards. For example, despite being a “controlled company” (i.e., a company of which more than 50% of the voting power is held by an individual or another company), we have a majority of independent directors on our Board and entirely independent committees, including an independent Compensation Committee and an independent Nominating and Governance Committee, although not required for controlled companies under the Nasdaq listing standards. Our Audit Committee is also entirely independent.

Our principal governance documents are as follows:

•	Corporate Governance Guidelines

•	Board Committee Charters:

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Global Business Conduct Statement

•	Supplemental Code of Ethics for Senior Financial Officers

These documents are available on the “Investors—Corporate Governance & ESG” page of our website at ir.paramount.com, and copies of these documents may be requested by writing to Investor Relations, Paramount Global, 1515 Broadway, New York, New York 10036. We encourage our stockholders to read these documents, as we believe they illustrate our commitment to good governance practices. Certain key provisions of these documents are summarized below.

CORPORATE GOVERNANCE GUIDELINES

Our Corporate Governance Guidelines (the “Guidelines”) set forth our corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board, director qualifications and the roles of the Board Committees. The Guidelines are periodically reviewed and updated as needed. The Guidelines provide, among other things, that:

•	A majority of the members of the Board must be independent of the Company, as independence is determined under the Nasdaq listing standards and the standards set forth in the Guidelines;

•	Each of our Committees must be comprised entirely of independent directors;

•	Separate executive sessions of the non-management directors and independent directors must be held a minimum number of times each year;

•

The Board, acting on the recommendation of the Nominating and Governance Committee, will determine whether a director candidate’s service on more than three other public company boards of directors is consistent with service on our Board;

•	Director compensation will be established in light of the policies set forth in the Guidelines;

•

Within three years of joining the Board, directors are expected to own shares of our Common Stock having a market value of at least five times the annual cash retainer paid to them, in accordance with the Guidelines;

•	Director tenure and retirement will be considered on a case-by-case basis depending on factors such as the director’s age, experience, qualifications, performance and history of service on the Board;

•	Each of the Board and its Committees will hold an annual self-evaluation to assess its effectiveness; and

•

The Compensation Committee and the Nominating and Governance Committee will together review, at least annually, management succession planning and report to the non-management directors on these reviews.

8 PARAMOUNT GLOBAL

CORPORATE GOVERNANCE

BOARD COMMITTEE CHARTERS

Each standing Board Committee operates under a written charter that has been adopted by the Board. We have three standing Committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Committee charters set forth the purpose, objectives and responsibilities of the respective Committee and discuss matters such as Committee membership requirements, number of meetings and the setting of meeting agendas. The charters are required to be assessed annually, in accordance with the Guidelines, and are updated as needed. More information on the Committees, their respective roles and responsibilities and their charters can be found under “Our Board of Directors — Board Committees.”

GLOBAL BUSINESS CONDUCT STATEMENT

Our Global Business Conduct Statement (“BCS”) sets forth our standards for ethical conduct required of all of our directors and employees. The BCS is available on the “Investors—Corporate Governance & ESG” page of our website at ir.paramount.com and on our intranet sites. As part of our compliance and ethics program, we distribute the BCS to our employees and directors and administer an online BCS training program. Directors and full-time employees are required to certify as to their compliance with the BCS and, on an ongoing basis, disclose any potential conflicts of interest. The BCS addresses, among other things, topics such as:

•	Compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

•	Conflicts of interest, including the disclosure of potential conflicts to the Company;

•	Confidentiality, insider information and trading, and fair disclosure;

•	Financial accounting and improper payments;

•	Our commitment to providing equal employment opportunities and a discrimination- and harassment-free workplace environment;

•	Fair dealing and relations with competitors, customers and suppliers;

•	Health, safety and the environment; and

•	Political contributions and payments.

The BCS provides numerous avenues for employees to report violations of the BCS or other matters of concern, whether anonymously or with attribution. These avenues include a telephone hotline, a website and direct communication with our compliance officers and lawyers. The BCS also provides that we will protect anyone who makes a good faith report of a violation of the BCS and that retaliation against an employee who makes a good faith report will not be tolerated.

Waivers of the BCS for our executive officers or directors will be disclosed on our website at ir.paramount.com or by Form 8-K filed with the SEC.

SUPPLEMENTAL CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

The Supplemental Code of Ethics is applicable to our President and Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer. The Supplemental Code of Ethics addresses matters specific to those senior financial positions in the Company, including responsibility for the disclosures made in our filings with the SEC, reporting obligations with respect to certain matters and a general obligation to promote honest and ethical conduct within the Company. The senior financial officers are also required to comply with the BCS.

Amendments to or waivers of the Supplemental Code of Ethics for these officers will be disclosed on our website at ir.paramount.com or by Form 8-K filed with the SEC.

2023 PROXY STATEMENT 9

Our Environmental, Social and Governance (ESG) Strategy

Paramount is committed to responsible and sustainable business practices, which strengthen our ability to innovate and better serve our partners, audiences and stockholders. We continue to expand upon our environmental, social and governance (“ESG”) strategy, with the goal of transparently managing and communicating our most material ESG impacts and initiatives.

We are committed to implementing and tracking progress against goals that will position us as a leader in ESG and sustainability. This commitment informs our work to integrate ESG into the way we do business and better understand our ESG impacts as a company and across our global brands.

HOW WE MANAGE ESG

Our commitment to ESG starts at the top, with our Board of Directors and senior leadership. The Nominating and Governance Committee of the Board has direct oversight of our handling of ESG matters and regularly considers ESG-related matters at its meetings.

We have a team dedicated to driving our ESG strategy forward and overseeing our annual reporting and responses to ESG inquiries and assessments, which is led by a steering committee that includes our Chief Executive Officer, Chief Financial Officer and General Counsel. We have prioritized transparency and disclosure, particularly of our most material impacts.

Our ESG strategy consists of three pillars: On-Screen Content and Social Impact; Workforce and Culture; and Sustainable Production and Operations. Each of these pillars captures important parts of our business and the way we operate. As we develop and publish ESG goals in each area, we will continue to ensure these goals are relevant to our business, audiences and shareholders.

OUR ESG COMMUNICATIONS

In 2020, we conducted and published the results of our first Company-wide ESG materiality assessment to identify the most important ESG-related risks and opportunities across our business globally. The results of this materiality assessment informed our ESG strategy, which we also launched in 2020 as part of our first annual comprehensive ESG Report. Our 2020 ESG Report provided our key stakeholders with more detail about our commitment and approach to managing ESG strategically across the Company.

In 2021, we continued to make diversity, equity, inclusion and belonging cornerstones of our culture and business. As part of our efforts to build a culture of transparency and accountability, we reported on gender and ethnic diversity across all levels of our organization. More information about these efforts is available on our website at www.paramount.com/inclusion. We also continued to develop measurable and time-bound ESG goals that align with the future of our business and the unique power of our Company and its brands. The 2021 ESG Report disclosed qualitative and quantitative data across several relevant topic areas, including diversity and inclusion, our culture, and our efforts to elevate the importance of sustainable production across the media and entertainment industry.

In 2022, we published our third annual ESG Report, which outlines the Company’s progress toward its ESG goals. The 2022 ESG Report includes updated workforce and environmental impact data, an overview of the Company’s ESG governance practices, and additional information regarding our efforts to advance diversity and inclusion in front of and behind the camera through the Company’s Office of Global Inclusion and global Content for Change initiative.

In 2023, we will continue to pursue our Company-wide ESG goals and we are working to identify appropriate ESG-related targets and goals for several of our brands and business units. To further integrate these targets and goals

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across our operations, we are leveraging our ESG governance structure to pilot and expand ESG initiatives across the organization, which will help us advance what matters most to our business. We will continue to report on our material ESG-related risks and opportunities and progress towards our targets and goals, including our diversity and workforce engagement initiatives, our climate change-related disclosures, and our approach to understanding and managing our ESG impacts.

To learn more about Paramount’s ESG efforts and to view our materiality assessment and ESG reports, please visit: www.paramount.com/sustainability.

OUR POLICIES AND PRACTICES CONCERNING POLITICAL ACTIVITY

We believe that civic engagement and participation in the political process are important to our business, our stakeholders and our country. Public policy decisions often have a significant impact on our business, and we believe that being involved in the political process is important to our success. We are committed to participating in the political process to promote our interests and business objectives, without regard to our employees’ or our directors’ political beliefs. We, therefore, support candidates seeking elected office at all levels of government who support issues important to Paramount’s business, including intellectual property, copyright, tax and foreign trade issues.

We believe that our governance practices regarding Company political activity are robust and that our current disclosures allow stockholders and other stakeholders to understand these priorities and practices.

Our BCS applies to all Paramount employees and directors and contains policies governing political contributions, lobbying and personal political activities. Compliance with the BCS is overseen by our Compliance team and, with respect to the policies relating to political activities, our Government Relations team. Our Audit Committee is responsible for reviewing the BCS at least biennially. As noted below, all political contributions and activities by Paramount must be approved in advance by Paramount’s Government Relations Office.

Our public policy priorities and strategies, political contributions and trade association memberships promote our business objectives and allow our stockholders and other stakeholders to evaluate our positions for consistency with our goals and stockholder interests.

State & Local Contributions; Ballot Measures: Where permitted by law, we may contribute directly to state and local candidates, state party committees and other state and local political entities, as well as to ballot measure committees. All such Company contributions must be approved in advance by our Government Relations Office. These contributions are disclosed under applicable laws that require recipients of political contributions to disclose the source, date and amount of all contributions received and, in the case of state and local contributions, are publicly available on the websites of relevant state agencies for contributions made to state candidates and committees.

Independent Expenditures; 501(c)(4) Organizations; 527 Committees: While companies are permitted by law to engage in independent expenditures or electioneering communications to advocate for the election or defeat of federal, state, or local candidates, we do not engage directly in such activity at this time. We also do not make donations to 501(c)(4) organizations or 527 Committees at this time. To the extent that we make any such contributions, all such Company contributions must be approved in advance by our Government Relations Office.

Political Action Committee: As permitted by U.S. law, we have created the Paramount Global Political Action Committee (the “Paramount PAC”) to collect employee donations to contribute to federal candidates and other committees regulated by the Federal Election Commission (the “FEC”). Contributions to federal candidates and committees are made only through the Paramount PAC, in accordance with FEC regulations, and all contributions are managed by our Government Relations Office. To provide funding for the Paramount PAC, we periodically solicit voluntary contributions from eligible employees. We fully disclose all Paramount PAC activity on reports filed with the FEC, which are publicly available on the FEC’s website at https://www.fec.gov./data/committee/C00167759/. The Paramount PAC does not contribute to state or local candidates and committees.

Political Expenditures by Trade Associations: We are a member of certain trade associations and coalitions, such as the Motion Picture Association, the Internet & Television Association, and the National Association of Broadcasters, that we believe can assist us in achieving our long-term strategic goals. Some of these associations and coalitions engage in lobbying and policy advocacy. Payments to these organizations, such as trade association dues, do not imply our agreement with or endorsement of an organization’s activities, positions or expenditures, and we do not know, nor do we control, the amount of our payments that are used by these organizations for political contributions.

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Our Board of Directors

Our Board is currently comprised of 12 members: Robert M. Bakish, Candace K. Beinecke, Barbara M. Byrne, Linda M. Griego, Robert N. Klieger, Judith A. McHale, Ronald L. Nelson, Charles E. Phillips, Jr., Shari E. Redstone, Susan Schuman, Nicole Seligman and Frederick O. Terrell.

MEETINGS OF THE BOARD

During 2022, the Board held 10 meetings, and each of our current directors attended at least 75% of the meetings of the Board and Board Committees on which such director served.

In addition to Board and Committee meetings, directors are expected to attend the Annual Meeting and all of the directors who stood for election in 2022 attended our 2022 Annual Meeting of Stockholders.

In accordance with the Guidelines and, with respect to the independent director sessions, the Nasdaq listing standards, the non-management directors meet separately without directors who are Company employees, and the independent directors meet separately without directors who are not independent as determined by the Board – in each case, at least two times each year and at such other times as they deem appropriate. The independent Chair of the Nominating and Governance Committee presides at meetings of the independent directors.

DIRECTOR INDEPENDENCE

Our Guidelines provide that a majority of our directors must be independent of the Company, as “independence” is defined in the Nasdaq listing standards and in the Guidelines. The Nasdaq listing standards set forth six “bright-line” tests that require a finding that a director is not independent if the director fails any of the tests. A Paramount director will not be independent if any of the following relationships exist:

•	The director is, or has been within the last three years, an employee of Paramount;

•	A family member of the director is, or has been within the last three years, an executive officer of Paramount;

•

The director has received, or a family member of the director has received, during any 12-month period within the last three years, more than $120,000 in compensation from Paramount, other than compensation for Board or Committee service, compensation paid to a family member of the director who is an employee (other than an executive officer) of Paramount, or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

The director is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on Paramount’s audit at any time during any of the past three years;

•

The director is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of Paramount have served on the compensation committee of such other entity; or

•

The director is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which Paramount made, or from which Paramount received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in Paramount’s securities or payments under non-discretionary charitable contribution matching programs.

For this purpose, “family member” means the director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who share such person’s home.

In addition, the Nasdaq listing standards provide that a director is not independent unless the Board affirmatively determines that the director has no relationship that would impair his or her independence, which we refer to as a “material relationship.”

The Guidelines set forth categorical standards to assist the Board in determining what constitutes a “material relationship” with the Company. Generally, under these categorical standards, the following relationships are deemed not to be material:

•

The types of relationships identified by the Nasdaq listing standards’ “bright-line” tests, if they occurred more than five years ago (the Board will review any such relationship if it occurred more than three but fewer than five years ago);

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•

A relationship whereby the director has received, or a family member of the director has received for service as an executive officer, $120,000 or less in direct compensation from us during any 12-month period within the last three years, absent other circumstances; and

•	A relationship where the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of the following:

(i)

a company that made payments to, or received payments from, us for property or services in an amount that, in each of the last three fiscal years, is less than 2% of such company’s annual consolidated gross revenues;

(ii)	a company that is either indebted to us or a creditor of ours in an amount that is less than 2% of such company’s total consolidated assets; and

(iii)	a tax-exempt organization that received contributions from us in the prior fiscal year in an amount less than the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues.

For relationships that exceed the thresholds in (ii) and (iii) described above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who are independent. In addition, the Guidelines state that, generally, the types of relationships not addressed by the Nasdaq listing standards or described in the Guidelines will not, by themselves, cause an otherwise independent director to be considered not independent. However, the Board may determine that a director is not independent for any reason it deems appropriate.

In March 2023, the Nominating and Governance Committee reviewed the independence of our 12 current directors, and of our director nominee who is not currently a member of our Board, to determine its recommendation regarding which of them meet the independence standards outlined above. The Board, based on its review and the recommendation of the Nominating and Governance Committee, determined that nine of our 12 current directors – Mses. Beinecke, Byrne, Griego, McHale, Schuman and Seligman and Messrs. Nelson, Phillips and Terrell – are independent. The current directors who were not determined to be independent are Ms. Redstone and Messrs. Bakish and Klieger. The Board also determined, based on its review and the recommendation of the Nominating and Governance Committee, that Ms. Ostroff, our director nominee who is not currently a Board member, is also independent.

During its review, in determining that the directors named above are independent, the Board considered that we have, in the ordinary course of business, during the past three years, sold products and services to, and/or purchased products and services from, companies and other entities, of which certain directors are executive officers, principals or employees, and made contributions to a tax-exempt organization of which a director’s immediate family member is an executive officer. The Board determined that all of these transactions were within the parameters for relationships deemed to be immaterial under the Guidelines.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is currently comprised of the following:

•	A non-executive Chair of the Board;

•	Our President and Chief Executive Officer; and

•	10 other directors, nine of whom are independent.

In addition to having a majority independent Board, the Audit, Compensation and Nominating and Governance Committees are composed entirely of independent directors. In support of the independent oversight of management, the non-management directors and, separately, the independent directors routinely hold executive sessions without management present, and Board members have regular access to management across the Company between meetings.

Our Non-Executive Chair of the Board, Shari E. Redstone, presides at all meetings of the Board. Under the Guidelines, her responsibilities also include, together with the Chief Executive Officer and the independent Chair of the Nominating and Governance Committee, developing and approving agendas for Board meetings. The Board believes that Ms. Redstone’s role appropriately reflects both her breadth of experience in the entertainment industry and her ownership position in and role at National Amusements.

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OUR BOARD OF DIRECTORS

BOARD RISK OVERSIGHT

Board of Directors

Our Board of Directors has overall responsibility for the oversight of our risk management processes. The Board carries out its oversight responsibility directly and through the delegation to its Committees of responsibilities related to the oversight of certain risks.

Committees of the Board

Audit Committee

The Audit Committee is responsible for reviewing our processes and policies with respect to risk assessment, risk management and risk acceptance and receives reports from our Chief Audit Executive on the Company’s strategic risk management program. The Committee regularly discusses risks as they relate to its review of our financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements, and the performance of the internal audit function, among other responsibilities set forth in the Committee’s charter. PricewaterhouseCoopers LLP (“PwC”), our independent auditor, attends Committee meetings and participates in these discussions. The Audit Committee receives regular reports:

•  from our Chief Financial Officer and the Chief Accounting Officer on the integrity of internal control over financial reporting;

•  from our Chief Technology Officer and our Chief Information Security Officer on our information security program and the management of cybersecurity risk;

Compensation Committee

The Compensation Committee adopts and periodically assesses the Company’s compensation philosophy, strategy and principles, and monitors risks associated with the design and administration, of our performance-based and other compensation programs, to promote an environment that does not encourage unnecessary and excessive risk-taking by our employees. The Committee also reviews risks related to human capital resources, including pay equity, management succession planning (in conjunction with the Nominating and Governance Committee) and the depth of our senior management. ClearBridge Compensation Group LLC (“ClearBridge”), the Committee’s independent compensation consultant, attends Committee meetings and participates in these discussions.

Nominating and

Governance Committee

The Nominating and Governance Committee is responsible for the review of the following risk management processes at the Company: business continuity planning, disaster recovery, crisis management, management succession planning (in conjunction with the Compensation Committee), significant issues impacting our culture and reputation and the Company’s handling of ESG matters. The Committee also oversees risk as it relates to monitoring developments in law and practice with respect to our corporate governance processes and in reviewing related person transactions.

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•  from our Chief Audit Executive on internal audit activities and our internal audit plan for the upcoming fiscal year, the scope of which is to determine the adequacy and function of our risk management, control and governance processes;

•  from our General Counsel on employee investigations and our insurance program; and

•  from our Chief Compliance Officer on compliance activities.

For additional information on the Committees’ functions, see “Board Committees.”

Each of these Committees reports regularly to the Board on these risk-related matters, among other items within its purview.

On a regular basis, the Board engages in discussions (which include both internal and external experts) that assist the Board and management in preparing and implementing strategic initiatives. The Board receives regular reports from management that include matters affecting our risk profile, including operations reports from the Chief Executive Officer and from division heads, all of which include strategic and operational risks; reports from the Chief Financial Officer on financial results and projections, credit and liquidity risks and investor relations matters; and reports from the General Counsel on legal and regulatory risk and material litigation.

Outside of formal meetings, Board members have regular access to executives, including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel and the Chief People Officer. The Committee and management reports and real-time management access collectively provide the Board with integrated insight on our management of risks.

INFORMATION SECURITY AND CYBERSECURITY

The Audit Committee has oversight of our processes and policies with respect to information security and cybersecurity and, as described above, receives regular reports from the Chief Technology Officer and Chief Information Security Officer. In 2022, the Board and management engaged in a simulated exercise designed to prepare for a potential cybersecurity incident. We also maintain a Cyber Liability insurance program. Additional information about our information security program and the management of cybersecurity risk is available in our ESG Report on our website at www.paramount.com/sustainability.

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OUR BOARD OF DIRECTORS

BOARD COMMITTEES

The following chart sets forth the current membership of each standing Board Committee. The Board reviews and determines the membership of the Committees at least annually.

Committee	Members

Audit Committee	Barbara M. Byrne, Chair Judith A. McHale Ronald L. Nelson Frederick O. Terrell

Compensation Committee	Judith A. McHale, Chair Linda M. Griego Ronald L. Nelson

Nominating and Governance Committee	Nicole Seligman, Chair Candace K. Beinecke Charles E. Phillips, Jr. Susan Schuman

During 2022, the Audit Committee held nine meetings, the Compensation Committee held eight meetings and the Nominating and Governance Committee held six meetings. Information about these Committees, including their respective roles and responsibilities and charters, is set forth below.

Audit Committee

The Audit Committee Charter provides that the Audit Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors. The Committee must have at least one “audit committee financial expert” and one member who is “financially sophisticated” (each as described below), and all Committee members must be able to read and understand fundamental financial statements. The Committee holds at least five regular meetings each year, and it meets separately throughout the year with the independent auditor, our Chief Financial Officer, our Chief Accounting Officer, our General Counsel, our Chief Compliance Officer and our Chief Audit Executive.

The Committee has the power to delegate its authority and duties to subcommittees or individual members of the Committee, as well as to retain outside advisors, in its sole discretion. The Committee has the sole authority to retain and terminate any such advisors and to review and approve such advisors’ fees and other retention terms.

The Committee is responsible for the following, among other things:

•	Reviewing our processes and policies with respect to risk assessment, risk management and risk acceptance;

•

The appointment, retention, termination, compensation and oversight of our independent auditor, including reviewing with the independent auditor and management the scope of the audit plan and audit fees;

•	Reviewing our financial statements and related disclosures, including with respect to internal control over financial reporting;

•	Oversight of our internal audit function;

•	Oversight of our process and policies with respect to information security and cybersecurity; and

•	Oversight of our compliance with legal and regulatory requirements.

For additional information on the Committee’s role and its oversight of the independent auditor during 2022, see “Report of the Audit Committee.”

Audit Committee Financial Experts. The Board has determined that each member of the Audit Committee who is also a director nominee, including Ms. Byrne, the Chair of the Audit Committee, is “financially sophisticated” under Nasdaq listing standards and qualifies as an “audit committee financial expert” as that term is defined in the regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

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OUR BOARD OF DIRECTORS

Compensation Committee

The Compensation Committee Charter provides that the Compensation Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors and also “non-employee directors” pursuant to Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Committee holds at least four regular meetings each year, and it regularly meets separately at these meetings with its independent compensation consultant and our Chief People Officer.

The Committee has the power to delegate its authority and duties to subcommittees or individual members of the Committee, as well as to retain a compensation consultant and other outside advisors, as it deems appropriate and in accordance with applicable laws and regulations. The Committee has the sole authority to retain and terminate any such advisors and to review and approve such advisors’ fees and other retention terms.

The Committee is responsible for the following, among other things:

•	Adopting and periodically reviewing our compensation philosophy, strategy and principles regarding the design and administration of our compensation programs;

•

Reviewing and approving the total compensation packages and the material terms of any new employment, consulting, supplemental retirement and severance arrangements for our executive officers and other senior executives identified by the Committee at least annually after consultation with members of management (collectively, the “specified employees”);

•	Overseeing the administration of our incentive compensation plans and equity-based compensation plans;

•	Reviewing key management succession planning (in conjunction with the Nominating and Governance Committee) as contemplated by the Guidelines; and

•	Overseeing periodic risk assessments of our compensation programs.

Consideration and Determination of Executive Compensation. The Compensation Committee reviews all components of the specified employees’ compensation, including base salary, annual and long-term incentives and other compensatory arrangements. In approving compensation for the specified employees, the Committee considers the input and recommendations of the Chief Executive Officer, the Chief People Officer and any other executive officers to whom those executives report. As described below, the Compensation Committee also considers the input from its independent compensation consultant in making decisions on compensation matters.

The Committee reviews and approves goals and objectives relevant to the compensation of the President and Chief Executive Officer and, together with the Nominating and Governance Committee, annually evaluates his performance in light of those goals and objectives, after considering the input of the non-management directors. The results of this evaluation are then reported to the non-management directors. The Compensation Committee sets the compensation of our President and Chief Executive Officer, taking this evaluation into account, and reports to the Board on this process.

As authorized by its Charter, the Committee has delegated to the President and Chief Executive Officer limited authority to grant long-term incentive awards under our long-term incentive plan to executives who are not specified employees, in connection with their hiring, promotion or contract renewal and to modify certain terms of outstanding equity grants in some post-termination scenarios, as discussed in the “Compensation Discussion and Analysis” section. Any use of this delegated authority is reported to the Committee at its next regularly-scheduled meeting.

Our processes and procedures for the consideration of executive compensation and the role of our executive officers in determining or recommending the amount or form of executive compensation are more fully described in the “Compensation Discussion and Analysis” section.

The Committee currently retains independent compensation consulting firm ClearBridge Compensation Group LLC to provide expert compensation advice to the Committee in its review of senior executive and other employee compensation. The Committee has the sole authority to retain and terminate the independent compensation consultant and to review and approve the firm’s fees and other retention terms. The Committee maintains a policy requiring that its independent compensation consultant not provide services to the Company other than (i) its services to the Committee and (ii) its services to the Company with respect to the evaluation of non-employee director compensation. ClearBridge did not provide any other services to the Company in 2022. In furtherance of the Committee’s review of senior executive compensation, the independent consultant examines the compensation practices at companies with which we compete

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OUR BOARD OF DIRECTORS

for senior executive talent, including those companies engaged in similar business activities and other publicly-traded U.S. companies, and provides other analysis, as more fully described in the “Compensation Discussion and Analysis” section. In March 2023, the Compensation Committee assessed the independence of ClearBridge and determined that the firm’s work for the Committee did not raise any conflicts of interest.

Nominating and Governance Committee

The Nominating and Governance Committee’s Charter provides that the Nominating and Governance Committee will be comprised of at least three members, except that the Committee is deemed to be properly constituted with at least two members in the event of a vacancy until the Board fills the vacancy. The Charter also provides that all of the members on the Committee must be independent directors. The Committee holds at least three regular meetings each year.

The Committee has the power to delegate its authority and duties to subcommittees or individual members of the Committee, as well as to retain outside advisors, in its sole discretion. The Committee has the sole authority to retain and terminate any such advisors and to review and approve such advisors’ fees and other retention terms.

The Committee is responsible for the following, among other things:

•	Identifying and recommending to the Board nominees for election to the Board and reviewing the composition of the Board as part of this process;

•	Overseeing all aspects of our corporate governance initiatives, including regular assessments of our principal governance documents;

•	Establishing criteria and processes for the annual self-evaluations of the Board and its Committees;

•	Making recommendations to the Board on director compensation matters;

•	Monitoring developments in the law and practice of corporate governance;

•	Developing and recommending items for Board meeting agendas;

•	Reviewing key management succession planning (in conjunction with the Compensation Committee) as contemplated by the Guidelines;

•	Reviewing transactions between us and related persons;

•	Overseeing and monitoring significant issues impacting our culture and reputation, as well as our handling of ESG matters; and

•	Reviewing the following risk management processes and policies at the Company: business continuity planning, disaster recovery and crisis management.

Consideration and Determination of Director Compensation. The Committee annually reviews and recommends for the Board’s consideration the form and amount of compensation for “Outside Directors,” who are directors who are not employees of us or any of our subsidiaries. Only Outside Directors are eligible to receive compensation for serving on the Board, as more fully described in “Director Compensation.”

In accordance with the Guidelines and its Charter, the Committee is guided by three principles in its review of Outside Director compensation: Outside Directors should be fairly compensated for the services they provide to us, taking into account, among other things, the size and complexity of our business and compensation paid to directors of comparable companies; Outside Directors’ interests should be aligned with the interests of stockholders; and Outside Directors’ compensation should be easy for stockholders to understand. Final director compensation determinations are made by the Board.

2023 Director Nomination Process. In connection with the 2023 director nomination process, the Nominating and Governance Committee reviewed the current composition of the Board in light of the considerations set forth in its Charter and our Guidelines related to Board composition. In addition, the Committee considered input received from the Board members on Board composition, the directors’ qualifications and any special circumstances that the Committee deemed to be important in its determination. After taking these considerations into account, the Committee determined to recommend to the Board that each of the director nominees set forth in “Item 1 — Election of Directors” be nominated to stand for election at the 2023 Annual Meeting.

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Board Diversity. The Committee considers diversity as part of its review of the composition of the Board. The Committee considers diversity to be a broadly defined concept that takes into account professional experience, gender and ethnicity, among other characteristics. Multiple industries and areas of expertise are represented on the Board, including entertainment and media, banking, legal, technology, information security and management consulting. Additionally, distinguished contributors to governmental and not-for-profit organizations also serve on the Board. Multiple professions are represented among the directors, including current and past experience as principal executive officers, principal financial officers, attorneys, high-ranking government officials, entrepreneurs and television and film executives. The Committee assesses the effectiveness of its consideration of diversity as part of its annual nomination process when it reviews the composition of the Board as a whole.

The following table sets forth certain diversity statistics relating to our current Board members, as required by Nasdaq listing standards:

Board Diversity Matrix (As of March 17, 2023)
Total Number of Directors	12

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	7	5	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	6	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1	1	0	0
Did Not Disclose Demographic Background	0	0	0	0

Stockholder Recommendations for Director. The Committee will consider candidates for director recommended by our stockholders. All recommendations by stockholders for potential director candidates must include written materials with respect to the potential candidate and be sent to Christa A. D’Alimonte, Executive Vice President, General Counsel and Secretary, Paramount Global, 1515 Broadway, New York, NY 10036. Our Guidelines and Nominating and Governance Committee Charter set forth certain criteria for director qualifications and Board composition that stockholders should consider when making a recommendation. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries, and exhibit practical wisdom and mature judgment. Our directors should also possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of our stockholders. Director candidates recommended by stockholders who meet the director qualifications, which are described more fully in our Guidelines and Nominating and Governance Committee Charter, will be considered by the Chair of the Committee, who will present the information on the candidate to the entire Committee. Director candidates recommended by stockholders will be considered by the Committee in the same manner as any other candidate.

STOCKHOLDER OUTREACH

Our management, including through its investor relations team, conducts stockholder outreach throughout the year to inform our management and Board about the issues that matter most to stockholders. The stockholder outreach efforts include in-person and virtual meetings between management and individual and group investors and management presentations at investor and industry conferences, including question-and-answer sessions, on a regular basis. Our investor relations group also responds to retail investor email and telephone inquiries, providing access to our representatives and a forum for providing feedback. The investor relations team, certain NEOs and/or other members of management and operating executives meet with our largest investors throughout the year, and management reports to the Board regularly on stockholder engagement efforts.

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OUR BOARD OF DIRECTORS

COMMUNICATIONS WITH DIRECTORS

Stockholders and other parties interested in contacting our non-management directors may send an email to nonmanagementdirectors@paramount.com or write to Paramount Global, 1515 Broadway, New York, NY 10036, Attention: Non-Management Directors – 52nd Floor. The non-management directors’ contact information is also available on the “Investors—Shareholder Services, Alerts, & FAQs” page of our website at ir.paramount.com. The non-management directors have approved the process for handling communications received in this manner.

Stockholders should also use the email and mailing address for the non-management directors to send communications to the Board. The process for handling stockholder communications to the Board received in this manner has been approved by the independent directors of the Board. Correspondence relating to accounting or auditing matters will be handled in accordance with procedures established by the Audit Committee for such matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee during fiscal year 2022 was, or has ever been, an officer or employee of the Company, and, during fiscal year 2022, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of our Board and/or Compensation Committee.

20 PARAMOUNT GLOBAL

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth as of February 1, 2023 information concerning the beneficial ownership of our Class A and Class B Common Stock by (i) each current director and director nominee, (ii) each NEO and (iii) our current directors and executive officers as a group. Each person has sole voting and investment power over the shares reported, except as noted. Also set forth below is information concerning the beneficial ownership by each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A Common Stock. As of February 1, 2023, there were 40,704,595 shares of our Class A Common Stock outstanding and 609,810,905 shares of our Class B Common Stock outstanding.

	Beneficial Ownership of Equity Securities

Name	Title of Security	Number of Shares		Percent of Class

Robert M. Bakish	Class A Common	0		0

	Class B Common	1,972,556	(1)(2)(3)(4)	*

Candace K. Beinecke	Class A Common	10,170	(5)	*

	Class B Common	31,683	(1)(5)	*

Barbara M. Byrne	Class A Common	0		0

	Class B Common	30,890	(1)(4)	*

Naveen Chopra	Class A Common	0		0

	Class B Common	95,507	(1)	*

Christa A. D’Alimonte	Class A Common	0		0

	Class B Common	170,744	(1)	*

Linda M. Griego	Class A Common	0		0

	Class B Common	51,030	(1)(5)	*

Robert N. Klieger	Class A Common	8,159	(5)	*

	Class B Common	33,679	(1)(5)	*

Doretha (DeDe) Lea	Class A Common	0		0

	Class B Common	113,086	(1)(2)(3)	*

Judith A. McHale	Class A Common	2,895	(5)	*

	Class B Common	32,568	(1)(5)	*

Ronald L. Nelson	Class A Common	0		0

	Class B Common	38,443	(1)(5)	*

Dawn Ostroff	Class A Common	0		0

	Class B Common	0		0

Charles E. Phillips, Jr.	Class A Common	2,633	(5)	*

	Class B Common	89,023	(1)(5)	*

Nancy Phillips	Class A Common	0		0

	Class B Common	43,138	(1)	*

Shari E. Redstone(6)	Class A Common	37,365	(5)	*

	Class B Common	471,603	(1)(4)(5)	*

Susan Schuman	Class A Common	0		0

	Class B Common	20,548	(1)(5)	*

Nicole Seligman	Class A Common	0		0

	Class B Common	30,519	(1)(4)(5)	*

Frederick O. Terrell	Class A Common	5,578	(5)	*

	Class B Common	25,788	(1)(5)	*

2023 PROXY STATEMENT 21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Beneficial Ownership of Equity Securities

Name	Title of Security	Number of Shares		Percent of Class

Current directors and executive officers as a group (18 persons)	Class A Common	66,800	(5)	*
	Class B Common	3,365,444	(1)(2)(3)(4)(5)	*

National Amusements(7) 846 University Avenue Norwood, MA 02062	Class A Common Class B Common	31,500,087 32,012,190		77.4 5.2	% %

Mario J. Gabelli et al.(8)	Class A Common	3,997,551		9.8%

GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435
*	Represents less than 1% of the outstanding shares of the class.

(1)

Includes the following shares of Class B Common Stock that the indicated person had the right to acquire on or within 60 days from February 1, 2023, (a) through the exercise of stock options: Bakish, 1,229,036; D’Alimonte, 92,619; Lea, 65,795; and our current executive officers as a group, 1,446,346; and (b) underlying Restricted Stock Unit (“RSU”) awards that are expected to vest within 60 days from February 1, 2023: Bakish, 61,996; Beinecke, 5,558; Byrne, 5,558; Chopra, 15,112; D’Alimonte, 13,601; Griego, 5,558; Klieger, 5,558; Lea, 3,778; McHale, 5,558; Nelson, 5,558; C. Phillips, 5,558; N. Phillips, 6,045; Redstone, 5,558; Schuman, 5,558; Seligman, 5,558; Terrell, 5,558; and our current directors and executive officers as a group, 166,052.

(2)	Includes the following shares held through our 401(k) plan as of February 1, 2023: Bakish, 3,026; Lea, 801; and our current directors and executive officers as a group, 4,391.

(3)

Includes the following Class B Common Stock phantom units credited pursuant to, as applicable, our supplemental 401(k) plans or bonus deferral plans as of February 1, 2023: Bakish, 42,510; Lea, 777; and our current directors and executive officers as a group, 43,459. Pursuant to the governing plans, the phantom common stock units are payable in cash following termination of service as an employee.

(4)

Includes the following number of shares of Class B Common Stock (a) owned by family members: Bakish, 167; and our current directors and executive officers as a group, 167; and (b) held in family trusts, as to which the indicated person has sole voting and investment power: Byrne, 1,384; Redstone, 44,948; Seligman, 798; and our current directors and executive officers as a group, 47,130.

(5)

Includes (a) the following Class A Common Stock phantom units and Class B Common Stock phantom units credited pursuant to the Director Deferred Compensation Plans (as defined below): Beinecke, 10,170 Class A and 11,135 Class B; Klieger, 8,159 Class A and 8,912 Class B; McHale, 2,895 Class A and 3,343 Class B; C. Phillips, 2,633 Class A and 2,958 Class B; Redstone, 37,365 Class A and 39,929 Class B; Terrell, 5,578 Class A and 6,136 Class B; and our current directors and executive officers as a group, 66,800 Class A and 72,413 Class B; and (b) the following shares of Class B Common Stock underlying vested RSUs for which settlement has been deferred: Beinecke, 14,990; Griego, 35,597; Klieger, 19,209; McHale, 9,965; Nelson, 6,502; C. Phillips, 62,039; Redstone, 151,805; Schuman, 14,990; Seligman, 20,663; Terrell, 14,094; and our current directors and executive officers as a group, 349,854. Pursuant to the governing plans, the phantom common stock units are payable in cash and the RSUs are payable in shares of Class B Common Stock following termination of service as a director.

(6)

Ms. Redstone is a stockholder of National Amusements and has a minority indirect beneficial interest in the Company’s Class A Common Stock and Class B Common Stock owned by National Amusements (and a wholly-owned subsidiary).

(7)

These shares are owned by National Amusements and a wholly-owned subsidiary. National Amusements is controlled by the Sumner M. Redstone National Amusements Part B General Trust (the “General Trust”), which owns 80% of the voting interest of National Amusements and acts by majority vote of seven voting trustees (subject to certain exceptions), including with respect to the National Amusements shares held by the General Trust. Ms. Redstone is one of the seven voting trustees for the General Trust and is one of two voting trustees who are beneficiaries of the General Trust. No member of our management or other member of our Board of Directors is a trustee of the General Trust.

Based on information received from National Amusements, National Amusements has pledged to its lenders a portion of shares of our Class A Common Stock and Class B Common Stock owned directly or indirectly by National Amusements. As of February 1, 2023, the aggregate number of shares pledged by National Amusements to its lenders represented approximately 4.5% of the total outstanding shares of our Class A Common Stock and Class B Common Stock on a combined basis. In addition, as of February 1, 2023, the amount of our Class A Common Stock that National Amusements directly or indirectly owned and that was not pledged by National Amusements to its lenders represented approximately 57.6% of the total outstanding shares of our Class A Common Stock.

(8)

The information concerning Mario J. Gabelli et al. is based upon a Schedule 13D/A filed with the SEC on September 16, 2022. In addition to Mr. Gabelli, each of the following entities that Mr. Gabelli directly or indirectly controls, or for which he acts as chief investment officer, is a reporting person, with the following beneficial ownership of the reported shares as of September 15, 2022,

22 PARAMOUNT GLOBAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

on the Schedule 13D/A: Gabelli Funds, LLC (“Gabelli Funds”), 1,819,551; GAMCO Asset Management, Inc. (“GAMCO”), 1,976,460; Gabelli & Company Investment Advisers, Inc., 10,000; Gabelli Foundation, Inc. (“Gabelli Foundation”), 36,000; MJG Associates, Inc., 81,500; GGCP, Inc. (“GGCP”), 35,000; GAMCO Investors, Inc. (“GBL”), 0; and Associated Capital Group, Inc. (“AC”), 28,000. Mr. Gabelli is deemed to beneficially own 11,000 shares as well as the shares owned beneficially by each of the foregoing reporting persons. AC, GBL and GGCP are deemed to beneficially own the shares owned beneficially by each of the foregoing reporting persons other than Mr. Gabelli and the Gabelli Foundation. Each of the reporting persons discloses that it has sole voting and investment power with respect to the shares it beneficially owns, except that: (a) GAMCO does not have the authority to vote 87,612 of the reported shares, (b) Gabelli Funds has sole dispositive and voting power with respect to the shares held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the proxy voting committee of each Fund shall respectively vote that Fund’s shares, (c) at any time, the proxy voting committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (d) the power of Mr. Gabelli, AC, GBL and GGCP is indirect with respect to shares beneficially owned directly by other reporting persons.

2023 PROXY STATEMENT 23

Related Person Transactions

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has a written policy whereby the Nominating and Governance Committee reviews and approves, ratifies or takes other actions it deems appropriate with respect to related person transactions, as defined under the rules of the SEC. Under the policy, the Committee shall approve only related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. In its review, the Committee considers the importance of the transaction to the Company and the related person; the related person’s relationship with the Company and interest in the transaction; the terms of the transaction, including the dollar amount involved; the impact on a director’s independence if the transaction involves a director; the availability of other sources of comparable products or services; whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and any other information the Committee deems appropriate.

Any member of the Committee who is a related person with respect to a transaction under review may not participate in the review or vote respecting the transaction; however, that person may be counted in determining the presence of a quorum at a meeting of the Committee that considers the transaction.

Under the policy, management is primarily responsible for determining whether a related person has a direct or indirect material interest in a transaction with the Company. The determination will be made after a review of information obtained from the related person and information available from our records. Our legal and controller’s groups are responsible for establishing and maintaining policies and procedures to ensure implementation of the policy across the Company.

TRANSACTIONS WITH NATIONAL AMUSEMENTS

National Amusements licenses films in the ordinary course of business for its motion picture theaters from all major studios, including Paramount Pictures. Payments made to us in connection with these licenses for fiscal year 2022 amounted to approximately $14,309,000 and are continuing in fiscal year 2023 as a result of this ongoing relationship. National Amusements also licenses films from a number of unaffiliated companies, and Paramount Pictures expects to continue to license films to National Amusements on similar terms in the future. In addition, National Amusements and Paramount Pictures have had co-op advertising arrangements and occasionally engage in other ordinary course transactions (e.g., movie ticket purchases and various promotional activities) from time to time; Paramount Pictures paid National Amusements approximately $243,000 in connection with these arrangements in fiscal year 2022. We believe that the terms of these transactions between National Amusements and Paramount Pictures were no more or less favorable to Paramount Pictures than transactions between unaffiliated companies and National Amusements.

OTHER TRANSACTIONS

In November 1995, we entered into an agreement with GAMCO pursuant to which GAMCO manages certain assets for qualified U.S. pension plans sponsored by us. For 2022, we paid GAMCO approximately $228,000 for such investment management services. We believe that the terms of the agreement with GAMCO are no more or less favorable to us than we could have obtained from unrelated parties. Entities that are affiliated with GAMCO collectively own 3,997,551 shares of our Class A Common Stock, according to a Schedule 13D/A filed with the SEC on September 16, 2022 by such entities (the latest filing available), which shares, as of March 13, 2023, represented approximately 9.8% of the outstanding shares of the class.

Matthew Jafar, the brother-in-law of Julia Phelps, our Executive Vice President, Chief Communications and Corporate Marketing Officer, is employed by us as Senior Director, Corporate Insights. Mr. Jafar served in his position prior to Ms. Phelps’ appointment to her current role, and Ms. Phelps was not involved in Mr. Jafar’s hiring. Mr. Jafar has never served in Ms. Phelps’ reporting line, and Ms. Phelps is not involved with decisions regarding Mr. Jafar’s compensation. Mr. Jafar received compensation in 2022 in an amount consistent with the compensation paid to other employees at his level.

24 PARAMOUNT GLOBAL

Item 1 — Election of Directors

The Board of Directors proposes the election of 11 directors, 10 of whom are current members of our Board. Each director elected at the Annual Meeting will hold office, in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified. The Board’s nominees for election are Robert M. Bakish, Barbara M. Byrne, Linda M. Griego, Robert N. Klieger, Judith A. McHale, Dawn Ostroff, Charles E. Phillips, Jr., Shari E. Redstone, Susan Schuman, Nicole Seligman and Frederick O. Terrell. All of the nominees except Ms. Ostroff were elected at our 2022 Annual Meeting of Stockholders. Ms. Ostroff is not currently a member of the Board.

For a description of certain arrangements relating to nominations of directors and the composition of the Board, see “Our Board of Directors — Board Committees — Nominating and Governance Committee.”

If, for any reason, any of the director nominees becomes unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

Each director nominee for our Board brings a diversity of skills and experiences to his or her service on the Board, as described below.

President and Chief Executive Officer, Director Age: 59 Director since: 2019 Committees: • None

ROBERT M. BAKISH

Robert M. Bakish has been our President and Chief Executive Officer and a member of our Board since December 2019. Mr. Bakish served as President and Chief Executive Officer and a member of the board of Viacom Inc. (“Viacom”) from December 2016 to December 2019, having served as Acting President and Chief Executive Officer beginning earlier in 2016. Mr. Bakish joined Viacom’s predecessor in 1997 and held positions throughout the organization, including as President and Chief Executive Officer of Viacom International Media Networks and its predecessor company, MTV Networks International, from 2007 to 2016; Executive Vice President, Operations and Viacom Enterprises; Executive Vice President and Chief Operating Officer, MTV Networks Advertising Sales; and Senior Vice President, Planning, Development and Technology. Before joining Viacom’s predecessor, Mr. Bakish was a partner with Booz Allen Hamilton in its Media and Entertainment practice. Mr. Bakish has served as a director of Avid Technology, Inc. since 2009.

Mr. Bakish has extensive knowledge and a deep understanding of our business and the entertainment industry as our current President and Chief Executive Officer and through various leadership positions at Viacom spanning approximately 20 years, and has broad expertise overseeing global operations.

2023 PROXY STATEMENT 25

ITEM 1 — ELECTION OF DIRECTORS

Director Age: 68 Director since: 2018 Committees: • Audit Committee (Chair)

BARBARA M. BYRNE

Ms. Byrne is the former Vice Chairman, Investment Banking at Barclays PLC. Ms. Byrne has served as a director of LanzaTech NZ, Inc. since 2023 and of Carta, Inc. and PowerSchool Holdings, Inc. since 2021. Ms. Byrne previously served as a director of Hennessy Capital Investment Corp. V and Slam Corp. Ms. Byrne also serves as a Lifetime Member of the Council of Foreign Relations, a Trustee of the Institute of International Education, a member of the Investment Committee of Catalyst and a member of the Audit Committee Leadership Network.

During her more than 35 years of financial services experience, Ms. Byrne served as team leader for some of Barclays’ most important multinational corporate clients and was the primary architect of several of Barclays’ marquee transactions. Widely recognized as a leading investment banker and strategic advisor, she is a member of various industry councils and participates as a forum leader on strategic issues and trends facing the financial services sector and global markets. Ms. Byrne has also gained deep experience in audit committee effectiveness and leadership, expertise in risk oversight, and thought leadership in finance through her participation on the boards and investment committees of various non-profit organizations. With this experience, Ms. Byrne brings to the Board important business and financial expertise in its deliberations on complex transactions, risk management, strategy and other financial matters.

Director Age: 75 Director since: 2007 Committees: • Compensation Committee

LINDA M. GRIEGO

Ms. Griego has served, since 1986, as President and Chief Executive Officer of Griego Enterprises, Inc., a business management company. For more than 20 years, she oversaw the operations of Engine Co. No. 28, a prominent restaurant in downtown Los Angeles that she founded in 1988. From 1990 to 2000, Ms. Griego held a number of government-related appointments, including Deputy Mayor of the City of Los Angeles, President and Chief Executive Officer of the Los Angeles Community Development Bank, and President and Chief Executive Officer of Rebuild LA, the agency created to jump-start inner-city economic development following the 1992 Los Angeles riots. She serves on the LA County Economic & Resiliency Task Force charged with economic recovery efforts related to the COVID-19 pandemic. Over the past two decades, she has also served on a number of government commissions and boards of directors of nonprofit organizations, including current service on the boards of the MLK Health and Wellness Community Development Corporation and the National Trust for Historic Preservation. Ms. Griego served as a director of the American Funds (9 boards) from 2012 to 2022 and served as a director of AECOM from 2005 to 2019.

With the breadth of her leadership experience as a businesswoman, in the public sector through her multiple government appointments and extensive community-based participation in Los Angeles, an area where we have a significant presence, and on multiple not-for-profit boards, Ms. Griego provides the Board with financial and business acumen, as well as public policy expertise as it relates to business practices. Ms. Griego is also an experienced director, including through service on other audit, compensation and organization, and nominating and governance committees, with demonstrated expertise in the application of sound corporate governance principles.

26 PARAMOUNT GLOBAL

ITEM 1 — ELECTION OF DIRECTORS

Director Age: 51 Director since: 2017 Committees: • None

ROBERT N. KLIEGER

Mr. Klieger is a partner in the Los Angeles law firm Hueston Hennigan LLP. Mr. Klieger’s practice focuses on complex civil litigation and counseling in the areas of entertainment and intellectual property. Mr. Klieger represents motion picture studios, broadcast and cable television networks, production companies, video game publishers and high net worth individuals in the media and entertainment space, as well as clients in other industries including apparel, aviation and venture capital. Prior to joining Hueston Hennigan, Mr. Klieger was a partner at Irell & Manella LLP and a founding partner at Kendall Brill & Klieger LLP. Before beginning his career in private practice, Mr. Klieger served as a law clerk to the Honorable Cynthia Holcomb Hall of the United States Court of Appeals for the Ninth Circuit, and the Honorable William Matthew Byrne, Jr. of the United States District Court for the Central District of California.

Mr. Klieger is recognized as one of the most prominent attorneys in the entertainment industry, with a practice focused on complex civil litigation and counseling in the areas of media, entertainment and intellectual property and clients that include leading enterprises in television, film and digital media. With his exceptional legal acumen and distinguished reputation for his trial practice and counsel, Mr. Klieger brings to the Board legal and strategic expertise in matters germane to our businesses and complex business transactions.

Director Age: 76 Director since: 2019 Committees: • Audit Committee • Compensation Committee, Chair

JUDITH A. MCHALE

Ms. McHale is President and Chief Executive Officer of Cane Investments, LLC, a private investment company, and served as a member of the board of Viacom from August 2016 to December 2019. Prior to joining Cane Investments in 2011, Ms. McHale served as the Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State from 2009 to 2011. From 2004 to 2006, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications, Inc., the parent company of Discovery Channel, and served as its President and Chief Operating Officer from 1995 to 2004. In 2006, Ms. McHale worked with private equity firm Global Environment Fund to launch the GEF/Africa Growth Fund, an investment vehicle focused on supplying expansion capital to small and medium-sized enterprises that provide consumer goods and services in emerging African markets. She has served on the board of Hilton Worldwide Holdings Inc. since 2013. She previously served on the boards of Ralph Lauren Corporation, SeaWorld Entertainment, Inc., Host Hotel & Resorts, Inc., DigitalGlobe Inc., John Hancock Financial Services, Inc. and Potomac Electric Power Company.

Ms. McHale has extensive experience leading a major media conglomerate with a background in operations and financial management, expertise in global affairs, experience in government affairs and extensive public company and corporate governance experience.

2023 PROXY STATEMENT 27

ITEM 1 — ELECTION OF DIRECTORS

Director Nominee Age: 62 Director since: N/A Committees: N/A

DAWN OSTROFF

Ms. Ostroff served as Chief Content and Advertising Business Officer at Spotify from 2018 to 2023. Prior to joining Spotify, Ms. Ostroff co-founded Condé Nast Entertainment (“CNE”) and served as its President from 2011 to 2018. Prior to joining CNE, Ms. Ostroff was President of Entertainment for The CW broadcast network and President of United Paramount Network, a former subsidiary of Paramount. Ms. Ostroff has served on the board of directors of Activision Blizzard, Inc. since 2020. She also serves on the board of trustees of The Paley Center for Media and the Board of Overseers of the New York University College of Arts & Science. She previously served on the boards of directors of Anonymous Content, LLC and Westfield Corporation.

Ms. Ostroff has extensive expertise in the media and entertainment industry, having led an international media services provider, founded a studio and distribution network, and developed entertainment content across film, television, premium digital video, social and virtual reality. Ms. Ostroff also has extensive content streaming and advertising experience, having led music and talk content and distribution operations, overseen advertising divisions at a public company and driven worldwide brand and marketing partnerships.

Director Age: 63 Director since: 2019 Committees: • Nominating and Governance Committee

CHARLES E. PHILLIPS, JR.

Mr. Phillips is a Co-founder and Managing Partner of Recognize, a technology investing and transformation company. Previously, he was Chief Executive Officer of Infor, Inc., a multi-billion dollar enterprise software company, from 2010 until 2019 and Chairman of Infor from 2019 until 2020. Mr. Phillips served on the board of Viacom from January 2006 to December 2019 and, prior to that, on the board of Viacom’s predecessor beginning in 2004. He was a President of Oracle Corporation from 2003 to 2010 and served as a member of its board of directors and executive management committee from 2004 to 2010. Prior to Oracle, Mr. Phillips was a managing director at Morgan Stanley in the Technology Group and served on its board of directors. He has served as a director of American Express Company and Compass, Inc. since 2020, and serves on the boards of the Apollo Theater, the New York City Police Foundation and the Black Economic Alliance. He previously served on the board of Oscar Health, Inc. He served on President Obama’s Economic Recovery Board, led by Paul Volcker, and is a member of the Council on Foreign Relations.

Mr. Phillips has extensive experience as a senior executive in a large, multinational corporation, financial industry background and financial and analytical expertise, significant public company and corporate governance experience, expertise in technology issues and familiarity with issues facing media, new media and intellectual property-driven companies and a deep knowledge of our business.

28 PARAMOUNT GLOBAL

ITEM 1 — ELECTION OF DIRECTORS

Non-Executive Chair Age: 68 Director since: 1994 Committees: • None

SHARI E. REDSTONE

Ms. Redstone has been a member of our Board since January 1994 and served on the Viacom board from January 2006 to December 2019. She has served as Non-Executive Chair of our Board since December 2019 and prior to that served as Non-Executive Vice Chair of the Board beginning in June 2005 and Non-Executive Vice Chair of the Viacom board beginning in January 2006.

Ms. Redstone is Co-Founder and Managing Partner of Advancit Capital, an investment firm launched in 2011 that focuses on early stage companies at the intersection of media, entertainment and technology, with investments in over 75 companies. Ms. Redstone has been President of National Amusements since 2000 and Chief Executive Officer since 2020. She also serves on the National Amusements board as its Chairperson. Ms. Redstone serves on the Board of Trustees for the Paley Center for Media and is actively involved in charitable, civic and educational organizations. She is a member of the Board of Trustees of the Dana Farber Cancer Institute. She earned a BS from Tufts University, and a JD and a Masters in Tax Law from Boston University. She practiced corporate law, estate planning and criminal law in the Boston area before joining National Amusements.

Ms. Redstone brings to our Board her extensive experience in and understanding of the entertainment industry, broad experience and talent managing a large business, extensive legal experience and her experience as President of National Amusements, including as one of its significant stockholders.

Director Age: 63 Director since: 2018 Committees: • Nominating and Governance Committee

SUSAN SCHUMAN

Ms. Schuman is the Executive Chair and Co-Founder of SYPartners LLC, a consultancy firm that partners with chief executive officers and their leadership teams undergoing business and cultural transformation, and Vice Chair of the kyu Collective. Ms. Schuman serves on the board of Wheels Up Partners LLC and previously served on the advisory board of IDEO.

Over the past 20 years, Ms. Schuman has built and led SYPartners, working with executives at many high-profile companies and organizations. This experience in advising on business, organization and cultural transformation, including new value creation strategies, positions Ms. Schuman as a skilled advisor to the Board on the strategic and transformational direction of the Company. Ms. Schuman’s service on other public company board committees contributes to her broad understanding of public company governance.

2023 PROXY STATEMENT 29

ITEM 1 — ELECTION OF DIRECTORS

Director Age: 66 Director since: 2019 Committees: • Nominating and Governance Committee (Chair)

NICOLE SELIGMAN

Ms. Seligman served on the board of Viacom from August 2016 to December 2019. Until March 2016, Ms. Seligman served as the President of Sony Entertainment, Inc. (beginning in 2014) and of Sony Corporation of America (beginning in 2012), and as Senior Legal Counsel of Sony Group (beginning in 2014). Ms. Seligman previously served as Executive Vice President and General Counsel of Sony Corporation from 2005 to 2014. She joined Sony in 2001 and served in a variety of other capacities during her tenure, including as a Corporate Executive Officer and Group Deputy General Counsel of Sony Corporation, and as General Counsel and an Executive Vice President at Sony Corporation of America, a subsidiary of Sony Corporation. Prior to joining Sony Corporation of America, Ms. Seligman was a partner in the litigation practice at Williams & Connolly LLP in Washington, D.C., where she worked on a broad range of complex civil and criminal matters and counseled a wide range of clients, including President William Jefferson Clinton and Lt. Col. Oliver North. Ms. Seligman joined Williams & Connolly in 1985. Ms. Seligman served as law clerk to Justice Thurgood Marshall on the Supreme Court of the United States from 1984 to 1985 and as law clerk to Judge Harry T. Edwards at the U.S. Court of Appeals for the District of Columbia Circuit from 1983 to 1984. Ms. Seligman has served on the boards of MeiraGTx Holdings plc since 2019 and Far Peak Acquisition Corporation since 2020, and previously served on the board of Far Point Acquisition Corporation from 2018 until 2020. She has been a Non-Executive Director of WPP plc since 2014 and its Senior Independent Director since 2016.

Ms. Seligman has extensive media industry experience with various leadership roles at a major media conglomerate, public company and corporate governance expertise, and exceptional achievements in the legal profession. Ms. Seligman has served and continues to serve on several non-profit boards, including currently as Vice Chair of the Schwarzman Animal Medical Center.

30 PARAMOUNT GLOBAL

ITEM 1 — ELECTION OF DIRECTORS

Director Age: 68 Director since: 2018 Committees: • Audit Committee

FREDERICK O. TERRELL

Mr. Terrell is a Senior Advisor at Centerbridge Partners, L.P., a multi-strategy private investment management firm. Prior to his current role, Mr. Terrell served as Executive Vice Chairman of Investment Banking and Capital Markets at Credit Suisse where he was responsible for Credit Suisse’s global banking relationships with some of its most respected clients. His investment banking career began in 1983 as an associate with First Boston Corporation. From 2000 to 2008, he was the Managing Partner of Provender Capital Group, LLC, a private equity firm focusing on investments in emerging companies. Mr. Terrell currently serves as a member of the boards of directors of The Bank of New York Mellon Corporation, Computer Services Inc. (CSI) and Mobility Capital Finance Inc. (MoCaFi) and is a member of the Investment Committee of the Rockefeller Foundation and the board of the Kaiser Family Foundation. He has previously served as a member of the boards of directors of the New York Life Insurance Company, Vroom, Inc., Wellchoice Inc. (formerly Empire Blue Cross Blue Shield) and Carver Bancorp, Inc. His experience also includes past and present service on multiple not-for-profit boards – the University Council of Yale University, Yale School of Management, Partnership for New York City, Partnership Fund for New York City, Coro New York Leadership Center and Big Brothers Big Sisters of New York City. He is a member of the Council on Foreign Relations and the Economic Club of New York.

Based on his extensive banking and corporate advisory experience, Mr. Terrell brings significant business and financial expertise to the Board in its deliberations on corporate strategy, complex transactions and other financial matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

2023 PROXY STATEMENT 31

Director Compensation

OUTSIDE DIRECTOR COMPENSATION DURING 2022

The following table sets forth information concerning the compensation of our Outside Directors for 2022.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)

Beinecke, Candace K.	110,000	200,032	72	25,000	335,104

Byrne, Barbara M.	138,000	200,032	–	25,000	363,032

Griego, Linda M.	114,000	200,032	–	25,000	339,032

Klieger, Robert N.	100,000	200,032	42	25,000	325,074

McHale, Judith A.	152,000	200,032	19	25,000	377,051

Nelson, Ronald L.	132,000	200,032	–	25,000	357,032

Phillips, Jr., Charles E.	112,000	200,032	4,801	–	316,833

Redstone, Shari E.	300,000	200,032	202	25,000	525,234

Schuman, Susan	112,000	200,032	–	7,110	319,142

Seligman, Nicole	132,000	200,032	–	25,000	357,032

Terrell, Frederick O.	116,000	200,032	34	7,500	323,566

(1)

Reflects cash amounts earned by Outside Directors in 2022 for (a) the annual Board retainer, (b) the Chair retainer and (c) committee Chair retainers and meeting attendance fees for standing and ad hoc committee meetings, as applicable. These amounts include retainers and attendance fees deferred by Mses. Beinecke and Redstone and Messrs. Klieger and Phillips under the Director Deferred Compensation Plans.

(2)

Amounts reflect the grant date fair value determined in accordance with FASB ASC Topic 718 of the annual grant of RSUs to each Outside Director under the 2015 Equity Plan for Outside Directors. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2022, see Note 16 “Stock-Based Compensation” to the audited 2022 consolidated financial statements on pages II-91 to II-93 in our Annual Report on Form 10-K for the year ended December 31, 2022. The aggregate number of unvested RSUs outstanding as of December 31, 2022 for each Outside Director was 5,558. There were no option awards outstanding as of December 31, 2022 for the Outside Directors.

(3)

Interest accrues on cash in deferred accounts under the Director Deferred Compensation Plans at the prime rate in effect at Citibank, N.A. at the beginning of each calendar quarter. For 2022, the prime rate represented an interest rate that was more than 120% of the long-term applicable federal rate published by the Internal Revenue Service and therefore is deemed to be preferential for purposes of this table. Accordingly, amounts in the table reflect the amount of interest accrued for each Outside Director in 2022 that exceeded the amount of interest that would have been accrued at 120% of the long-term applicable federal rate published by the Internal Revenue Service. Mses. Byrne, Griego, Schuman and Seligman and Mr. Nelson did not have any deferred cash amounts during 2022.

(4)

Amounts reflect the aggregate value of all matching contributions made by us on behalf of the director for 2022 under our Matching Gifts Program for Directors. Under the program in effect for 2022, we matched donations made by a director to eligible tax-exempt organizations at the rate of one dollar for each dollar donated up to $25,000 for each fiscal year.

DESCRIPTION OF DIRECTOR COMPENSATION

Directors who are not employees of the Company or any of its subsidiaries are “Outside Directors” as defined in the director plans described below. Outside Directors receive compensation for their service on the Board and are eligible to participate in these director plans. All of the directors identified in the “Outside Director Compensation During 2022” table above were deemed Outside Directors during 2022. Mr. Bakish was not compensated for serving on the Board and was not eligible to participate in any director plans, other than the Matching Gifts Program for Directors.

32 PARAMOUNT GLOBAL

DIRECTOR COMPENSATION

Cash Compensation

We pay the following cash compensation to Outside Directors:

•

The Non-Executive Chair of the Board receives an annual Board retainer of $300,000 and all other Outside Directors receive an annual Board retainer of $100,000, in each case payable in equal installments quarterly in advance;

•

The Chairs of the Audit, Compensation and Nominating and Governance Committees each receive an annual retainer of $20,000, payable in equal installments quarterly in advance, and the members of those Committees receive a per meeting attendance fee of $2,000; and

•	The Chairs and members of any ad hoc committees of the Board that may exist from time to time will be paid as determined by the Board.

Deferred Compensation Plan

We maintain deferred compensation plans for Outside Directors (the “Director Deferred Compensation Plans”). Under the Director Deferred Compensation Plans, Outside Directors may elect to defer their Board and Committee chair retainers and Committee meeting fees. Deferred amounts are credited during a calendar quarter to an interest-bearing income account or a stock unit account in accordance with the director’s prior election. Amounts credited to an income account bear interest at the prime rate in effect at the beginning of each calendar quarter. Amounts credited to a stock unit account are deemed invested in phantom units for shares of our Class A Common Stock and Class B Common Stock on the first day of the calendar quarter following the quarter in which the amounts are credited, with the number of shares calculated based on the closing market prices on that first day. Until the amounts credited to the stock unit account are converted into phantom units, these credited amounts bear interest at the prime rate in effect at the beginning of the relevant calendar quarter.

Upon a director’s leaving the Board, the amounts deferred under the Director Deferred Compensation Plans are paid in cash in a lump sum or in three or five annual installments, based on the director’s prior elections, with the lump sum or initial annual installment becoming payable on the later of six months after the director leaves the Board or January 15th of the following year. The value of a stock unit account is determined by reference to the average of the respective closing market prices of our Class A Common Stock and Class B Common Stock on Nasdaq on each trading date during the four-week period ending five business days prior to the initial payment date. Amounts paid in installments accrue interest until the final installment is paid.

2023 PROXY STATEMENT 33

DIRECTOR COMPENSATION

Equity Compensation

We maintain the 2015 Equity Plan for Outside Directors (the “Director Equity Plan”). Under the Director Equity Plan, Outside Directors receive an annual grant of RSUs and, for Outside Directors who join the Board following the date of the annual RSU grant, and meet the eligibility requirements described below, a pro-rated RSU grant. In consultation with ClearBridge, the Nominating and Governance Committee recommended, and the Board determined, to modify the terms of our Outside Directors’ annual equity compensation, beginning in calendar year 2023, to align the annual grant date with Outside Directors’ election to the Board and to align the formula for determining the number of RSUs underlying the annual grant with that of our annual management grants. The terms of our Outside Directors’ equity compensation are summarized below.

Equity Compensation for Outside Directors

Terms	Prior to 2023	2023 and After

Grant Value	$200,000	Same

Annual Grants

Grant Date	February 15th of applicable year	Date of annual meeting of Company’s stockholders (“Applicable Annual Meeting”) for applicable year

RSU Determination Formula	Grant Value Closing price of a share of Paramount Class B Common Stock (“Share”) on grant date*	Grant Value Average closing price of a Share for 20-trading day period immediately preceding and including grant date*

	*If the grant date is not a trading day, the closing price on the last trading day preceding the grant date is used	*Same

Grant Vesting Terms	Generally, vest on first anniversary of grant date	Generally, vest on the earlier of (i) the Applicable Annual Meeting for the year following grant date and (ii) the first anniversary of grant date

Pro-Rated Grants

Eligibility	Outside Directors joining following the date of the annual RSU grant, but during the calendar year of the grant	Outside Directors joining following the date of the annual RSU grant, but more than one month before the next Applicable Annual Meeting

Grant Date	5 business days after joining the Board	Same

Pro-Ration and RSU Determination Formula	*Counting the month of joining as a full month. **If the grant date is not a trading day, the closing price on the last trading day preceding the grant date is used	*Rounding up to the nearest whole month. **If the grant date is not a trading day, the closing price on the last trading day preceding the grant date is used

Vesting Terms	Vest on same date as immediately preceding annual RSU grant	Same

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DIRECTOR COMPENSATION

RSUs are payable to Outside Directors in shares of the Company’s Class B Common Stock upon vesting unless the Outside Director elects to defer settlement of the RSUs to a future date. Outside Directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its Class B Common Stock. Dividend equivalents will accrue on the RSUs (including deferred RSUs) until the RSUs are settled (and will be forfeited if the RSUs are forfeited).

In light of the transition to a new grant date in 2023, effective March 1, 2023, Outside Directors received a one-time pro-rated transition grant consisting of 2,169 RSUs, based on the number of months from February 15, 2023 to May 8, 2023 (rounded to the nearest whole month) and the average closing price of our Class B Common Stock on Nasdaq for the 20-trading day period immediately preceding and including such grant date.

Matching Gifts Program for Directors

All directors are eligible to participate in our Matching Gifts Program for Directors. Under the program, we match donations made by a director to eligible tax-exempt organizations at the rate of one dollar for each dollar donated up to $25,000 for each fiscal year. The purpose of the program is to recognize the interest of the Company and its directors in supporting eligible organizations.

Director Stock Ownership Requirement

Under the Guidelines, directors are expected to own shares of Paramount stock worth five times the standard annual Board retainer (or $500,000) within three years of becoming a director. Class A Common Stock phantom units and Class B Common Stock phantom units credited pursuant to the Director Deferred Compensation Plans, and vested RSUs for which settlement has been deferred under the Director Equity Plan and the Viacom Inc. 2011 RSU Plan for Outside Directors, count toward the requirement; unvested RSUs are counted at 50%. The Nominating and Governance Committee monitors compliance with these guidelines by receiving an annual progress report from senior management. During 2022, senior management reported to the Committee that all directors subject to the guidelines met the guidelines as applied to each of them at that time.

Other

Expenses: Directors are reimbursed for expenses incurred in attending Board, committee and stockholder meetings and certain Company events (including travel and lodging) in accordance with the Company’s Board travel policies, and administrative expenses that may be approved by the Board from time to time.

Director Attendance at Certain Other Events: Paramount believes it is in its best interest for directors to participate in certain Company and other events, including to meet with management, customers, talent and others important to our business, and that such participation is, therefore, integrally and directly related to the performance of the directors’ duties. The Board has established a policy on director attendance at these events. Under the policy, tickets to these events are allocated to directors and we reimburse directors for travel and related expenses in accordance with our travel policies. Occasionally, a director’s partner or other guest may accompany him or her to events at our invitation or request. To the extent attendance at and/or travel to these events constitutes a reportable perquisite involving an incremental cost to us, we disclose it in the “All Other Compensation” column of the “Outside Director Compensation During 2022” table.

2023 PROXY STATEMENT 35

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed PwC as our independent registered public accounting firm for the year ending December 31, 2023, subject to stockholder ratification. The Audit Committee has reviewed PwC’s independence from the Company as described in the “Report of the Audit Committee.” In appointing PwC as our independent registered public accounting firm for the year ending December 31, 2023, and in recommending that our stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC’s independence from the Company and has determined that such services do not impair PwC’s independence.

Representatives of PwC are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

36 PARAMOUNT GLOBAL

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference.

The Audit Committee Charter states that the purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our consolidated financial statements. The Audit Committee also assists the Board of Directors’ oversight of:

•	The quality and integrity of our consolidated financial statements and related disclosures;

•	The evaluation of the effectiveness of our internal control over financial reporting and risk management;

•	Our compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence; and

•	The performance of our internal audit function and independent auditor.

Under the Audit Committee Charter, the Audit Committee’s authorities and duties include:

•

Direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Audit Committee, and the sole authority to pre-approve all services provided by the independent auditor;

•	Reviewing and discussing our annual audited financial statements, quarterly financial statements and earnings releases with management and the independent auditor;

•	Reviewing the organization, responsibilities, audit plan and results of the internal audit function;

•	Reviewing with management and the independent auditor the effectiveness of our internal control over financial reporting and disclosure controls and procedures;

•	Reviewing with management material legal matters and the effectiveness of our procedures to ensure compliance with legal and regulatory requirements; and

•	Overseeing our compliance program and receiving periodic reports from the Chief Compliance Officer.

The Audit Committee also discusses certain matters with the independent auditor on a regular basis, including our critical accounting policies, certain communications between the independent auditor and management, and the qualifications of the independent auditor.

The full text of the Audit Committee Charter is available on the “Investors—Corporate Governance & ESG” page of our website at ir.paramount.com. The Audit Committee assesses the adequacy of its Charter at least annually, or more frequently as the Committee may determine.

Management is responsible for the preparation of our consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The independent auditor is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles. The independent auditor also expresses an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors and oversees these processes.

As part of its oversight role, the Audit Committee has reviewed and discussed with management and our independent auditor, PricewaterhouseCoopers LLP (“PwC”), the audited consolidated financial statements and our disclosures under “Management’s Discussion and Analysis of Results of Operations and Financial Condition” included in our Annual Report on Form 10-K for the year ended December 31, 2022 and matters relating to the effectiveness of our internal control over financial reporting as of December 31, 2022.

The Audit Committee has also discussed with PwC all required communications, including the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PwC the firm’s independence from the Company.

2023 PROXY STATEMENT 37

REPORT OF THE AUDIT COMMITTEE

Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee

Barbara M. Byrne, Chair

Judith A. McHale

Ronald L. Nelson

Frederick O. Terrell

38 PARAMOUNT GLOBAL

Fees for Services Provided by the Independent Registered Public Accounting Firm

The following table sets forth fees for professional services rendered by PwC to the Company and its subsidiaries for each of the years ended December 31, 2022 and 2021.

	2022	2021

Audit Fees(1)	$17,848,187	$18,252,381

Audit-Related Fees(2)	267,216	432,060

Tax Fees(3)	7,361,264	7,762,122

All Other Fees(4)	119,150	68,854

Total	$25,595,817	$26,515,417

(1)

Audit fees principally related to the integrated audit of our financial statements, statutory audits and services provided in connection with our debt and equity offerings, comfort letters and SEC filings.

(2)	Audit-related fees principally related to technical accounting advice, agreed-upon procedures and compliance, and domestic and foreign employee benefit plan audits.

(3)	Tax fees principally related to tax compliance and consulting.

(4)	All other fees principally related to research projects, license fees for the use of PwC reference materials and publications, access to various online tools and other permissible consulting services.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES PROVIDED BY PWC

All audit and non-audit services provided to us by PwC for 2022 were pre-approved by either the full Audit Committee or the Chair of the Audit Committee. Under the Audit Committee’s pre-approval policies and procedures in effect during 2022, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $1,000,000. The Audit Committee receives regular reports on the engagements approved by the Chair pursuant to this delegation. For 2023, the Audit Committee has adopted the same pre-approval policies and procedures that were in effect for 2022.

2023 PROXY STATEMENT 39

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and objectives and the decisions of the Compensation Committee of our Board of Directors (“Compensation Committee” or, in this CD&A, “Committee”) regarding the fiscal year 2022 compensation of our named executive officers (also referred to as “NEOs”) included in the compensation tables that appear after this CD&A.

OUR NEOS AND COMPENSATION COMMITTEE

Our Named Executive Officers

The following five executive officers are our NEOs for fiscal year 2022:

Robert M. Bakish President and Chief Executive Officer	Naveen Chopra Executive Vice President, Chief Financial Officer	Christa A. D’Alimonte Executive Vice President, General Counsel and Secretary	Doretha F. Lea Executive Vice President, Global Public Policy and Government Relations	Nancy Phillips Executive Vice President, Chief People Officer

Our Compensation Committee

The Compensation Committee is currently composed of Linda M. Griego, Judith A. McHale (Chair) and Ronald L. Nelson, each of whom is an independent director.

The Committee is made up entirely of independent directors and reviews and approves our compensation arrangements with our NEOs and certain other senior executives. For 2022, the Committee reviewed all elements of compensation, including base salary, short- and long-term incentives, severance arrangements and benefit programs for each senior

40 PARAMOUNT GLOBAL

COMPENSATION DISCUSSION AND ANALYSIS

executive under its purview, to ensure that they adhere to our core compensation philosophy and objectives, and approved any salary increases, annual bonus payouts, long-term incentive award determinations and various other compensation actions.

EXECUTIVE SUMMARY

This CD&A describes our executive compensation philosophy and objectives and provides context for the 2022 compensation actions approved by the Committee for the NEOs. In addition to reviewing and approving the compensation arrangements for our NEOs and certain other senior executives, the Committee adopts and periodically reviews our compensation philosophy, strategy, and principles, and oversees the administration of our cash-based and equity-based incentive plans.

Recent Compensation Committee Highlights

As further described elsewhere in this proxy statement, during 2022 the Committee continued to support our executive compensation programs, as outlined below, which demonstrate our pay-for-performance linkage and provide alignment with peer and market practices.

•

Executive Annual Bonus Plan Design: Bonus payouts to our NEOs and other executives with respect to 2022 are primarily based on financial and other quantitative performance measures intended to emphasize our focus on direct-to-consumer (“DTC”) streaming growth while also meeting our bottom-line financial goals. Given the Committee’s assessment that the 2021 Short-Term Incentive Plan (“STIP”) design was successful in driving and rewarding desired behaviors, for 2022, the Committee determined to continue with generally the same performance metrics, weightings, payout curves and risk mitigation concepts that were incorporated into the 2021 STIP design. See pages 48-53.

•

Stronger Pay-for-Performance Linkage: The Committee recognizes the importance of having long-term performance incentives as a meaningful portion of our NEOs’ total long-term incentive compensation. For 2022, the Committee increased the percentage of long-term incentive awards delivered in performance-based equity from 25% to 50% for our Chief Executive Officer, and from 25% to 35% for the remaining NEOs and certain other senior executives. See pages 53-54. Further, in connection with the employment agreement renewal process for certain NEOs, the Committee took the opportunity to increase the percentages that variable, at-risk pay and long-term incentive awards comprise of such NEOs’ total target compensation. See pages 61-62.

•

Enhanced Risk Mitigation: To further discourage imprudent risk taking and avoid undue emphasis on any one metric or goal, for fiscal year 2022 awards, the Committee followed its practice of avoiding the duplication of metrics in the Company’s annual bonus plan and long-term incentive plan designs. The Committee intends to continue this practice for fiscal year 2023 awards and beyond. The Committee maintained multiple risk mitigation concepts in the 2022 STIP design to incentivize our DTC streaming growth while continuing to meet our financial expectations and avoiding unnecessary risk taking. Additionally, the Committee continues to maintain robust executive stock ownership guidelines. See page 48-55.

Our Strategic Growth Priorities

We are a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. We offer popular streaming services and digital video products, broadcast and cable television programming, and powerful capabilities in production, distribution and advertising solutions, and have one of the industry’s most extensive libraries of television and film titles. As the entertainment industry continues to expand beyond linear-based platforms to streaming video, we have prioritized unlocking the incremental market opportunity in streaming and continue to grow our global ecosystem of pay, free and premium streaming services.

2023 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

We execute against a differentiated multiplatform strategy, grounded in three key strengths: our broad range of popular content; our multiplatform distribution model and our global operating reach. The below outlines our approach in detail.

The Committee considers these strategic priorities in its comprehensive annual review of our compensation programs, including its design, and determination, of performance-based compensation. (See “Annual Bonus Awards” for a discussion of how our annual bonus program is intended to link performance to these priorities.)

Pay for Performance

We believe that those executives with significant responsibility and a greater ability to influence our results should have a significant portion of their total compensation tied directly to business results, and we have continued to shift our executive compensation packages to further emphasize performance-based compensation that is aligned with our business and operational strategy. Accordingly, a high percentage of our NEOs’ and other senior executives’ total target compensation is “at risk” — meaning that we do not intend for them to receive targeted pay amounts if performance does not meet expectations. For 2022, the Committee increased the percentage of Mr. Bakish’s and our other NEOs’ long-term incentive awards that was delivered in performance share units (“PSUs”) to 50% and 35%, respectively.

Consistent with this philosophy, our performance-based compensation programs provide for the opportunity to reward NEOs and other senior executives for contributing to annual financial and operational performance (through annual bonus programs) and stock price appreciation (through long-term equity incentives). The only fixed component of pay is annual base salary. Annual cash incentive awards and long-term equity incentive awards are subject to company performance and/or stock price performance.

As illustrated below, approximately 90% of Mr. Bakish’s total target compensation as of December 31, 2022 was at risk and thus strongly linked to our results. Similarly, on average, approximately 74% of total target compensation for the other NEOs as of December 31, 2022 was at risk.

42 PARAMOUNT GLOBAL

COMPENSATION DISCUSSION AND ANALYSIS

2022 Target Compensation

Note: The amounts shown in these graphs reflect the target level compensation package for the NEOs as of December 31, 2022 and may differ from actual compensation amounts reflected in the Summary Compensation Table in this proxy statement.

In selecting the financial performance metrics and goals for the performance-based compensation programs each year, the Committee considers our annual operating budget for the upcoming year, as approved by the Board. Our budgeting process reflects aggressive goal setting and considers the expected performance of the media industry for that year, as determined by media industry analysts. The Committee believes that this goal-setting process results in challenging, yet realistic, financial and operational goals that, if achieved, will lead to a successful return of value for shareholders.

For fiscal year 2022, the Committee determined that it was appropriate to continue utilizing streaming-related metrics — Direct-to-Consumer Subscribers and Direct-to-Consumer Revenue — and our bottom-line financial metrics — budgeted adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”) and Free Cash Flow (“FCF”) — when setting quantitative performance goals that reflect our core pay-for-performance philosophy. See “Annual Bonus Awards” for additional discussion of these goals.

2023 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY AND OBJECTIVES

Introduction

We designed our executive compensation programs to motivate and reward business success and to increase shareholder value, based on the following core objectives:

Pay for Performance Ensure plans provide reward levels that reflect variances between actual and desired performance results.	Flexible Enable management and the Board to make decisions based on the needs of the business and to recognize different levels of individual contribution.

Market Competitive Consider compensation programs of our peers to attract and retain the talent needed to drive sustainable competitive advantage and deliver value to shareholders.

Focused on Shareholder Value

Align executives’ interests with shareholder
interests, with particular emphasis on creating
incentives that reward executives for consistently increasing the value of Paramount.

In determining our compensation policies and decisions for fiscal year 2022, we considered the results of the previous votes held on the compensation of our NEOs, and as a result, continued to base our compensation programs on the above-listed core objectives.

Risk Oversight

The Compensation Committee has oversight over the design and administration of our compensation programs, including to ensure that such programs do not promote an environment that encourages unnecessary and excessive risk taking by our employees. Based on management’s assessment and input from the Committee’s independent compensation consultant, the Committee does not believe that our employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Our Compensation Strategies

We use a mix of cash and equity incentives. The Committee believes that both cash and equity incentives are important to an effective compensation structure. Annual cash incentives reward executives for short-term financial and operating results that serve as a foundation for creating long-term value, while equity incentives motivate executives to execute long-term financial and strategic objectives to increase shareholder value through stock price performance.

We consider multiple factors when structuring compensation packages. In deciding the amount of cash and equity incentives that our NEOs and other senior executives receive, the Committee does not use rigid guidelines to determine the mix of compensation elements (i.e., short-term versus long-term compensation and cash versus non-cash compensation) for each senior executive. The Committee considers a multitude of factors, including the executive’s total target compensation, the amount of compensation that is delivered in fixed versus variable, at-risk elements of compensation, external and internal market data, our succession planning and retention needs, the scope of the executive’s role and the executive’s performance and length of time in the role.

We choose performance metrics and establish performance goals that are intended to further our long-term strategic goals. The Committee believes that a significant portion of our executives’ compensation should be subject to the achievement of performance goals that are objectively measurable and that represent aggressive performance standards that are reasonably attainable, and that any performance goals are based on easily understood metrics intended to drive shareholder value creation. Each year, the Committee selects the financial performance metrics and goals for the performance-based compensation programs and, to avoid distorted performance goals, approves adjustments to the

44 PARAMOUNT GLOBAL

COMPENSATION DISCUSSION AND ANALYSIS

calculation of those goals, which adjustments generally are pre-approved. Each year, the Committee also establishes qualitative factors and weightings for the annual bonus plan in which our NEOs and other executives participate, with multiple pre-established objectives for the Committee to assess when evaluating management’s performance. The Committee believes this process results in performance goals that are challenging, yet realistic, and that will not encourage senior executives to engage in overly risky business activities to achieve unattainable goals or overcome lower results caused by unforeseen events.

Elements of Our Executive Compensation Program

The table below outlines the key elements of the compensation arrangements with our NEOs and other senior executives, and describes their purpose, key characteristics and, if applicable, the type of performance measured and how we deliver the compensation.

Total Target Compensation:

Compensation Element	Purpose	Fixed or At Risk	Performance Measured	Cash or Equity

Base Salary	• Provide competitive compensation to attract and retain executive talent • Provide secure base of guaranteed cash for services rendered	Fixed	Individual	Cash

Annual Bonus Awards	• Incentivize, and reward for, achievement of a combination of challenging annual financial and operational performance goals and individual contributions	At Risk	Corporate and Individual	Cash

Long-Term Incentives	• Align interests between executives and shareholders by linking realizable pay to stock price performance • Retain talent and build executive ownership	At Risk	Corporate	Equity

The table below sets forth the total target compensation packages for our NEOs as of December 31, 2022.

NEO	Base Salary	Target Bonus	Target LTI Award	Total Target Compensation

Robert M. Bakish	$3,100,000	$12,400,000	$16,000,000	$31,500,000

Naveen Chopra	$1,400,000	$2,100,000	$3,000,000	$6,500,000

Christa A. D’Alimonte	$1,350,000	$1,687,500	$2,700,000	$5,737,500

Doretha F. Lea	$1,000,000	$1,000,000	$1,000,000	$3,000,000

Nancy Phillips	$925,000	$925,000	$1,200,000	$3,050,000

2023 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS

Other Forms of Compensation:

Compensation Element	Purpose

Health and Welfare, Retirement and Deferred Compensation Plans	• Promote employee health and well-being, and financial security for retirement • Provide competitive benefits to attract and retain executive talent

Perquisites and Other Personal Benefits	• Provide business-related benefits • Assist in attracting and retaining executive talent

Post-Termination Arrangements

•  Attract and retain executive talent in a competitive market by providing temporary income following an involuntary termination of employment

•  Provide continuity of management

•  Compensate executives for restrictive covenants and other obligations following a termination without cause or a resignation for good reason

WHAT WE DO AND DON’T DO

We design our executive compensation programs to create long-term stockholder value, align pay and performance and avoid excessive risk taking

✓ Include a relative market-based performance metric (i.e., Relative Total Shareholder Return) in our long-term compensation program

✓ Maintain robust stock ownership guidelines for officers and directors

✓ Cap payouts under our annual bonus program and performance-based equity awards through maximum payouts

✓ Vary performance metrics and measurement periods in our compensation programs to mitigate excessive risk-taking

✓ Structure overall target compensation so that a substantial majority of our NEOs’ annual compensation is at risk

✓ Conduct a robust annual risk assessment of our compensation programs, policies and practices

We incorporate best practices in our compensation programs

✓ Clawback Policy: Provide for forfeiture, repayment or adjustment of incentive compensation in the event of a financial restatement without regard to misconduct in our NEOs’ employment agreements

✓ Anti-Hedging Policy: Prohibit our employees from hedging our securities

✓ Anti-Pledging Policy: Prohibit our executive officers, Section 16 officers and all other employees who report to our CEO from pledging our securities or holding our securities in a margin account

✓ Re-evaluate our peer group on an annual basis

✓ Retain an independent compensation consultant

✓ Engage with shareholders

×  No Tax Gross-Ups – We do not provide excise tax gross-ups in the event of a change in control in our executive employment agreements

×  No payment of dividends or dividend equivalents on unvested equity awards

×  No repricing of underwater stock options

×  No single-trigger change in control agreements

Role of Compensation Consultants

The Committee retains an independent compensation consultant to advise the Committee in its review of senior executive compensation. For fiscal year 2022, the independent compensation consultant was ClearBridge Compensation Group LLC (“ClearBridge”). The Committee has the sole authority to retain and terminate the independent compensation

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COMPENSATION DISCUSSION AND ANALYSIS

consultant and to review and approve the firm’s fees and other retention terms. The Committee maintains a policy requiring that its independent compensation consultant not provide services to the Company other than its services to the Committee and its services to the Company with respect to the evaluation of non-executive director compensation. ClearBridge did not provide any such services in 2022.

PEER GROUP COMPOSITION

Fiscal Year 2022 Peer Group

In reviewing senior executive compensation, the Committee considers data regarding the competitive market for comparable senior executive talent. The Committee reviews the peer group to be used for benchmarking NEO and other senior executive compensation packages with ClearBridge annually. The Committee seeks to include companies with which we compete for executive and creative talent and with a business of similar scope and complexity. The Committee also seeks to ensure that the number of companies in the peer group is sufficient to provide a degree of continuity year-over-year to avoid statistical distortion.

Following the Committee’s review for 2022, the Committee determined that the established peer group, below, continued to reflect those companies with which we compete for talent and that are of a similar size to the Company when measured by revenue and enterprise value and no changes were necessary.

2022 Peer Group

AT&T Inc. Charter Communications, Inc. Comcast Corporation Warner Bros. Discovery, Inc. DISH Network Corp. Fox Corporation	Liberty Global plc Lions Gate Entertainment Corp. Netflix, Inc. News Corporation The Walt Disney Co.

The Committee determined that utilizing data from this peer group would continue to allow it to evaluate our NEO compensation to attract, retain and appropriately compensate our executives, while preserving sufficient year-over-year continuity of our peer group. The Committee used the publicly reported NEO compensation data from companies in this group as reference points in assessing the compensation levels for our NEOs. Consistent with its past practice and overall compensation philosophy, the Committee does not target a benchmark level of compensation and intends to continue to refrain from doing so. The Committee will also maintain its practice of considering the scope of each NEO’s responsibility and his or her length of time in the role, in addition to other factors.

Fiscal Year 2023 Peer Group

In connection with its annual review of the Company’s compensation benchmarking peer group, the Committee determined that AT&T Inc. and News Corporation were no longer aligned with the Company’s business and removed them from the peer group for fiscal year 2023. The Committee also determined to add Altice USA, Inc., finding its addition appropriate due to its size and business similarities to our other peers.

FISCAL YEAR 2022 COMPENSATION

Changes in NEOs’ Compensation Arrangements in 2022

In connection with the renewal of each of the following NEO’s employment agreement, the Committee made the following changes to such NEO’s compensation arrangements:

•	increased the base salaries of Mses. D’Alimonte, Lea and Phillips to $1,350,000, $1,000,000 and $925,000, respectively; and

•	increased the target value of the annual grant of equity compensation to each of Mses. D’Alimonte, Lea and Phillips to $2,700,000, $1,000,000 and $1,200,000, respectively.

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COMPENSATION DISCUSSION AND ANALYSIS

In keeping with the Committee’s pay-for-performance philosophy and to further align our NEOs’ interests with those of our stockholders, these compensation changes increased the percentage of total target compensation delivered in variable, at-risk pay and performance-based long-term incentives for each of these three NEOs.

Fiscal Year 2022 Compensation Elements

The Committee’s decisions with respect to fiscal year 2022 compensation are discussed below.

Base Salary

In reviewing proposals for changes to base salary for NEOs, the Committee considers the following:

•	Appropriate competitive compensation data for the position;

•	Individual performance;

•	Base salary level for the executive in relation to the executive’s total target compensation;

•	Base salary level as it relates to the allocation of fixed versus at risk compensation;

•	Input and recommendations of the Chief Executive Officer (for NEOs other than himself);

•	The level of the annual merit increase budget across the Company as a whole; and

•	Existing contractual obligations, if any.

Annual Bonus Awards

We use annual cash bonuses to reward achievement of financial performance and individual strategic and operational objectives under our STIP, which is the same bonus program in which our broader bonus-eligible employee base participates. In establishing the bonus program for 2022, the following process was utilized:

1.	At the beginning of the fiscal year:

Approval of the 2022 STIP Design. The Committee approved the framework under which individual bonus amounts for NEOs (and all other bonus-eligible employees) would be determined under the STIP, which consisted of two steps.

•

Step 1: At or shortly following the end of fiscal year 2022, the Committee assesses the degree of achievement against the quantitative and qualitative performance goals previously set for fiscal year 2022, which provides a preliminary bonus funding percentage for each NEO. For the quantitative performance goals, bonus amounts are assessed in relation to pre-established threshold, target and maximum goals. For the qualitative performance goals, bonus amounts are assessed in relation to the degree of achievement against the pre-established objectives.

•

Step 2: The Committee has the opportunity to modify the preliminary bonus amount for each NEO based on the Committee’s assessment of each NEO’s individual performance for fiscal year 2022 after consideration of the CEO’s recommendation for all NEOs other than the CEO, subject to the maximum individual bonus payout of 200% of target for each NEO.

This two-step approach reflects the Committee’s view that Company-wide quantitative and qualitative performance, in combination with individual performance, should be the factors used in determining bonuses for NEOs. To avoid undue risk taking, the Committee determined that the final STIP payout for any NEO may not exceed 200% of the NEO’s target bonus amount.

Setting the 2022 STIP Performance Goals. The Committee established the quantitative performance goals applicable to the 2022 STIP, which were not certain of achievement at the time they were set, and the qualitative performance factors for the year. The goals were developed to encourage and reinforce a “One Paramount” mindset, as well as incentivize maximizing our traditional businesses to help drive our DTC streaming growth and continuing our progress on our strategic, organization development and diversity, equity and inclusion initiatives.

In setting the 2022 STIP quantitative performance goals, the Committee sought to establish performance goals that were meaningful, challenging, and designed to motivate collaborative performance, without encouraging senior

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executives to engage in excessively risky business activities to achieve unattainable goals or overcome lower results caused by unforeseen events. The Committee determined to base 2022 STIP bonus amounts on the following structure:

•

80% based on the degree of achievement of pre-established quantitative performance goals (i.e., collectively, the quantitative performance factor, calculated using weighted average of the payout percentage set for the applicable achievement level). The threshold, target and maximum goals associated with each metric are established annually so that they remain rigorous and in line with our strategic plan. The target established for each metric was set as follows: Adjusted OIBDA, $3.759 billion; FCF, $604 million; DTC Subscribers, 84.6 million; and DTC Revenue, $5.819 billion.

The following chart explains the Committee’s rationale in selecting Adjusted OIBDA, FCF, DTC Subscribers and DTC Revenue as the applicable quantitative performance metrics, and the manner in which each such metric is calculated:

Performance Metric	Why Chosen	How Calculated
Adjusted Operating Income Before Depreciation and Amortization (Adjusted OIBDA) Weighting: 25%	An important indicator of our operational strength and performance, as it measures efficiency and profitability and incentivizes management to better control expenses.	Using our 2022 budget for Adjusted OIBDA and then adjusting for items, if any, approved by the Committee that would otherwise distort the calculation of the performance goal.
Free Cash Flow (FCF) Weighting: 15%	Provides a clear view of our ability to generate cash (and thus profits), which allows us to pursue opportunities that enhance shareholder value.	Using our 2022 budget for FCF and then adjusting for items, if any, approved by the Committee that would otherwise distort the calculation of the performance goal.
DTC Subscribers Weighting: 20%	An important indicator of the overall competitiveness of our direct-to-consumer products.

Using our 2022 budget for DTC Subscribers – i.e., global customers who access our domestic or international streaming services, either directly through our owned and operated apps and websites, or through third-party distributors – and then adjusting for items, if any, approved by the Committee that would otherwise distort the calculation of the performance goal.

DTC Revenue Weighting: 20%	An important driver of our valuation and a key indicator of the future profitability of our direct-to-consumer business.	Using our 2022 budget for DTC Revenue – i.e., global subscription fees and advertising revenue generated by our streaming services, including Paramount+, SHOWTIME OTT, BET+, Noggin and Pluto TV – and then adjusting for items, if any, approved by the Committee that would otherwise distort the calculation of the performance goal.

•	20% based on the Committee’s assessment of management’s qualitative performance as a whole with regard to the following factors:

o

Execution of our fiscal year 2022 strategy (10%), including how well we executed in evolving the Company into a leading global, multi-platform, premium content company, capitalizing on opportunities to realize cost synergies and improve business operations, producing high quality content across the entire Company, executing on our ad- and non-ad supported streaming strategy, and continuing to tailor our asset portfolio;

o

Organization Development (5%), executing on our 2022 return-to-office and workplace strategy, integrating values into all people processes and continuing to build a high-performing and inclusive culture that is a competitive advantage for us, building and developing “bench strength” throughout the organization by identifying and developing high potential future leaders; and

o

Diversity, Equity & Inclusion (5%), continuing to make tangible progress on Company-wide diversity, equity & inclusion representation goals by hiring, retaining, promoting and developing diverse talent while fostering an inclusive work environment.

In all cases the maximum amount of STIP funding was capped at 200% of the STIP pool at target.

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COMPENSATION DISCUSSION AND ANALYSIS

In setting the qualitative performance factors for 2022, the Committee determined to exclude the synergy goal included in the 2021 STIP design and reallocate its 5% weighting to the strategy goal described above, as, three years post-merger, the importance of enforcing the Company’s overarching strategy increased relative to the importance of post-merger synergies. Multiple risk mitigation concepts were maintained as part of the 2022 STIP design to strike the appropriate balance in management’s focus on our bottom-line financial goals and our DTC streaming growth strategy. Adjusted OIBDA and FCF achievement were each subject to a maximum payout below 200% of target to incentivize a shift in efforts towards driving streaming growth. The DTC streaming factors were subject to maximum payouts of 300% for achievement of maximum performance, provided that if threshold performance for either of the Adjusted OIBDA or FCF metric was not achieved, both DTC streaming metrics would be capped at a maximum payout percentage of 150%. The Committee determined that these limitations on DTC streaming metric payouts were appropriate to ensure that our bottom-line financial goals continued to remain a priority for management.

2.	At or shortly following the end of the fiscal year:

Determining Actual Bonus Payments. In accordance with the framework described above, the Adjusted OIBDA, FCF, DTC Subscribers and DTC Revenue results were calculated by starting with our 2022 results for each metric and then adjusting for items approved by the Committee that would otherwise have distorted the calculation of the performance goals. The Committee determined to adjust our quantitative performance to account for the impact of Russia’s invasion of Ukraine and our decision to suspend operations and pause the supply of content in Russia. Performance results, including such adjustments, were as follows: with respect to Adjusted OIBDA, $3.314 billion, with respect to FCF, $(129) million, with respect to DTC Subscribers, 80.6 million and with respect to DTC Revenue, $4.931 billion.

	Adjusted Quantitative Performance Results (80%)

(in millions)	Adjusted OIBDA* (25%)	Free Cash Flow (15%)	DTC Subscribers (20%)	DTC Revenue (20%)

Unadjusted Result	$3,237	$(206)	77.3	$4,904

Adjustment	$77	$77	3.3	$27

Adjusted Result	$3,314	$(129)	80.6	$4,931

* OIBDA was adjusted to exclude the impact of STIP expense on the calculation of percentage achievement.

In accordance with step one of the two-step STIP design process discussed above, in February 2023, the Committee evaluated our adjusted performance for 2022 against the pre-established quantitative performance goals. Based on the adjusted results, DTC Subscribers, DTC Revenue and Adjusted OIBDA results were determined to be between threshold and target, resulting in a below target payout for such factors, and FCF results were determined to be below threshold, resulting in no payout for such factor.

The Committee then evaluated our qualitative performance after receiving the Chief Executive Officer’s overall assessment of the Company’s 2022 qualitative performance goals, which included the following highlights:

•	We demonstrated the continued breadth and depth of our multiplatform content capabilities in alignment with our long-term strategy goals;

•

For 2022, our global streaming subscribers grew 38% year-over-year and Paramount+ subscribers and revenue grew 70% and 105% year-over-year, respectively; Pluto TV global monthly active users (MAUs) increased 22% year-over-year; and we successfully launched a Paramount+/SHOWTIME bundle;

•

CBS finished the 2021-2022 season as America’s number one broadcast network in primetime for the 14th consecutive season and in entertainment was number one across multiple genres in 2022; CBS Sports delivered its most-watched National Football League (the “NFL”) regular season in seven years, while Paramount+ had its most-streamed NFL regular season ever, recording double-digit year-over-year growth; and for the 14th consecutive year, CBS Sports maintained college football’s highest average viewership;

•

Paramount Pictures released six films that debuted at number one at the domestic box office in 2022, which were led by Top Gun: Maverick, the fifth highest-grossing domestic movie of all time and first film to top the domestic box office on both Memorial Day and Labor Day; and, released in the fall, Smile became the highest-grossing horror film of the year worldwide;

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•

We expanded our global footprint and built key distribution partnerships with Sky, CANAL+ and Virgin Media; we launched Paramount+ in South Korea, the U.K., Ireland, Italy, France, Germany, Switzerland and Austria, and in the U.S., launched a first-of-its-kind partnership with Walmart to offer Paramount+ Essential to Walmart+ members; we launched SkyShowtime, our streaming joint venture with Comcast, in Denmark, Finland, Norway and Sweden (the “Nordics”); and we launched Pluto TV in Canada with Corus and in the Nordics with Viaplay Group;

•	We extended our successful track record in distribution, finalizing key platform and distribution agreements domestically, including with DirecTV, fuboTV, Philo, Mediacom, TEGNA and Scripps;

•	We continued to focus on creating operational efficiencies and on portfolio management, including, most recently, our planned integration of SHOWTIME into Paramount+;

•	We made progress on our diversity, equity and inclusion representation goals and improved the diverse representation within our talent pipelines, in our writer’s rooms, and on our production sets;

•	Our workforce safely returned to the office during 2022, and we continued to navigate COVID-19 issues, keep our productions running, and support the health and wellness of our employees globally; and

•

We continued to build and further develop our management team to support our long-term strategic business goals, emphasize global collaboration and look for opportunities to capitalize on efficiencies across the organization.

Based on its quantitative and qualitative assessments, the Committee determined the preliminary bonus funding percentage for 2022 to be 86.5% of target.

In accordance with step two of the two-step STIP design process discussed above, the Committee then modified the 86.5% preliminary bonus funding percentage for each NEO based on the Committee’s assessment of each NEO’s individual performance after consideration of management’s recommendation. When making its 2022 bonus determinations, the Committee considered the input and recommendations of Mr. Bakish with respect to NEOs other than himself. With respect to Mr. Bakish, the Committee took into account his performance evaluation conducted by the Committee, together with the Nominating and Governance Committee, after the close of the fiscal year. The Committee’s determination of the NEOs’ annual bonus amounts, as set forth in the Summary Compensation Table for Fiscal Year 2022 following this CD&A, took into account each NEO’s contributions toward the qualitative performance factors described above, as well as a variety of factors it deemed appropriate, with no pre-determined emphasis on any individual factor. The Committee also considered each NEO’s target bonus amount for 2022, which amounts are based on competitive practice and are included in the table below. The differences in the target bonus amounts set forth in the NEOs’ agreements partly reflect the level of relative impact of each of their positions on our performance.

Because of our NEOs’ performance, we continued to deliver on our streaming strategy. In addition to the accomplishments and other considerations discussed earlier in this CD&A, the Committee noted the following accomplishments within this context:

•	Mr. Bakish continued to provide strategic leadership and management for our Company during a time of tremendous challenges and opportunities. He and his senior executive team:

o	continued to successfully execute a differentiated strategy to deliver popular multiplatform content and experiences for consumers globally, while positioning the Company to create long-term value;

o

continued to build scale in the Company’s global streaming business, increasing global DTC subscribers 38% year-over-year to 77.3 million and growing DTC revenue 47% year-over-year to $4.90 billion for 2022;

o	oversaw growth of Paramount+, increasing total subscribers year-over-year in 2022 to 55.9 million as of December 31, 2022, and increasing revenue 105% year-over-year;

o

continued to aggressively expand the Company’s global distribution footprint through joint ventures, hard bundles and other partnerships with industry leaders, including a first-of-its kind partnership with Walmart to offer Paramount+ Essential to Walmart+ members;

o	executed key platform, distribution, partnership and marketing agreements that furthered our long-term business strategy;

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COMPENSATION DISCUSSION AND ANALYSIS

o

continued to maximize the Company’s strength in linear television and film, with CBS maintaining its position as America’s number one broadcast network in primetime; our portfolio of cable networks attracting mass audiences with hit content, including the most-watched show in the U.S. across all of television, Yellowstone; and Paramount Pictures releasing six films that opened number one at the domestic box office in 2022;

o	prudently managed costs and improved operational efficiencies across the Company as we navigated the complex near-term macro environment; and

o	led our efforts to develop a high-performing workforce, foster an inclusive workplace, and continue supporting the diverse communities and audiences that we serve.

•	Mr. Chopra and Mses. D’Alimonte, Lea and Phillips were key members of the senior management team.

o

Mr. Chopra participated in and advised the senior management team and provided leadership of our finance, accounting, tax, treasury, investor relations, strategy and corporate development, technology and facilities and real estate functions, and continued to strengthen and streamline our finance organization and processes. Mr. Chopra revised our reporting segments and internal licensing to improve transparency and showcase our DTC streaming growth and profitability. Mr. Chopra also was instrumental in executing on our DTC streaming strategy and oversaw numerous initiatives to drive efficiencies and manage costs, including our efforts to prioritize content and marketing expenses and further refining our content monetization strategy. Mr. Chopra continues to be a strong advocate and voice in our inclusive, values-driven corporate culture, and during 2022 partnered with our Office of Global Inclusion and Human Resources teams to develop diverse talent pipelines for the finance-related functions reporting to him.

o

Ms. D’Alimonte was a member of our senior management team and provided leadership of our global legal and compliance functions, providing expert counsel and sound judgement to the Board and senior management on a wide variety of matters, including commercial transactions and negotiations, litigation and dispute resolution, regulatory matters, and ongoing business counseling and advice. The Committee recognized that Ms. D’Alimonte provided strategic and legal guidance to our Board of Directors as it addressed complex issues relating to executive management, corporate governance and shareholder matters. Ms. D’Alimonte supported steady execution of our accelerated streaming strategy, and other strategic initiatives including content distribution partnerships and divestitures of non-core assets. She has also been a strong advocate for enabling a diverse, equitable and inclusive law department and Company as a whole.

o

Ms. Lea participated in and advised the senior management team and provided leadership of our worldwide government relations function, overseeing the development and execution of our government relations strategy both domestically and internationally. Ms. Lea advocated public policy positions for the content distribution and film industries at the international, national, state, and local levels, worked extensively on television and film production tax credits and provided political, policy and regulatory expertise to our executives on a wide variety of issues, including continued regulatory advice with respect to federal, state and local rules and mandates pertaining to the COVID-19 pandemic.

o

Ms. Phillips participated in and advised the senior management team and led our people strategy and operations. Ms. Phillips provided leadership of our human resources and security functions, including our talent acquisition, people development, people operations and total rewards strategies. In 2022, she managed several significant leadership and organizational changes, including the oversight of major workforce transformation initiatives and a new hiring process, both generating meaningful financial and operational benefits to the organization. Ms. Phillips was instrumental in the safe return of our people to the workplace, in a hybrid work model, and in continuing to work to create a high-performing, high-development organizational culture that is diverse, equitable and inclusive and that will serve as a competitive advantage for us. Her 2022 focus included expanding people leadership and employee development offerings, leading several workforce enablement initiatives to drive operational efficiencies (including the global launch of an integrated SAP platform and intranet) and undertaking efforts to further reinforce the linkage between pay and performance. Employee engagement continued to be a major focus area for Ms. Phillips and Paramount saw notable improvements in engagement, inclusion and wellbeing in 2022. Ms. Phillips continued to chair our COVID Task Force, which met regularly with experts and officials to stay abreast of best practice protocols that prioritized the safety of our workforce and enabled our

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programming to remain in production throughout the year. In recognition of the accomplishments across Human Resources, Paramount was listed as one of the “2022 World’s Best Employers” by Forbes, based on survey data from more than 150,000 employees in 57 countries.

Based on the foregoing, the Committee approved the specific annual bonus amounts set forth in the table below and in the Summary Compensation Table for Fiscal Year 2022 under the “Non-Equity Incentive” column for each of the above NEOs.

NEO	Target Award	Preliminary Bonus Funding Percentage	Preliminary Award	Individual Multiplier	Final Award

Robert M. Bakish	$12,400,000	86.5%	$10,726,000	120%	$12,871,200

Naveen Chopra	$ 2,100,000	86.5%	$ 1,816,500	115%	$ 2,088,975

Christa A. D’Alimonte	$ 1,687,500	86.5%	$ 1,459,688	115%	$ 1,678,641

Doretha F. Lea	$ 1,000,000	86.5%	$ 865,000	115%	$ 994,750

Nancy Phillips	$ 925,000	86.5%	$ 800,125	115%	$ 920,144

Fiscal Year 2023 Bonus Program

For 2023, the Committee determined to tailor certain performance metrics and weightings to better align with our evolving DTC streaming strategy and to continue driving and rewarding desired behaviors within our broader management team. The Committee determined to substitute DTC OIBDA in lieu of DTC Subscribers, reduce the weighting of consolidated Adjusted OIBDA from 25% to 20% and increase overall the combined weighting of both DTC metrics to account for 45% of the STIP funding pool (vs. 40% in the fiscal year 2022 design), with DTC OIBDA weighted at 15% and DTC Revenue weighted at 30%.

Long-Term Incentive Program

Long-Term Incentive Program (“LTIP”)

The LTIP is designed as a “pay-for-performance” vehicle to encourage executives to make decisions that will create and sustain long-term value for shareholders. It is also a vehicle used to retain talent and build executive ownership. Through our total compensation design, a significant portion of the total compensation opportunity for the NEOs is directly linked to stock price performance, with the goal of creating alignment with our shareholders. Eligibility to participate in the LTIP is generally limited to executives who have management responsibility.

The type and mix of equity-based vehicles used to deliver value varies primarily by an executive’s level in the organization and our business needs. The Committee considers the following objectives in determining the appropriate type and mix of equity-based vehicles:

•

Increased accountability for senior executives (Performance-Based Stock Awards): Motivate senior executives to focus on our performance through the achievement of pre-established financial goals over a designated period.

•

Retention of talent and alignment with shareholder interests in both up and down markets (Time-Based Stock Awards): Provide real retention value in the form of awards that are earned over a specified vesting period, with the value of awards tied to the value of our stock price.

The Committee discusses with management and ultimately approves the values, mix, and type of annual grants for senior executives, subject to the terms of an executive’s employment agreement. In determining the value, mix, and type of awards, the Committee takes into consideration the above objectives and the competitive assessment of total compensation reviewed by the independent compensation consultant and reviews the LTIP with its independent compensation consultant and senior management.

Fiscal Year 2022 LTIP Awards

As previously disclosed, the Committee approved fiscal year 2022 LTIP awards on February 10, 2022, with grants to be made effective on March 1, 2022, to eligible employees, including NEOs, in the form of time-vesting restricted share units

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COMPENSATION DISCUSSION AND ANALYSIS

(“TRSUs”) and PSUs. For 2022, the Committee determined to increase the portion of the LTIP award granted in PSUs from 25% to 50% for Mr. Bakish, our President and Chief Executive Officer, and from 25% to 35% for all other NEOs. The performance criteria for the PSUs granted in 2022 (“2022 PSUs”) is total shareholder return (“TSR”) performance against the companies in the S&P 500 (i.e., relative TSR) during a single three-year performance period commencing on March 1, 2022 and ending on February 28, 2025. The Committee determined relative TSR to be the appropriate performance criteria, finding that it would directly link a significant portion of our NEOs’ target compensation (12-25% in PSUs) to stock price performance while being a market-based measure. The Committee determined to transition to a single three-year performance period based on market practice among the Company’s peers. The price used for determining the number of TRSUs to be granted to each NEO was the average closing price for the 20-trading day period immediately preceding and including the March 1, 2022 grant date. For PSUs, the average closing price for the 20-trading day period immediately preceding and including the March 1, 2022 grant date was used in the Monte Carlo valuation model to determine the number of PSUs to be granted to each NEO.

Consistent with the 2021 LTIP grants, the number of shares of Paramount Class B Common Stock to be delivered following the performance period for the 2022 PSUs is as follows:

Achievement of TSR*	Percentage of Target Shares Earned*

Less than the 25th Percentile	Award Forfeited

25th Percentile	80% of Target Award

50th Percentile	100% of Target Award

75th Percentile or greater	120% of Target Award

*	Linear interpolation between points of TSR achievement

Dividend equivalents accrue on the shares underlying the PSUs and equal the value of regular cash dividends paid on the shares of our Class B Common Stock. Dividend equivalents are paid in cash, less applicable withholdings, when the PSUs vest. If the PSUs do not vest, then the dividend equivalents accrued on those PSUs are forfeited.

Performance Results for 2021 PSUs having a Performance Period ending November 30, 2022

As previously disclosed in our proxy statement filed in connection with our 2022 Annual Meeting of Stockholders, the Compensation Committee granted, effective November 30, 2020, PSU awards for fiscal year 2021 comprised of three tranches of PSUs (the “2021 PSUs”), each with a distinct performance period beginning on December 1, 2020 and ending on each of the 2nd, 3rd and 4th anniversaries of the grant date, respectively. The 2021 PSUs vest based on relative TSR achievement against the companies in the S&P 500, and the number of shares earned with respect to a performance period is determined in the same manner as described for the 2022 PSUs above. The relative TSR achievement for the 2021 PSU tranche having a 2-year performance period ending on November 30, 2022 was determined to be below the 25th percentile, resulting in forfeiture of the associated tranche. This forfeiture of the first 2021 PSU tranche demonstrates our pay-for-performance philosophy as no shares were earned for below-threshold performance.

Fiscal Year 2023 LTIP Awards

For 2023, the Committee determined to continue granting LTIP awards to NEOs in a combination of PSUs and TRSUs and in the same proportions as for fiscal year 2022. As part of its comprehensive annual review of our compensation programs, the Committee looks for opportunities to hone our compensation program to align further with our pay-for-performance philosophy and to remain competitive within our industry and the broader labor market. The Committee determined that the 2023 TRSU awards would vest ratably over three years (rather than ratably over four years) in order to better align with practice within the compensation benchmarking peer group. In addition, the Committee determined that the number of shares earned with respect to 2023 PSUs would be determined based on relative TSR achievement against a broad selection of companies in the media and entertainment, broadcast and cable television, advertising and digital advertising industries. The Committee believes that these companies generally face the same macroeconomic and industry challenges faced by the Company. The Committee also determined to adjust the payout scales for the 2023 PSUs such that 25th percentile relative TSR performance against the comparator group results in a 50% of target payout, 50th percentile relative TSR performance against the comparator group results in a 100% (i.e., target) payout, and 75th percentile or better relative TSR performance against the comparator group results in a 200% of target payout.

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Equity Award Grant Date Procedures

The grant date for equity awards is the date on which the Committee approves awards under the LTIP or, if so determined by the Committee, a future grant date, or a date specified in an employment agreement. The Committee may approve an award that will have a future grant date, with the exercise price of any stock option not to be less than the closing price of a share of our Class B Common Stock on the date of grant. We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. We provide communications regarding individual grant awards, including the terms and conditions, to recipients as soon as administratively feasible.

The Committee approved annual management grants awarded for 2020 on September 24, 2019, with a grant date of November 1, 2019, annual management grants awarded for 2021 on October 21, 2020, with a grant date of November 30, 2020, and annual management grants awarded for 2022, on February 10, 2022, with a grant date of March 1, 2022. The Committee approved annual management grants for 2023 on February 9, 2023, with a grant date of March 1, 2023, and intends that future annual management grants will continue to have a grant date in the first quarter of the applicable fiscal year.

Other Terms for TRSUs

TRSUs granted prior to 2023 generally vest in equal annual installments over the four-year period following the date of grant. For a description of certain other material terms of the TRSUs, see “Grants of Plan-Based Awards During 2022 — Description of Plan-Based Awards.” As previously described, beginning in 2023, TRSUs will vest in equal annual installments over the three-year period following the date of grant.

Delegation of Authority with Respect to LTIP Awards

The Committee has delegated to the Chief Executive Officer limited authority, with respect to executives who are not, and are not reasonably expected to become, specified employees, (i) to grant long-term incentive awards under our long-term incentive plan to such executives in connection with their hiring, promotion, or contract renewal or for any other reason and (ii) to modify certain terms of outstanding equity grants in some post-termination circumstances. The Committee delegated this authority in order for the Chief Executive Officer to have the ability to (i) act in a timely manner in a competitive environment in connection with the hiring of new executives or the compensation of an existing executive being given a significant increase in responsibility and (ii) maintain flexibility to manage compensation in post-termination circumstances when mutually beneficial to us and the executive. The Committee’s delegation specifies the circumstances in which the authority may be used and limits the amount that may be awarded to an individual, the total amount that may be awarded in a given period, and, in certain circumstances, the aggregate incremental expense we may incur as a result of modifications to the terms of outstanding equity grants. The delegation also requires that the Chief Executive Officer report to the Committee periodically on his exercise of this delegated authority.

STOCK OWNERSHIP GUIDELINES

In order to further align the NEOs’ and other senior executives’ interests with those of our shareholders, we have established stock ownership guidelines. The guidelines provide that, within five years, starting in fiscal year 2007 for legacy CBS senior executives and May of 2018 for legacy Viacom senior executives or, if later, in the year in which a senior executive first becomes subject to the guidelines, the NEOs and certain other senior executives are expected to acquire and establish holdings in our stock equal in value to a multiple of their cash base (base salary less mandatory deferrals, if applicable), depending on their positions as follows:

Senior Executive	Ownership Guideline Multiple

Chief Executive Officer	6x cash base

Other Senior Executives	1x to 3x cash base

All types of equity holdings, with the exception of stock options, are included in determining ownership. The Committee monitors compliance with these guidelines by receiving an annual progress report from senior management. During 2022, senior management reported to the Committee that all NEOs subject to the guidelines met the guidelines as applied to each of them at that time. The Committee continues to periodically monitor compliance with the guidelines.

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COMPENSATION DISCUSSION AND ANALYSIS

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

We believe that engaging in short-term speculation in Paramount securities or personally profiting from a decline in our stock price would be, or may appear to be, inconsistent with the interests of our stockholders and the long-term value of the Company. Therefore, all employees, including our NEOs, are prohibited from (1) engaging in “short” sales of Company securities that they beneficially own and from buying or selling beneficial ownership of any Company-based derivative securities (such as “puts” and “calls”) that would result in receiving any gain or benefit if the price of the security declines, and (2) entering into any derivative transactions with respect to beneficial ownership of Company securities (including unvested equity compensation), including any short sale, forward, equity swap, option or collar that is based on our stock price.

We prohibit our executive officers, Section 16 officers, including our NEOs, and any other employees who report directly to our CEO from holding our securities in a margin account or pledging our securities (including using our securities as collateral for a loan). Our pledging policy applies to all shares held by persons subject to the policy, regardless of how such shares were obtained, and cannot be waived by pre-clearance.

OTHER BENEFITS AND PROGRAMS

Retirement and Deferred Compensation Plans

We provide active, eligible employees with the opportunity to build financial resources for retirement through our broad-based tax-qualified defined benefit and/or defined contribution plans. In addition, eligible executives participate in our nonqualified defined benefit and/or deferred compensation plans. In some instances, participants in these qualified and nonqualified plans may also have frozen benefits in other qualified and nonqualified plans. Information regarding the retirement and deferred compensation plans applicable to our NEOs is set forth in the narrative after the Pension Benefits in 2022 table and the Nonqualified Deferred Compensation in 2022 table.

All Other Compensation

We provide other compensation to participating employees by making employer contributions in 401(k) and excess 401(k) plans and by providing company-paid life insurance. Compensation paid to the NEOs in relation to these programs is included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2022.

In certain instances, we provide executives with additional benefits that we believe are reasonable and typical for executives in similar industries and help us to attract and retain these executives. Among these benefits are transportation-related benefits, which we believe provide security, travel flexibility and efficiencies that result in a more productive use of the executive’s time, given the demands of his or her position. Information regarding the benefits described in this paragraph is included in footnote 6 to the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2022.

Post-Termination Arrangements

Each of the NEOs is entitled to post-termination payments and benefits upon the occurrence of a termination without “cause” or a resignation for “good reason” and upon death or disability, as set forth in their respective employment agreements.

The terms of these payments and benefits, and the estimated potential payments that would be made to each NEO if his or her employment terminated as of the 2022 fiscal year-end for the applicable reasons noted above are described under “Potential Payments upon Termination and Certain Other Events.” In assessing post-termination payments and benefits in connection with senior executive employment arrangements, the Committee considers competitive practice with respect to comparable executives at peer companies as well as prevailing practice and trends with respect to other public companies that are relevant in terms of size and complexity. The objective of these payments and benefits is to recruit and retain talent in a competitive market and, as applicable, compensate executives for restrictive covenants and other obligations following a termination without “cause” or a resignation for “good reason.”

56 PARAMOUNT GLOBAL

COMPENSATION DISCUSSION AND ANALYSIS

Employment Contracts

All of the NEOs have employment contracts with us, as the Committee has considered it to be in our best interests, and as the best means, to secure the employment of each of these executives. The terms and provisions of these contracts are more fully described in the narrative section after the Summary Compensation Table for Fiscal Year 2022.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation paid to our NEOs for U.S. federal income tax purposes, generally to $1 million per year. Further, once any of our employees is considered a “covered employee” under Section 162(m) of the Internal Revenue Code, that person will remain a “covered employee” so long as the person receives compensation from us. The Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of Paramount and our shareholders, even if not fully deductible.

2023 PROXY STATEMENT 57

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference.

The Compensation Committee of the Board of Directors of Paramount Global has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on this review and these discussions, the Compensation Committee has recommended to the Paramount Global Board of Directors that the CD&A be included in this proxy statement and incorporated by reference from this proxy statement into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission on February 16, 2023.

Members of the Compensation Committee

Linda M. Griego

Judith A. McHale, Chair

Ronald L. Nelson

58 PARAMOUNT GLOBAL

Executive Compensation

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2022

The following table sets forth information concerning total compensation for fiscal years 2022, 2021 and 2020, as applicable, for our principal executive officer, principal financial officer and three other most highly compensated executive officers for fiscal year 2022 (the “NEOs”).

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and NQDC Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)

Robert M. Bakish President and Chief Executive Officer; Director	2022	3,100,000	–	15,999,979	12,871,200	–	74,827	32,046,006
	2021	3,100,000	–	–	16,828,412	–	106,800	20,035,212
	2020	3,106,923	–	15,999,968	19,693,060	144,644	29,173	38,973,768

Naveen Chopra(7) EVP, Chief Financial Officer	2022	1,400,000	–	2,999,976	2,088,975	–	21,582	6,510,533
	2021	1,400,000	–	–	2,648,205	–	20,757	4,068,962
	2020	538,462	2,000,000	7,499,975	1,208,375	–	6,617	11,253,429

Christa A. D’Alimonte EVP, General Counsel and Secretary	2022	1,328,461	–	2,700,007	1,678,641	–	25,299	5,732,408
	2021	1,250,000	–	–	1,970,391	–	25,007	3,245,398
	2020	1,260,952	–	2,187,451	2,481,484	–	23,717	5,953,604

Doretha F. Lea EVP, Global Public Policy and Government Relations	2022	931,961	–	750,003	994,750	–	37,033	2,713,747
	2021	911,550	–	–	1,149,510	2,049	25,722	2,088,831
	2020	911,550	–	749,967	1,384,736	116,521	23,252	3,186,026

Nancy Phillips EVP, Chief People Officer	2022	885,336	–	1,200,004	920,144	–	27,553	3,033,037
	2021	787,500	–	–	993,077	–	27,070	1,807,647
	2020	787,211	540,000	999,957	1,250,668	–	22,927	3,600,763

(1)

Salary includes amounts deferred under qualified and nonqualified arrangements for each of the NEOs. See the Nonqualified Deferred Compensation in 2022 table for further information on amounts deferred under nonqualified deferred compensation arrangements. Amounts for Mses. D’Alimonte, Lea and Phillips reflect base salary increases applicable from March 15, October 1, and April 11, 2022, respectively, through year-end 2022.

(2)	Amounts for Ms. Phillips and Mr. Chopra represent the applicable executive’s sign-on bonus amount paid pursuant to such executive’s letter agreement.

(3)

Amounts reflect the aggregate grant date fair values for TRSUs and PSUs determined in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in calculating the grant date fair value amounts for 2022, see Note 16 “Stock-Based Compensation” to the audited 2022 consolidated financial statements on pages II-85 to II-87 in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)

Amounts represent the amount of compensation earned by the applicable NEO under our 2022 annual performance-based bonus program. Consistent with our approach for other participants in our 2022 annual performance-based bonus program, bonus amounts were calculated using the individual’s salary as of year-end.

(5)

Amounts relate to changes in pension value only. None of our nonqualified deferred compensation plans for executives provide for above-market interest or preferential earnings. The change in pension value was negative for Mr. Bakish in 2021 and 2022 ($(12,822) and $(538,952), respectively) and Ms. Lea in 2022 ($(415,173)).

2023 PROXY STATEMENT 59

EXECUTIVE COMPENSATION

(6)	The following table describes each component of the “All Other Compensation” column for 2022:

Named Executive Officer	Company Contribution to 401(k) Plans ($)(a)	Company Contribution to 401(k) Excess Plan ($)(b)	Company Contribution to Profit Sharing Plan ($)(c)	Company Paid Life Insurance ($)(d)	Perquisites and Other Personal Benefits	Total ($)
					Transportation- Related Benefits ($)(e)

Robert M. Bakish	6,833	–	4,350	7,080	56,564	74,827

Naveen Chopra	15,250	–	4,350	1,982	–	21,582

Christa A. D’Alimonte	5,125	13,912	4,350	1,912	–	25,299

Doretha F. Lea	8,542	11,521	4,350	1,291	11,329	37,033

Nancy Phillips	14,643	7,250	4,350	1,310	–	27,553

(a)	Represents Company matching contributions made for 2022 under our 401(k) plan.

(b)	Represents Company matching contributions made for 2022 under our excess 401(k) plan.

(c)	Represents Company profit sharing contributions made for 2022 under our 401(k) plan.

(d)	Represents premiums paid by us in 2022 for life insurance coverage.

(e)

For Mr. Bakish, the amounts of perquisites and other personal benefits shown in this column reflect the personal use of a car and driver and/or personal use of car service, all provided for business-related security reasons. For Ms. Lea, the perquisites and other personal benefits shown in this column reflect certain commuting expenses.

(7)

Mr. Chopra became our Executive Vice President, Chief Financial Officer on August 10, 2020. Amounts reported for Mr. Chopra reflect compensation paid to him during the portion of 2020 for which he was employed by us.

Employment Agreements with NEOs

During fiscal year 2022, all NEOs had employment agreements that set forth the terms and conditions of their employment. The material terms of each of these agreements that are necessary to an understanding of the information provided in the Summary Compensation Table for Fiscal Year 2022 are provided below. See “Potential Payments Upon Termination and Certain Other Events” for a discussion of the severance payments and benefits for the NEOs in connection with a termination of their employment and, under “Compensation Discussion and Analysis,” the sections entitled “Annual Bonus Awards” and “Long-Term Incentive Program” for discussions of the terms of the bonus awards and equity awards.

Robert M. Bakish

On August 13, 2019, Viacom entered into an employment agreement with Mr. Bakish, pursuant to which, upon the closing of the merger of Viacom with and into CBS Corporation (the “Merger”) on December 4, 2019 (the “Closing Date”), he became our President and Chief Executive Officer. Mr. Bakish’s agreement had a four-year term that automatically extended for an additional year, to December 4, 2024, on the third anniversary of the Closing Date. The term of the agreement will continue to extend by one year automatically on each anniversary of the Closing Date unless either party gives a non-renewal notice at least 120 days before the applicable anniversary. The agreement provides for an annual base salary of $3.1 million per year, which shall be reviewed annually by the Compensation Committee and may be increased at the discretion of the Compensation Committee, and an annual target bonus opportunity of $12.4 million per year. Mr. Bakish is eligible to receive annual grants of equity compensation with an aggregate target value of $16 million. Pursuant to a letter agreement entered into in connection with Mr. Bakish’s employment agreement, he received a one-time grant of TRSUs with a grant date value of $5 million, vesting in equal installments on each of the first four anniversaries of the Closing Date. Mr. Bakish has not received a compensation increase since that time.

Mr. Bakish’s employment agreement contains certain restrictive covenants, including non-solicitation covenants, non-competition covenants, covenants prohibiting interference with business relationships and covenants protecting confidential information. The agreement also provides for severance payments and benefits in the event that his employment is terminated by us without “cause” or by him with “good reason,” or, in certain circumstances, following non-extension of his employment agreement.

60 PARAMOUNT GLOBAL

EXECUTIVE COMPENSATION

Naveen Chopra

On June 30, 2020, we entered into an employment agreement with Mr. Chopra, pursuant to which he became our Executive Vice President, Chief Financial Officer, effective August 10, 2020, as well as a letter agreement setting forth additional terms of Mr. Chopra’s compensation. The employment agreement has a three-year term and provides for an annual base salary of $1.4 million, to be reviewed annually by the Compensation Committee and increased at the discretion of the Compensation Committee, and an annual target bonus of 150% of his annual salary. With respect to fiscal year 2020, the employment agreement provides for Mr. Chopra to receive a guaranteed minimum annual bonus, subject to pro-ration based on Mr. Chopra’s start date. Mr. Chopra is eligible to receive annual grants of equity compensation with an aggregate target value of $3 million, beginning with the annual grant made for fiscal year 2022. Pursuant to a letter agreement entered into in connection with Mr. Chopra’s employment agreement (the “Chopra Letter Agreement”), Mr. Chopra received two grants of equity compensation on August 24, 2020 with grant date values of $3 million and $4.5 million, which were in lieu of a fiscal 2021 long-term equity incentive award and in consideration of forfeited compensation from his former employer, respectively. Pursuant to the Chopra Letter Agreement and as further consideration for forfeited compensation from his former employer, Mr. Chopra received a one-time sign-on cash bonus of $2 million, which was subject to repayment in the event of certain terminations of Mr. Chopra’s employment prior to August 10, 2022.

Mr. Chopra’s employment agreement contains certain restrictive covenants, including non-solicitation covenants, non-competition covenants, covenants prohibiting interference with business relationships and covenants protecting confidential information. The employment agreement also provides for severance payments and benefits in the event that Mr. Chopra’s employment is terminated by us without “cause” or by him with “good reason,” or, in certain circumstances, following non-extension of his employment agreement.

Christa A. D’Alimonte

On August 13, 2019, Viacom entered into an employment agreement with Ms. D’Alimonte, pursuant to which, upon the closing of the Merger, she became our Executive Vice President, General Counsel and Secretary. Ms. D’Alimonte’s agreement had a three-year term and provided for an annual base salary of $1.25 million per year, to be reviewed annually by the Compensation Committee and increased at the discretion of the Compensation Committee, and an annual target bonus opportunity of 125% of her annual base salary. Ms. D’Alimonte was eligible to receive annual grants of equity compensation with an aggregate target value of $2,187,500. On March 11, 2022, Ms. D’Alimonte and the Company entered into a new employment agreement extending the term of her employment through June 30, 2025, increasing her base salary to $1.35 million, effective March 15, 2022, and, beginning with fiscal year 2022, increasing the aggregate target grant date value of her annual equity compensation to $2.7 million. Consistent with our approach for other participants in our 2022 annual performance-based bonus program, Ms. D’Alimonte’s 2022 STIP amount was determined using her salary as of year-end.

Ms. D’Alimonte’s employment agreement contains certain restrictive covenants, including non-solicitation covenants, non-competition covenants, covenants prohibiting interference with business relationships and covenants protecting confidential information. The agreement also provides for severance payments and benefits in the event that her employment is terminated by us without “cause” or by her with “good reason,” or, in certain circumstances, following non-extension of her employment agreement.

Doretha F. Lea

On October 2, 2019, Viacom entered into an employment agreement with Ms. Lea, pursuant to which, upon the closing of the Merger, she became our Executive Vice President, Global Public Policy and Government Relations. Ms. Lea’s agreement had a three-year term and provided for an annual base salary of $911,550 per year, to be reviewed annually by the Compensation Committee and increased at the discretion of the Compensation Committee, and an annual target bonus opportunity of 100% of her annual base salary. Ms. Lea was eligible to receive annual grants of equity compensation with an aggregate target value of $750,000. On April 12, 2022, Ms. Lea and the Company entered into a new employment agreement extending the term of her employment through December 31, 2025, increasing her base salary to $1 million, effective October 1, 2022, and, beginning with fiscal year 2023, increasing the aggregate target grant date value of her annual equity compensation to $1 million. Consistent with our approach for other participants in our 2022 annual performance-based bonus program, Ms. Lea’s 2022 STIP amount was determined using her salary as of year-end.

2023 PROXY STATEMENT 61

EXECUTIVE COMPENSATION

Ms. Lea’s employment agreement contains certain restrictive covenants, including non-solicitation covenants, non-competition covenants, covenants prohibiting interference with business relationships and covenants protecting confidential information. The agreement also provides for severance payments and benefits in the event that her employment is terminated by us without “cause” or by her with “good reason,” or, in certain circumstances, following non-extension of her employment agreement.

Nancy Phillips

On December 2, 2019, Viacom entered into an employment agreement with Ms. Phillips, pursuant to which, upon the closing of the Merger, she became our Executive Vice President, Chief People Officer. Ms. Phillips’ agreement had a three-year term and provided for an annual base salary of $750,000, to be reviewed annually by the Compensation Committee and increased at the discretion of the Compensation Committee, and an annual target bonus opportunity of 100% of her annual salary. Ms. Phillips was eligible to receive annual grants of equity compensation with an aggregate target grant date value of $1 million, beginning with the annual grant made for fiscal year 2021. Pursuant to a letter agreement entered into in connection with Ms. Phillips’ employment agreement (the “Phillips Letter Agreement”), she received a one-time grant of TRSUs on December 16, 2019, with a value of $1.75 million, in connection with commencement of her employment. This one-time grant vests over four years in equal annual installments. Also on December 16, 2019, pursuant to the Phillips Letter Agreement, Ms. Phillips received her fiscal year 2020 LTIP grant in the form of TRSUs with a value of $1.25 million, which was 125% of the annual long-term equity incentive target provided for in Ms. Phillips’ employment agreement at that time. This grant also vests over four years in equal annual installments. Ms. Phillips’ base salary was increased to $787,500, effective January 1, 2021, and, beginning with fiscal year 2022, the aggregate target grant date value of annual equity compensation for which she is eligible increased to $1.2 million. On April 12, 2022, Ms. Phillips and the Company entered into a new employment agreement extending the term of her employment through June 30, 2025 and increasing her base salary to $925,000, effective April 11, 2022. Consistent with our approach for other participants in our 2022 annual performance-based bonus program, Ms. Phillips’ 2022 STIP amount was determined using her salary as of year-end.

Ms. Phillips’ employment agreement contains certain restrictive covenants, including non-solicitation covenants, non-competition covenants, covenants prohibiting interference with business relationships and covenants protecting confidential information. The agreement also provides for severance payments and benefits in the event that her employment is terminated by us without “cause” or by her with “good reason,” or, in certain circumstances, following non-extension of her employment agreement.

62 PARAMOUNT GLOBAL

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2022

The following table sets forth information concerning grants of awards under our incentive programs to the NEOs in fiscal year 2022. No option awards were granted to NEOs in fiscal year 2022.

Name	Grant Date	Committee Action Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(4)

Robert M. Bakish	3/1/2022	2/10/2022	—	—	—	213,049	266,311	319,574	—	7,999,983
	3/1/2022	2/10/2022	—	—	—	—	—	—	247,985	7,999,996
			3,100,000	12,400,000	24,800,000	—	—	—	—	—

Naveen Chopra	3/1/2022	2/10/2022	—	—	—	27,963	34,953	41,944	—	1,049,988
	3/1/2022	2/10/2022	—	—	—	—	—	—	60,446	1,949,988
			525,000	2,100,000	4,200,000	—	—	—	—	—

Christa A. D’Alimonte	3/1/2022	2/10/2022	—	—	—	25,167	31,458	37,750	—	944,998
	3/1/2022	2/10/2022	—	—	—	—	—	—	54,402	1,755,009
			421,875	1,687,500	3,375,000	—	—	—	—	—

Doretha F. Lea	3/1/2022	2/10/2022	—	—	—	6,991	8,738	10,486	—	262,490
	3/1/2022	2/10/2022	—	—	—	—	—	—	15,112	487,513
			250,000	1,000,000	2,000,000	—	—	—	—	—

Nancy Phillips	3/1/2022	2/10/2022	—	—	—	11,185	13,981	16,778	—	419,989
	3/1/2022	2/10/2022	—	—	—	—	—	—	24,179	780,015
			231,250	925,000	1,850,000	—	—	—	—	—

(1)	The “Committee Action Date” refers to the date on which the Compensation Committee approved the grants reported in the table.

(2)

Amounts reflect the range of potential bonus payments for each NEO from threshold to maximum based on the NEO’s target opportunity under the STIP, with threshold, target and maximum payouts amounting to 25%, 100% and 200% of the applicable NEO’s target opportunity, respectively.

(3)

Amounts reflect the range of PSUs potentially earned by each NEO from threshold to maximum with respect to the PSU component of 2022 LTIP awards based on the NEO’s target number of PSUs, with threshold, target and maximum payouts amounting to 80%, 100% and 120% of the applicable NEO’s target PSUs, respectively. Amounts reflect the fair value on the date of grant, calculated in accordance with FASB ASC Topic 718.

(4)	Amounts reflect TRSU component of 2022 LTIP awards.

(5)	Amounts reflect the fair value on the date of grant, calculated in accordance with FASB ASC Topic 718.

Description of Plan-Based Awards

The Compensation Committee approved fiscal year 2022 LTIP awards on February 10, 2022, with grants to be made effective March 1, 2022, to eligible employees, including NEOs. The number of TRSUs awarded for fiscal year 2022 was determined by dividing the value of the award by the average closing price of a share of our Class B Common Stock over the 20-trading day period immediately preceding and including the grant date, and the target number of PSUs granted was determined by dividing the target value of the award by the grant date fair value determined using a Monte Carlo valuation model for the performance period.

For other terms of these awards relating to performance goals and grant dates, see “Compensation Discussion and Analysis — Long-Term Incentive Programs — Fiscal Year 2022 LTIP Awards” and “— Equity Award Grant Date Procedures.”

2023 PROXY STATEMENT 63

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022

The following table sets forth the outstanding equity awards held by our NEOs on December 31, 2022, which included vested and unexercised stock options and unvested TRSUs and PSUs. Market values were calculated using the closing price of our Class B Common Stock on December 31, 2022, which was $16.88.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock Held that Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)

Robert M. Bakish	5/20/2015	43,641	—	110.56	5/20/2023	—	—	—	—
	5/18/2016	62,037	—	65.18	5/18/2024	—	—	—	—
	11/10/2016	76,517	—	63.75	11/10/2024	—	—	—	—
	1/9/2017	201,234	—	64.31	1/9/2025	—	—	—	—
	11/20/2017	437,775	—	43.90	11/20/2025	—	—	—	—
	11/30/2018	407,832	—	51.76	11/30/2026	—	—	—	—
	11/1/2019	—	—	—	—	135,572	2,288,455	—	—
	12/5/2019	—	—	—	—	30,592	516,393	—	—
	11/30/2020	—	—	—	—	170,068	2,870,748	—	—
	11/30/2020	—	—	—	—	—	—	66,182	1,117,152
	3/1/2022	—	—	—	—	—	—	213,049	3,596,267
	3/1/2022	—	—	—	—	247,985	4,185,987	—	—

Naveen Chopra	8/24/2020	—	—	—	—	54,269	916,061	—	—
	8/24/2020	—	—	—	—	81,404	1,374,100	—	—
	3/1/2022	—	—	—	—	—	—	27,963	472,015
	3/1/2022	—	—	—	—	60,446	1,020,328	—	—

Christa A. D’Alimonte	5/20/2015	6,546	—	110.56	5/20/2023	—	—	—	—
	5/18/2016	8,271	—	65.18	5/18/2024	—	—	—	—
	5/18/2017	27,976	—	57.01	5/18/2025	—	—	—	—
	1/31/2018	22,909	—	56.06	1/31/2026	—	—	—	—
	11/30/2018	26,917	—	51.76	11/30/2026	—	—	—	—
	11/1/2019	—	—	—	—	18,535	312,871	—	—
	11/30/2020	—	—	—	—	23,251	392,477	—	—
	11/30/2020	—	—	—	—	—	—	9,048	152,730
	3/1/2022	—	—	—	—	—	—	25,167	424,819
	3/1/2022	—	—	—	—	54,402	918,306	—	—

64 PARAMOUNT GLOBAL

EXECUTIVE COMPENSATION

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock Held that Have Not Yet Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)

Doretha F. Lea	5/20/2015	15,274	—	110.56	5/20/2023	—	—	—	—
	5/18/2016	19,300	—	65.18	5/18/2024	—	—	—	—
	5/18/2017	19,479	—	57.01	5/18/2025	—	—	—	—
	1/31/2018	3,178	—	56.06	1/31/2026	—	—	—	—
	11/30/2018	8,564	—	51.76	11/30/2026	—	—	—	—
	11/1/2019	—	—	—	—	6,355	107,272	—	—
	11/30/2020	—	—	—	—	7,972	134,567	—	—
	11/30/2020	—	—	—	—	—	—	3,103	52,379
	3/1/2022	—	—	—	—	—	—	6,991	118,008
	3/1/2022	—	—	—	—	15,112	255,091	—	—

Nancy Phillips	12/16/2019	—	—	—	—	18,867	318,475	—	—
	11/30/2020	—	—	—	—	10,629	179,418	—	—
	11/30/2020	—	—	—	—	—	—	4,136	69,816
	3/1/2022	—	—	—	—	—	—	11,185	188,803
	3/1/2022	—	—	—	—	24,179	408,142	—	—

(1)	Each stock award (other than PSUs) vests 25% on each of the first four anniversaries of the date of grant.

(2)

Represents the threshold number of outstanding PSUs granted in 2020 and 2022, as applicable. PSUs are eligible to vest based on achievement of the applicable TSR goals, on certification following the end of the applicable performance period. PSUs granted in 2020 are subject to three performance periods beginning on December 1, 2020 and ending on each of the 2nd, 3rd and 4th anniversaries of the grant date, respectively. PSUs granted in 2022 are subject to a single three-year performance period ending on February 28, 2025.

OPTION EXERCISES AND STOCK VESTED DURING 2022

The following table sets forth information concerning the vesting of stock awards during 2022 for each of our NEOs. No NEO exercised options during 2022.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert M. Bakish	251,198	4,929,864
Naveen Chopra	67,837	1,696,603
Christa A. D’Alimonte	33,989	691,958
Doretha F. Lea	12,617	262,180
Nancy Phillips	24,183	433,330

(1)

Represents TRSUs that vested during 2022. The number of shares acquired and value realized on vesting include shares withheld to satisfy tax withholding obligations. The net shares delivered to each NEO with respect to TRSUs after withholding for applicable taxes were: Mr. Bakish, 122,960; Mr. Chopra, 33,205; Ms. D’Alimonte, 15,495; Ms. Lea, 6,627; and Ms. Phillips, 11,854.

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EXECUTIVE COMPENSATION

(2)	Represents the number of shares underlying TRSUs that vested in 2022, multiplied by the closing price of our Class B Common Stock on the applicable vesting date.

PENSION BENEFITS IN 2022

The following table sets forth information concerning each qualified and nonqualified defined benefit pension plan that provides payments in connection with retirement with respect to the NEOs who participate in any such plan. None of the below plans provided for accrual of benefits during 2022 for the NEOs; however, as shown below, the applicable NEOs had an accumulated benefit under such plans. None of the NEOs received payments under pension plans during 2022.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Robert M. Bakish	Qualified—The Viacom Pension Plan	14.9	400,885	—

	Nonqualified—The Viacom Excess Pension Plan	11.2	859,180	—

Doretha F. Lea	Qualified—The Viacom Pension Plan	13.2	336,913	—

	Nonqualified—The Viacom Excess Pension Plan	9.4	543,530	—

(1)

Years of credited service for Mr. Bakish and Ms. Lea differ from actual years of service based on the date they satisfied age and service requirements under the applicable plan and the date benefit accruals were frozen under such plan (i.e., December 31, 2012 for the Viacom Pension Plan and April 1, 2009 for the Viacom Excess Pension Plan). These differences did not result in any increased benefits to the executives.

(2)

The present value of each of Mr. Bakish and Ms. Lea’s accumulated benefit on December 31, 2022 in the Viacom Pension Plan and the Viacom Excess Pension Plan was calculated assuming commencement of benefits at age 65, using a discount rate of 5.84% for the Viacom Pension Plan and 5.85% for the Viacom Excess Pension Plan, and mortality rates in accordance with RPH-2015 mixed collar sex distinct table multiplied by 1.03 and with generational projection of MP-2020 with a 0.75% long-term improvement rate. (The modified generational improvement scale adopts all the parameter changes implemented and published by the Society of Actuaries for MP-2019 except for the ultimate improvement rate which under the modified improvement scale is 0.75% instead of 1.00%.) The present value of each of Mr. Bakish’s and Ms. Lea’s accumulated benefit on December 31, 2022 in the Viacom Pension Plan reflects established assumptions regarding the form of payment elected by participants, specifically that 70% of retirement eligible participants elect lump sums and 30% elect life annuities and that 90% of vested eligible participants elect lump sums and 10% elect life annuities. As it relates to the present value of each of Mr. Bakish’s and Ms. Lea’s accumulated benefit on December 31, 2022, the amount shown in the Viacom Excess Pension Plan assumes the grandfathered benefit under Section 409A of the Code is payable in the same form of payment as the benefit under the Viacom Pension Plan. The benefit accumulated after the implementation of Section 409A of the Code assumes 100% of participants elect life annuities.

Description of Pension Benefits

We currently maintain several qualified and nonqualified defined benefit plans as a result of various mergers, acquisitions and divestitures involving the Company and its various businesses, as well as changes implemented by the Company and its predecessors in retirement programs. All of the plans identified below have been frozen with respect to future benefit accruals and closed to new participants. The normal retirement age for all Company-sponsored pension plans is 65.

The Viacom Pension Plan (the “VPP”)

We maintain the Viacom Pension Plan, a tax-qualified defined benefit plan for eligible employees who satisfied age and service requirements (including Mr. Bakish and Ms. Lea) prior to the Viacom Pension Plan’s closure to new participants and cessation of benefit accruals as of December 31, 2012. Participants are fully vested in their accrued benefit upon the completion of five years of vesting service. We pay the cost of the benefits provided under the Viacom Pension Plan. The normal forms of payment for a married or single participant are a 50% joint and survivor annuity or a single life annuity, respectively. The Viacom Pension Plan also offers a lump-sum distribution option. All optional forms of payment under the Viacom Pension Plan are actuarially equivalent to the normal forms of payment. A reduction is applied to the single life annuity benefit if an optional form is elected. If a participant in the Viacom Pension Plan has reached age 55 and has 10 or more years of vesting service (as is the case for Mr. Bakish and Ms. Lea), he or she is eligible for an early retirement benefit. The early retirement reduction ranges between 4% to 6% per year for each year the benefit begins between 65 and 55.

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EXECUTIVE COMPENSATION

The benefit formula for calculating an age 65 accrued benefit under the Viacom Pension Plan is equal to the sum of (i) the employee’s accrued benefit as of December 31, 2009 and (ii) the employee’s accrued benefit from January 1, 2010 through December 31, 2012. The benefit formula for part (i) is a monthly benefit payable in the form of a single life annuity at a normal retirement age of 65, determined by taking 1.25% times final average compensation up to the covered compensation amount, times benefit service (up to a maximum of 30 years), plus 1.75% times final average compensation above the covered compensation amount, times benefit service (up to a maximum of 30 years). The benefit formula for part (ii) is a single-sum benefit payable at a normal retirement age of 65 determined by taking 10% of the employee’s post-2009 accumulated compensation, adjusted annually during employment by a wage inflation factor (based on the annual increase in the Social Security Wage Base), with an annual cap of 4%.

The Viacom Excess Pension Plan (the “VEP”)

We also maintain the VEP, an unfunded nonqualified defined benefit plan, to provide benefits to employees (including Mr. Bakish and Ms. Lea) who participate in the Viacom Pension Plan and whose annual base salary exceeds the applicable eligible compensation for purposes of the Company’s 401(k) plan ($305,000 for 2022) (the “Annual Limit”). Effective April 1, 2009, further accruals were discontinued under the VEP. The benefits under the VEP are calculated by determining the excess, if any, of (i) the benefits that would be payable under the Viacom Pension Plan if the VPP were not subject to the Annual Limit or the limit under Section 415 of the Internal Revenue Code and the VPP benefit was determined by including all deferrals under any Company nonqualified deferred compensation plan and (ii) the benefits actually payable under the Viacom Pension Plan. The maximum amount of total compensation earned on or before March 31, 2009 taken into account under the Viacom Pension Plan and the VEP together generally is $750,000. The normal and optional forms of payment for the benefit are the same under the VEP as under the Viacom Pension Plan; however, a lump sum option is not available for the portion accrued post-2004. We generally do not grant employees extra years of benefit service under the Viacom Pension Plan or the VEP for purposes of calculating a pension benefit. If a participant in the VEP has reached age 55 and has 10 or more years of vesting service (as is the case for Mr. Bakish and Ms. Lea), he or she is considered eligible for an early retirement benefit. The early retirement reduction ranges between 4% to 6% per year for each year the benefit begins between 65 and 55. Unless an election was made prior to January 1, 2009, the benefit will begin at the later of age 55 and six months following the employee’s termination.

NONQUALIFIED DEFERRED COMPENSATION IN 2022

The following table sets forth information concerning nonqualified deferred compensation for 2022 for each of our NEOs.

Name	Plan Name	Executive Contributions in Last Fiscal Year (1)($)	Registrant Contributions in Last Fiscal Year (2)($)	Aggregate Earnings in Last Fiscal Year (3)($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Robert M. Bakish	Deferred Salary Plans	—	—	(3,444,002)	—	13,376,021

	Deferred Bonus Plans	—	—	(1,432,222)	—	5,546,662

Naveen Chopra	Deferred Salary Plans	—	—	—	—	—

	Deferred Bonus Plans	—	—	—	—	—

Christa A. D’Alimonte	Deferred Salary Plans	122,596	13,913	(207,584)	—	1,179,745

	Deferred Bonus Plans	—	—	—	—	—

Doretha F. Lea	Deferred Salary Plans	114,169	11,521	(301,400)	—	1,314,313

	Deferred Bonus Plans	172,427	—	(68,105)	—	389,801

Nancy Phillips	Deferred Salary Plans	35,549	7,250	(23,170)	—	161,675

	Deferred Bonus Plans	—	—	—	—	—

(1)

Executive contributions pursuant to deferred salary and bonus plans are included in the “Salary” and “Non-Equity Incentive Plan” columns, respectively, in the Summary Compensation Table for Fiscal Year 2022.

(2)	Amounts reported are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2022.

(3)

Amounts reflect earnings or losses on all amounts deferred in 2022 and prior years in nonqualified plans, net of deductions for fees. No portion of these amounts is included in the Summary Compensation Table for Fiscal Year 2022, as none of these plans or arrangements provided for above-market or preferential earnings during 2022, as noted in footnote (5) to the Summary Compensation Table for Fiscal Year 2022.

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EXECUTIVE COMPENSATION

Description of Nonqualified Deferred Compensation

Set forth below is information with respect to each plan under which deferrals of compensation are reflected in the table above.

Deferred Salary Plan

We maintain supplemental 401(k) plans, including the Paramount Global Excess 401(k) Plan for Designated Senior Executives (the “Excess 401(k) Plan”), an unfunded nonqualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in the Paramount Global 401(k) plan (“Company 401(k) Plan”), and whose annual base salary exceeds the Annual Limit. A participant can defer between 1% and 15% of his or her eligible compensation through payroll deductions on a pre-tax basis.

Under the Excess 401(k) Plan, eligible compensation generally includes base pay or salary, including pre-tax contributions to the Company 401(k) Plan and our group health and welfare plans, flexible spending accounts and contributions to the commuter reimbursement account plan, plus overtime, commissions, hazard pay and shift differential pay. Nondiscretionary matching contributions made by the Company to the Excess 401(k) Plan on and after January 1, 2021, are equal to the sum of (a) 100% of the first 1% of eligible compensation deferred each pay period on a pretax basis and (b) 50% of the next 5% of eligible compensation deferred each pay period, which is equal to a maximum nondiscretionary matching contribution of 3.5% of eligible compensation. In addition, effective January 1, 2021, any nondiscretionary matching contributions made by the Company to the Company 401(k) Plan and the Excess 401(k) Plan, together, will not be made with respect to annual compensation in excess of $500,000 for any participant. Participants become fully vested in the matching contribution after two years of service. Deferred amounts are reflected in phantom notional accounts and are credited with notional earnings and/or losses as if the deferred amounts were invested in accordance with the participant’s investment elections under the Excess 401(k) Plan with respect to investment options, which options are determined by the plan committee. Company matching contributions are also reflected in phantom notional accounts, which are credited with notional earnings and/or losses as if the matching contributions were invested in accordance with the participant’s investment elections under the Excess 401(k) Plan. The vested portion of a participant’s Excess 401(k) Plan account is distributed in cash after termination of employment in accordance with the participant’s distribution election, either in a lump sum payment or in installment payments.

Deferred Bonus Plan

We maintain bonus deferral plans, including the Paramount Global Bonus Deferral Plan for Designated Senior Executives (the “BDP”), an unfunded nonqualified deferred compensation plan intended to provide benefits to employees who are eligible to participate in our Company 401(k) Plan, and whose annual base salary exceeds the Annual Limit. Participants can defer between 1% and 15% of their short-term incentive plan bonus to the BDP on a pre-tax basis. Participant accounts under the BDP are credited (or charged) with notional earnings, gains or losses based on the investment performance of the funds selected by the participant from the list of notional investment options identified by the plan committee. Amounts deferred under the BDP are distributed in cash after termination of employment in accordance with the participant’s distribution election, either in a lump sum payment or installment payments. Matching contributions are not made under the BDP.

POTENTIAL PAYMENTS UPON TERMINATION AND CERTAIN OTHER EVENTS

Potential Payments Pursuant to Arrangements with NEOs

As of December 31, 2022, all of our NEOs had employment agreements providing for payments upon certain terminations of employment. The table below sets forth estimated potential payments that would have been made to each NEO if his or her employment had terminated as of December 31, 2022 under certain circumstances. We have assumed in all cases that the NEO has complied and continues to comply with all of the restrictive and other covenants included in his or her employment agreement and has not become employed by a new employer in those cases where the employment agreement requires offset of severance amounts or benefits.

The following table reflects the incremental payments and benefits due to the executive in connection with (i) such executive’s termination without “Cause” or resignation with “Good Reason” (each, a “qualifying termination”) or (ii) such executive’s termination as a result of his or her death or disability, in each case, assuming a termination on December 31, 2022. These amounts represent payments and benefits beyond what the NEO earned and those that were no longer

68 PARAMOUNT GLOBAL

EXECUTIVE COMPENSATION

subject to vesting conditions, as of December 31, 2022, and do not reflect benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried employees (such as amounts accrued under the 401(k) plans, disability benefits and accrued vacation pay) or that are set forth in the Nonqualified Deferred Compensation in 2022 table or Pension Benefits in 2022 table (such as amounts under Excess Plans and accumulated and vested benefits under our pension plans).

No NEO would receive incremental payments or other benefits if they resigned from the Company without “Good Reason” or were terminated by the Company for “Cause.” None of the employment agreements with our NEOs in effect as of December 31, 2022 provides for payments and benefits solely in the event of a change-in-control or enhanced payments or benefits upon a termination in connection with a change-in-control.

Each of the NEOs’ employment agreements provides that if, at the time of a qualifying termination, there is in effect a severance plan for which the applicable executive is eligible that provides for more favorable severance payments and benefits than those set forth in the executive’s employment agreement, then the executive’s severance amounts will be automatically adjusted to those amounts. As of December 31, 2022, no NEO participated in any such severance plan.

Termination Scenario	Continuation of Salary and Other Cash Compensation ($)(2)	Annual Bonus Continuation ($)(3)	Continuation of Medical, Dental & Life Insurance ($)(4)	Outplacement Assistance ($)(5)	Total Acceleration/ Continuation of Equity Awards ($)(6)	Total ($)

Robert M. Bakish

Termination without Cause or for Good Reason(1)	6,200,000	24,800,000	83,913	25,000	15,753,344	46,862,257

Death or Disability	—	—	—	—	15,753,344	15,753,344

Naveen Chopra

Termination without Cause or for Good Reason(1)	1,400,000	1,276,154	22,393	25,000	2,545,251	5,268,798

Death or Disability	—	—	—	—	3,900,495	3,900,495

Christa A. D’Alimonte

Termination without Cause or for Good Reason(1)	2,985,577	3,089,423	91,971	25,000	2,115,992	8,307,963

Death	—	—	—	—	2,345,560	2,345,560

Disability	—	—	—	—	2,032,690	2,032,690

Doretha F. Lea

Termination without Cause or for Good Reason(1)	2,211,538	1,788,462	108,504	25,000	646,099	4,779,603

Death	—	—	—	—	709,872	709,872

Disability	—	—	—	—	602,599	602,599

Nancy Phillips

Termination without Cause or for Good Reason(1)	2,045,673	1,654,327	29,085	25,000	1,127,246	4,881,331

Death	—	—	—	—	1,229,286	1,229,286

Disability	—	—	—	—	910,811	910,811

(1)	Amounts reflect payments pursuant to the NEO’s employment agreement.

(2)

Amounts reflect (i) for Mr. Bakish, continuation of his base salary amount for 24 months, (ii) for Mr. Chopra, continuation of his base salary for 12 months, and (iii) for Mses. D’Alimonte, Lea and Phillips, continuation of the applicable executive’s annual base salary through the end of her contract period, reduced by $394,615, $800,000 and $270,385 respectively, as result of the applicable cap under her employment agreement.

(3)

Amounts reflect (i) for Mr. Bakish, two times his target bonus and (ii) for Mr. Chopra, a pro-rata target bonus with respect to 2023 based on the end of his contract period. For Mses. D’Alimonte and Phillips, the amounts reflect an aggregate STIP payment, representing the applicable executive’s full target bonus with respect to 2023 and 2024, as well as a pro-rata target bonus with respect to 2025 based on the end of the applicable executive’s contract period on June 30, 2025. For Ms. Lea, the amount reflects an aggregate STIP payment, representing her full target bonus with respect to 2023, 2024 and 2025 based on the end of her contract period on December 31, 2025. As a result of the applicable cap under Mses. D’Alimonte’s, Lea’s and Phillips’ respective employment agreements, the reported amounts reflect aggregate reductions of $1,119,629, $1,211,538 and $652,857, respectively. Since a December 31, 2022 termination date is assumed, pro-rated bonus amounts for 2022 are not included as “Annual Bonus Continuation” and the executive’s full annual bonus would have been paid in the amount disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2022, in accordance with the terms of the Company’s STIP.

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EXECUTIVE COMPENSATION

(4)	Amounts reflect our cost of providing continued health insurance benefits and life insurance coverage as provided in the executives’ respective employment agreements.

(5)

Amounts reflect our cost of providing outplacement services for a maximum period of 12 months following termination of employment, in accordance with our recent practices in providing outplacement services to senior executives with employment agreements who are terminated without “Cause.”

(6)

The calculation of the value associated with the acceleration of the vesting of outstanding equity awards was based on the closing price of our Class B Common Stock on December 31, 2022 of $16.88. No NEO option awards were unvested as of December 31, 2022.

Termination Without “Cause” by the Company or for “Good Reason” by the NEOs

Mr. Bakish

Mr. Bakish would have received the following termination payments and benefits if we terminated his employment without “Cause” or if he terminated his employment with us for “Good Reason” pursuant to his employment agreement in effect as of December 31, 2022, subject to execution of a release:

•

subject to an overall cap of two times the sum of his base salary and target bonus amount, salary payable until the second anniversary of termination, at the same time that it would have been paid had he remained employed, and an annual bonus at his target bonus amount as if he had remained employed through the second anniversary of termination, payable at the same time and in the same manner as the salary payments;

•	Company-paid medical and dental benefits for the longer of the remainder of the contract period and 24 months, or until the time that he becomes covered by another employer’s plan, if earlier;

•

Company-paid life insurance until the end of the contract term, or, if longer, the end of the period that the executive is receiving cash severance payments, or until the time that he becomes eligible under another employer’s plan, if earlier; and

•

full vesting of all outstanding equity awards, with performance for any PSUs for which the performance period is not yet complete deemed achieved at a target level and outstanding stock options remaining exercisable for two years following the termination of employment or, if later, as provided under the applicable long-term incentive plan, but in no event later than the original expiration date of the stock option.

Mr. Bakish’s employment agreement also provides that, in connection with a qualifying termination, subject to the execution of a release, he would be entitled to a pro-rated annual bonus for the year of termination of employment, paid at the lesser of his target amount or the target amount modified by the Company performance factor. However, based on the assumption that Mr. Bakish remained employed through the end of the calendar year, he would have received his full annual bonus in the amount disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2022 in lieu of a pro-rated bonus, in accordance with the terms of our STIP as in effect on December 31, 2022.

Mr. Chopra, Mses. D’Alimonte, Lea and Phillips

Mr. Chopra and Mses. D’Alimonte, Lea and Phillips would have received the following termination payments and benefits if we terminated his or her employment without “Cause” or if he or she terminated his or her employment with us for “Good Reason” pursuant to the applicable executive’s employment agreement in effect as of December 31, 2022, subject to execution of a release:

•

subject to an overall cap of two times the sum of the applicable executive’s base salary and target bonus amount, salary payable until the later of the (x) first anniversary of termination or (y) end of the contract term, at the same time that it would have been paid had the executive remained employed, and an annual bonus and/or pro-rated bonus for each remaining year of the contract term at the lesser of the executive’s target amount or the target amount modified by the Company performance factor;

•

for Mr. Chopra, pursuant to the Chopra Letter Agreement and his employment agreement, full acceleration of both equity grants he received on August 24, 2020, for Ms. D’Alimonte, acceleration of outstanding equity awards that would have vested during the longer of the contract term and the 18-month period following her termination, for Ms. Phillips, pursuant to her employment agreement acceleration of outstanding equity awards that would have vested during the contract term (i.e., through June 30, 2025) and for Ms. Lea, acceleration of outstanding equity awards that

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EXECUTIVE COMPENSATION

would have vested during the contract term (i.e., through December 31, 2025) — in each case with performance for any PSUs for which the performance period is not yet complete deemed achieved at a target level and, for Ms. D’Alimonte, with outstanding stock options remaining exercisable for 6 months following the termination date or, if later, as provided under the applicable long-term incentive plan, but in no event later than the original expiration date of the stock option;

•

Company-paid medical and dental benefits for the longer of the remainder of the contract period and 12 months, or until the time that the executive becomes covered by another employer’s plan, if earlier; and

•

Company-paid life insurance until the end of the contract term, or, if longer, the end of the period that the executive is receiving cash severance payments, or until the time that the executive becomes eligible under another employer’s plan, if earlier.

The severance payments are subject to offset, with respect to the period beginning 12 months after termination and ending when the Company is no longer required to make severance payments, to the extent that the executive is receiving other compensation for the executive’s services. Under the terms of the applicable employment agreement, the executives are subject to certain restrictive covenants, including non-competition and non-solicitation of Company employees, and protection of our confidential information.

Definition of “Cause”:

•

A termination for “Cause” for each of the NEOs generally would have been triggered by one of the following: engaging in embezzlement, fraud or other conduct that would constitute a felony; engaging in conduct that would constitute a financial crime, material act of dishonesty or material unethical business conduct, involving Paramount; engaging in the willful unauthorized disclosure of confidential information; failure to obey a material lawful directive that was appropriate to his or her position from an executive or executives in his or her reporting line; committing a material breach of his or her employment agreement; failure (except in the event of disability) or refusal to substantially perform material obligations under his or her employment agreement; willful failure to cooperate with a bona fide internal investigation or investigation by regulatory or law enforcement authorities, after being instructed by Paramount to cooperate; willful destruction or failure to preserve documents or other material known to be relevant to such an investigation; or willful inducement of others to engage in certain of the conduct described above or to otherwise breach their obligations to Paramount. The full definition of “Cause,” and the provisions relating to the ability to cure such conduct, is set forth in the applicable executive’s employment agreement.

Definition of “Good Reason”:

•

For Mr. Bakish, a termination with “Good Reason” generally would have been triggered by one of the following: his removal as President and Chief Executive Officer of Paramount; his removal from or failure to be re-elected to the Board; his no longer serving as the highest ranking executive of Paramount; the assignment to him of duties or responsibilities substantially inconsistent with his position(s) or duties; any change in reporting such that he does not report solely and directly to the Board; the material reduction in his position, title, offices, authorities, duties or responsibilities; the reduction of his salary, target bonus or target long-term incentive compensation amount; the material breach by Paramount of any material obligation under his employment agreement or any material compensation agreement; the relocation of his position outside the greater New York City metropolitan area; Paramount no longer being a public company or failure to extend the term of his employment. The full definition of “Good Reason” is set forth in the employment agreement with Mr. Bakish.

•

For Mr. Chopra and Mses. D’Alimonte, Lea and Phillips, a termination with “Good Reason” generally would have been triggered by one of the following: assignment of duties inconsistent with his or her current position or duties; material diminution, or withdrawal of material portions, of his or her duties (including, for Mr. Chopra as the Chief Financial Officer of a publicly-traded company); material breach of material obligations under the executive’s employment agreement, and, in the cases of Mr. Chopra and Mses. D’Alimonte and Lea, a material reduction of compensation. The full definition of “Good Reason” is set forth in the applicable executive’s employment agreement.

Termination Due to Disability of the NEOs

If any of the NEOs had been terminated on December 31, 2022 due to disability, the applicable executive would have received accrued benefits payable through the date of termination and, pursuant to the terms of the applicable equity award agreements, Messrs. Bakish and Chopra would have received accelerated vesting of their outstanding equity awards and Mses. D’Alimonte, Lea and Phillips would have received accelerated vesting of their November 30, 2020 and

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EXECUTIVE COMPENSATION

March 1, 2022 equity awards, in each case assuming target performance for any PSUs for which the performance period was not yet complete. The NEOs’ employment agreements also provide for the applicable executive to receive a pro-rated annual bonus for the year of termination of employment, paid at the lesser of the executive’s target amount or the target amount modified by the Company performance factor. However, based on the assumption that the applicable executive remained employed through the end of the calendar year, he or she would have received his or her full annual bonus in the amount disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2022 in lieu of a pro-rated bonus, in accordance with the terms of our STIP as in effect on December 31, 2022.

Termination Due to Death of the NEOs

If any of the NEOs were to have died on December 31, 2022, the applicable executive’s beneficiary or estate would have received accrued benefits payable through the date of death and, pursuant to the terms of the applicable equity award documents, accelerated vesting of the applicable NEO’s outstanding equity awards, in each case assuming target performance for any PSUs for which the performance period was not yet complete. The NEOs’ employment agreements also provide for the applicable executive to receive a pro-rated annual bonus for the year of termination of employment, paid at the lesser of the executive’s target amount or the target amount modified by the Company performance factor. However, based on the assumption that the applicable executive remained employed through the end of the calendar year, he or she would have received his or her full annual bonus in the amount disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2022 in lieu of a pro-rated bonus, in accordance with the terms of our STIP as in effect on December 31, 2022.

PAY RATIO

As required by applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Bakish, our President and Chief Executive Officer (“CEO”). The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described below.

For 2022, our last completed fiscal year, the annual total compensation of the median employee was $110,221 and the annual total compensation of the CEO was $32,067,435. The annual total compensation for our median employee and for the CEO for these purposes includes our cost of health insurance premiums, which was not included in the Summary Compensation Table for Fiscal Year 2022. For 2022, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee was 291 to 1.

As permitted under SEC rules, we used the same median employee that we used for purposes of disclosing our 2020 pay ratio as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio analysis.

As described in our 2020 Proxy Statement:

•

Our employee population on December 31, 2020 consisted of approximately 26,800 individuals, consisting of full-time, part-time and temporary employees, working for us and our consolidated subsidiaries. As permitted under the applicable SEC de minimis rule, we excluded certain non-U.S. employees from our employee population, which collectively amounted to less than 5% of our total number of employees. The jurisdictions and numbers of employees excluded on this basis were Canada (77), China (80), Denmark (44), France (135), Germany (119), Hong Kong (12), India (19), Israel (82), Italy (121), Japan (44), Mexico (129), New Zealand (9), Portugal (11), Russia (64), Singapore (104), South Africa (49), Sweden (35), Taiwan (6), United Arab Emirates (18), and the following countries with five or fewer employees: Belgium, Colombia, Czech Republic, Finland, Ireland, Korea, Nigeria, and the Philippines.

•	To identify the “median employee” from our employee population, we used W-2 Box 1 amounts (and the foreign equivalent for our non-U.S. employees) as our consistently applied compensation measure.

•	Exchange rates were applied as of the determination date to convert all non-U.S. currencies into U.S. dollars.

•	Based on the estimated compensation of each employee, we identified a band of employees with the approximate median estimated compensation value (the “Median Band”).

•	We then identified the “median employee” from the employees within the Median Band and calculated that employee’s annual total compensation in accordance with applicable SEC rules.

72 PARAMOUNT GLOBAL

EXECUTIVE COMPENSATION

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street
Reform
and
Consumer
Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship of “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and other NEOs
(“Non-PEO
NEOS”) and our, and certain of our peers’, performance. For a more fulsome discussion of our pay-for-performance
compensation philosophy and performance measures, see “Compensation Discussion and Analysis.”
Pay Versus Performance Table

Pay Versus Performance

Fiscal Year	SCT Total for PEO ($)(1)	Compensation Actually Paid to PEO ($) (2)	Average SCT Total for Non-PEO NEOs ($) (2)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)(3)		Value of Initial Fixed $100 Investment Based On: ($)		Net Income ($ in millions)(6)	Company Selected Measure Class B Common Stock Price Performance (7)
						Total Shareholder Return(4)	Peer Group Total Shareholder Return(5)

2022	32,046,006	14,626,030	4,497,431	2,453,046	Class B	44.52	74.15	1,104	-44.07%
					Class A	47.85	—

2021	20,035,212	12,873,214	2,802,710	2,132,649	Class B	76.53	112.70	4,543	-19.00%
					Class A	78.61	—

2020	38,973,768	34,147,810	8,779,994	8,824,614	Class B	92.39	116.22	2,422	-11.22%
					Class A	87.29	—

(1)
PEO reflected in this table for each of the years shown is Mr. Bakish. “SCT Total” means the amount, or, for non-PEO
NEOs, the average amount, reported in the “Total” column of the Summary Compensation Table for the applicable year.

(2)	To calculate CAP in accordance with applicable SEC rules, the following amounts were either added to or deducted from the applicable SCT Total as noted below:

	2020		2021		2022

Adjustments	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(15,999,968)	(2,967,471)	—	—	(15,999,979)	(1,912,498)

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	16,969,122	2,857,237	—	—	6,873,065	875,297

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	700,817	—	—	—	—

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(2,602,111)	(142,267)	(6,879,607)	(799,790)	(5,512,680)	(799,785)

Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(3,937,777)	(361,823)	(1,194,263)	11,376	(2,934,736)	(280,720)

Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—	(588,128)	(36,181)

Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	889,420	79,804	911,872	118,865	742,482	109,502

2023 PROXY STATEMENT 73

EXECUTIVE COMPENSATION

	2020		2021		2022

Adjustments	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	(144,644)	(139,113)	—	(512)	—	—

Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	17,436	—	—	—	—

TOTAL ADJUSTMENTS	(4,825,958)	44,620	(7,161,998)	(670,061)	(17,419,976)	(2,044,385)

(3)
Dollar amounts represent the average of the applicable amounts to the
Non-PEO
NEOs as a group.
Non-PEO
NEOs reflected in this table for each of the years shown are Mr. Chopra and Mses. D’Alimonte, Lea and Phillips.
Non-PEO
NEOs reflected in this table for 2020 also includes Christina Spade.

(4)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(5)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. Peer group utilized for this disclosure is the compensation benchmarking peer group disclosed in “Compensation Discussion and Analysis—2022 Peer Group.”

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(7)
Stock Price Performance is calculated as the difference between the closing price of a share of our Class B Common Stock at each year’s fiscal year-end
and the prior fiscal
year-end,
divided by the closing price of the share at the prior fiscal year-end.

Most Important Performance Measures Table
The three items l
isted be
low represent the most im
portan
t financial performance measures we used to link “compensation actually paid” to our NEOs to our performance for fiscal year 2022.

Most Important Performance Measures

• Stock Price Performance

• Relative TSR

• Adjusted OIBDA

74 PARAMOUNT GLOBAL

EXECUTIVE COMPENSATION

CAP Versus Company TSR and Peer Group
TSR
There was a net decline in our PEO’s compensation actually paid over the three-fiscal-year period ending December 31, 2022. Over the same three-fiscal-year period, our cumulative TSR also declined (at a lesser rate than that of our CD&A peer group over the past two years, though below that of our CD&A peer group overall), reflecting relative alignment between our CAP and our cumulative TSR. The CAP figures shown below reflect the grant of long-term management incentive awards for fiscal year 2021 during fiscal year 2020 and for fiscal year 2020 during fiscal year 2019, resulting in no equity grants made in fiscal 2021. The Non-PEO NEO CAP figures for fiscal year 2020 reflect compensation paid to Christina Spade, including cash severance and equity acceleration values.

2023 PROXY STATEMENT 75

EXECUTIVE COMPENSATION

CAP Versus Net Income
As previously described, annual long-term management incentive awards for fiscal years 2020 and 2021 were made in fiscal years 2019 and 2020, respectively, such that our fiscal year 2021 CAP was lower than that of fiscal years 2020 and 2022. While CAP is not directly linked to Net Income, the CAP to both our PEO and
Non-PEO
NEOs decreased from 2020 to 2022, consistent with the reduction in Net Income over that period, although Net Income did increase, and CAP decreased, from fiscal years 2020 to 2021.

CAP Versus Stock Price Performance
As described above, Stock Price Performance is calculated as the difference between the closing price of a share of our Class B Common Stock at each year’s fiscal year-end
and the prior fiscal
year-end,
divided by the closing price of the share at the prior fiscal year-end.
There was a net decline in CAP over the three-fiscal-year period ending December 31, 2022. Over the same three-fiscal-year period, our stock price also declined, reflecting an overall relative alignment between CAP and changes in the price of a share of our Class B Common Stock.

76 PARAMOUNT GLOBAL

Item 3 — Advisory (Non-Binding) Vote On the Compensation of the Company’s Named Executive Officers

Pursuant to Section 14A of the Exchange Act and the related rules promulgated by the SEC, the Company is seeking an advisory (non-binding) vote from its stockholders on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on an advisory basis.

As more fully discussed under “Compensation Discussion and Analysis,” the Company’s compensation programs are designed to motivate and reward business success and to increase stockholder value. The core objectives of these programs are to provide compensation arrangements that are performance-based, focused on stockholder value, market-competitive and discretionary. The Compensation Committee believes that these programs effectively achieve the objective of aligning compensation with performance measures that are directly related to the Company’s financial goals and the creation of stockholder value, without encouraging senior executives to take unnecessary and excessive risks that threaten the value of the Company. The Board of Directors believes that the Company’s compensation approach supports pay for performance.

As an advisory vote, the outcome of this vote (the “say-on-pay vote”) is not binding. The Board and the Compensation Committee will consider the voting outcome in connection with their ongoing evaluation of the Company’s compensation programs and arrangements.

The Company’s last say-on-pay vote was held at its 2020 Annual Meeting of Stockholders, and the next say-on-pay vote is scheduled to be held at the Company’s 2023 Annual Meeting of Stockholders, subject to the Board’s consideration of the outcome of Item 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION ABOVE TO APPROVE (ON AN ADVISORY BASIS) THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K.

2023 PROXY STATEMENT 77

Item 4 — Advisory (Non-Binding) Vote On the Frequency of Holding an Advisory Vote On the Compensation of the Company’s Named Executive Officers

The Company is seeking an advisory (non-binding) vote from its stockholders indicating their preference as to whether the say-on-pay vote described in Item 3 should be held every one, two or three years (the “say-on-frequency vote”).

Pursuant to Section 14A of the Exchange Act and the related rules promulgated by the SEC, the Company is required to hold a say-on-frequency vote at least once every six years. The Company’s last say-on-frequency vote was held at its 2017 Annual Meeting of Stockholders, and the next say-on-frequency vote is scheduled to be held at the Company’s 2029 Annual Meeting of Stockholders.

The Board of Directors believes that holding a say-on-pay vote every three years continues to be the most appropriate frequency and is consistent with the Company’s goals of encouraging a long-term view of corporate and compensation objectives. In addition, holding a say-on-pay vote every three years will provide stockholders the opportunity to cast a more informed vote based on their review and analysis of the Company’s named executive officer compensation arrangements over a three-year cycle.

Stockholders may vote on their preferred voting frequency by selecting the option of every year, every two years or every three years, or may abstain from voting on this matter. As an advisory vote, the outcome of this vote is not binding. The Board will consider the voting outcome in its determination as to the frequency of holding the say-on-pay vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD AN ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS “EVERY THREE YEARS.”

78 PARAMOUNT GLOBAL

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022 concerning shares of our Class B Common Stock authorized for issuance under our equity compensation plans. In connection with the Merger, we assumed certain equity compensation plans that have not been approved by our security holders but that were approved by the security holders of Viacom before the Merger. No shares of our Class A Common Stock are authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	12,029,279	(2)	$57.22	(3)	31,695,052	(4)

Equity compensation plans not approved by security holders(5)	4,550,223	(6)	$62.52	(3)	—	(7)

Total:	16,579,502		$60.18	(3)	31,695,052

(1)

Equity compensation plans approved by our security holders include the following: our 2009 Long-Term Incentive Plan, our 2000 Stock Option Plan for Outside Directors and our 2015 Equity Plan for Outside Directors.

(2)	Consists of outstanding options and restricted stock units, including 216,312 vested restricted stock units for which settlement has been deferred.

(3)

The weighted-average exercise price is calculated based solely on the exercise price of outstanding options and does not take into account outstanding restricted stock units, which have no exercise price.

(4)

Includes 31,114,839 shares of our Class B Common Stock available for future awards (other than options and stock appreciation rights) under our 2009 Long-Term Incentive Plan and 580,213 shares of Class B Common Stock available for future awards under our 2015 Equity Plan for Outside Directors.

(5)

In connection with the Merger, effective December 4, 2019, we assumed the following equity compensation plans that had been approved by Viacom’s security holders but have not been approved by our security holders: the Viacom Inc. 2016 Long-Term Management Incentive Plan (the “Viacom LTIP”) and the Viacom Inc. 2011 RSU Plan for Outside Directors, as amended and restated as of January 1, 2016 and as further amended and restated as of October 31, 2016 (the “Viacom Outside Director Plan”).

(6)	Consists of outstanding options and restricted stock units, including 150,872 vested restricted stock units for which settlement has been deferred.

(7)

In connection with assuming these plans, we assumed the pool of authorized but unissued shares available for future issuances under the Viacom LTIP and the Viacom Outside Director Plan, as adjusted pursuant to the “Exchange Ratio” (as defined in the Agreement and Plan of Merger dated as of August 13, 2019, as amended October 19, 2019, pursuant to which the Merger was effected). The Viacom LTIP and the Viacom Outside Director Plan expired on December 31, 2020 and January 1, 2021, respectively, and no shares remain available for future awards thereunder.

2023 PROXY STATEMENT 79

Item 5 — Stockholder Proposal Requesting that Our Board Take Steps to Adopt a Policy Ensuring that the Board Chair Is an Independent Director

In accordance with Exchange Act Rule 14a-8, set forth below is a proposal that was submitted to us by a stockholder proponent. Upon receiving an oral or written request, we will promptly provide the name and address of the proponent. A representative of the proponent has represented to us that the proponent has continuously held at least $15,000 in market value of our Class A Common Stock for at least two years and will continue to hold these securities through the date of the Annual Meeting. For the proposal to be voted on at the Annual Meeting, the proponent or a qualified representative of the proponent must attend the meeting and present the proposal. The Company and the Board of Directors disclaim any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the proponent.

STOCKHOLDER PROPOSAL

Proposal 5 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.

It is a best practice to adopt this policy soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company. The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO and management.

It is time for a change for the better due to the sharp drop in stock price from $69 in 2017 while Mr. Robert Bakish is both Chairman and CEO. Under Mr. Bakish we lag most other major companies with the lack of the basic shareholder right of an annual say on executive pay vote and we have no Lead Director.

Please vote yes:

Independent Board Chairman – Proposal 5

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL

The Board has thoroughly reviewed and considered this proposal and, for the reasons discussed below, recommends that you vote against this proposal.

Flexibility in Board leadership structure is more appropriate for the Company than the rigid approach set forth in the stockholder proposal

Our Board has a fiduciary duty to routinely evaluate and determine the most appropriate Board leadership structure for the Company and our stockholders in light of the needs of the Board and the Company at any given time. Our Amended and Restated Bylaws provide that at the time of election, the Board may (but need not) determine that the Chair of the

80 PARAMOUNT GLOBAL

ITEM 5 — STOCKHOLDER PROPOSAL REQUESTING THAT OUR BOARD TAKE STEPS TO ADOPT A POLICY ENSURING THAT THE BOARD CHAIR IS AN INDEPENDENT DIRECTOR

Board be a non-executive Chair of the Board and, in fact, Ms. Redstone serves as non-executive Chair of the Board and Mr. Bakish serves as President and Chief Executive Officer. The proposal erroneously states that Mr. Bakish is both Chair of our Board and Chief Executive Officer.

We believe that the Company and our stockholders benefit from this flexibility and that the Board, which consists of directors with diverse experience, backgrounds, perspectives and extensive knowledge about the Company and our industry, is best positioned to evaluate its optimal leadership structure. We believe that it is in the best interests of Paramount and our stockholders for the Board to continue to determine the most effective leadership structure for the Board on a case-by-case basis, rather than take a rigid approach to Board leadership as requested by the stockholder proposal.

The Board’s leadership structure and the Company’s strong corporate governance policies best serve the Company and our stockholders

The Board has long-standing practices and procedures that promote Board independence and effective oversight of management, including:

•

Majority-Independent Board — Even though we are a “controlled company” and therefore exempt from certain board independence requirements under Nasdaq’s listing rules, we nonetheless have a majority of independent directors on our Board (nine of 12 directors are independent), and only one director is a member of management.

•	Fully-Independent Committees — Each Board committee is comprised entirely of independent directors.

•	Annual Director Elections — Each member of our Board is elected annually and serves for a one-year term.

•

Regular Executive Sessions — The independent directors and, separately, non-management directors of our Board hold executive sessions throughout the year, in accordance with the Company’s Corporate Governance Guidelines. The independent Chair of the Nominating and Governance Committee presides at, and approves agendas for, meetings of the independent directors. The independent and non-management directors use these executive sessions to discuss important matters pertaining to the Company, including performance evaluations of the CEO and senior management, evaluations of the effectiveness of the Board and its Committees, management and Board succession planning, and the Company’s management of risk across its businesses, among other matters.

•	Full Access to Management — Board members have full and unrestricted access to management and other employees across the Company.

•

Board Meeting Agendas — The independent Chair of our Board’s Nominating and Governance Committee helps to develop, and approves, the agenda for each Board meeting and the Chair of each Board committee develops and approves the agenda for each committee meeting. In addition, each member of the Board is free to suggest the inclusion of items on the agenda.

•	Independent Advisors — The Board and its Committees hire independent legal, financial or other advisors as they deem appropriate.

•	Stockholder Access to the Board — Stockholders are able to communicate directly with the Board, including non-management directors, using dedicated electronic and physical mailing addresses.

•	Director Stock Ownership Requirements — Board members are subject to meaningful stock ownership requirements, aligning their interests with the interests of our stockholders.

Our majority-independent Board and strong governance practices provide for effective, independent oversight of management without the presence of an independent board chair, and the Board believes that the rigid approach to the Board’s leadership structure requested by the proposal is not necessary and is not in the best interests of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS ITEM 5.

2023 PROXY STATEMENT 81

Item 6 — Stockholder Proposal Requesting Semiannual Disclosure of Detailed Electoral Contributions Data

In accordance with Exchange Act Rule 14a-8, set forth below is a proposal that was submitted to us by a stockholder proponent. Upon receiving an oral or written request, we will promptly provide the name and address of the proponent. A representative of the proponent has represented to us that the proponent has continuously held at least $25,000 in market value of our Class A Common Stock for at least one year and will continue to hold these securities through the date of the Annual Meeting. For the proposal to be voted on at the Annual Meeting, the proponent or a qualified representative of the proponent must attend the meeting and present the proposal. The Company and the Board of Directors disclaim any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the proponent.

STOCKHOLDER PROPOSAL

Paramount Global Political Disclosure Shareholder Proposal

Resolved, that the shareholders of Paramount Global (“Paramount” or “Company”) hereby request the Company to prepare and semiannually update a report, which shall be presented to the pertinent board of directors committee and posted on the Company’s website, disclosing the Company’s:

(a)    Policies and procedures for making electoral contributions and expenditures (direct and indirect) with corporate funds, including the board’s role (if any) in that process; and

(b)    Monetary and non-monetary contributions or expenditures that could not be deducted as an “ordinary and necessary” business expense under section 162(e)(1)(B) of the Internal Revenue Code, including (but not limited to) contributions or expenditures on behalf of candidates, parties, and committees and entities organized and operating under section 501(c)(4) of the Internal Revenue Code, as well as the portion of any dues or payments made to any tax-exempt organization (such as a trade association) used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code.

The report shall be made available within 12 months of the annual meeting and identify all recipients and the amount paid to each recipient from Company funds. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Paramount, we support transparency and accountability in corporate electoral spending. A company’s reputation, value, and bottom line can be adversely impacted by election spending conducted through third-parties.

When the Conference Board released its 2021 “Under a Microscope” report1 it detailed these risks, and recommended the process suggested in this proposal. The organization also said, “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity – and the risks that come with it – into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions – and other forms of activity – are at odds with core company values.”

Paramount discloses a policy regarding direct corporate contributions to candidates and parties. This is deficient because Paramount’s policy does not address all direct and indirect corporate-funded election- related spending, including payments to 501(c)(4) social welfare organizations, payments to 527 groups, payments to trade associations, independent expenditures, and payments to influence the outcome of ballot measures.

Information on indirect electoral spending through 501(c)(4) groups and trade associations cannot be obtained by shareholders unless the Company discloses it. This proposal asks the Company to disclose all of its electoral spending, direct and indirect. This would bring our company in line with a growing number of leading companies, including AT&T Inc. and Comcast Corp., which present this information on their websites.

Without knowing the recipients of our company’s political dollars we cannot sufficiently assess whether our company’s election-related spending aligns with its policies and core values. We urge your support for this critical governance reform.

[1]	https://www.conference-board.org/topics/corporate-political-activity/Under-a-Microscope-A-New-Era-of-Scrutiny-for-Corporate-Political-Activity

82 PARAMOUNT GLOBAL

ITEM 6 — STOCKHOLDER PROPOSAL REQUESTING SEMIANNUAL DISCLOSURE OF DETAILED ELECTORAL CONTRIBUTIONS DATA

COMPANY RESPONSE TO STOCKHOLDER PROPOSAL

The Board has thoroughly reviewed and considered this proposal and, for the reasons discussed below, recommends that you vote against this proposal.

Our Board believes that civic engagement and participation in the political process are important to our business, our stakeholders and our country. Public policy decisions often have a significant impact on Paramount, and we believe that being involved in the political process is essential to Paramount’s success. Paramount is committed to participating in the political process to promote its interests and business objectives, without regard to our employees’ or directors’ political beliefs. We, therefore, support candidates seeking elected office at all levels of government who support issues important to Paramount’s business, including intellectual property, copyright, tax and foreign trade issues.

The Board believes that our governance practices regarding Company political activity are robust and that Paramount’s current disclosures allow stockholders and other stakeholders to understand these priorities and practices. The Board believes, therefore, that the adoption of this proposal and the preparation of the requested report is unnecessary and not in the best interests of our stockholders.

We Maintain Robust Board and Executive Oversight of Political Engagement

Paramount’s Global Business Conduct Statement is our code of conduct that applies to all Paramount employees and directors and contains policies governing political contributions, lobbying and personal political activities. Compliance with the Global Business Conduct Statement is overseen by our Compliance team and, with respect to the policies relating to political activities, our Government Relations team. The Audit Committee of the Board of Directors is responsible for reviewing the Global Business Conduct Statement at least biennially.

As noted below, all political contributions and activities by Paramount must be approved in advance by Paramount’s Government Relations Office.

Company Political Activities are Approved in Advance and Already Transparently Disclosed

As discussed in “Our Environmental, Social and Governance (ESG) Strategy,” Paramount’s public policy priorities and strategies, political contributions and trade association memberships promote our business objectives and allow our stockholders and other stakeholders to evaluate Paramount’s positions for consistency with our goals and stockholder interests.

State & Local Contributions; Ballot Measures: Where permitted by law, Paramount may contribute directly to state and local candidates, state party committees and other state and local political entities, as well as to ballot measure committees. All such Paramount contributions must be approved in advance by Paramount’s Government Relations Office. These contributions are disclosed under applicable laws that require recipients of political contributions to disclose the source, date and amount of all contributions received and, in the case of state and local contributions, are publicly available on the websites of relevant state agencies for contributions made to state candidates and committees.

Independent Expenditures; 501(c)(4) Organizations; 527 Committees: While companies are permitted by law to engage in independent expenditures or electioneering communications to advocate for the election or defeat of federal, state, or local candidates, Paramount does not engage directly in such activity at this time. Paramount also does not make donations to 501(c)(4) organizations or 527 Committees at this time. To the extent that Paramount makes any such contributions, all such Paramount contributions must be approved in advance by Paramount’s Government Relations Office.

Political Action Committee: In accordance with U.S. law, Paramount has created the Paramount Global Political Action Committee (“Paramount PAC”) to collect employee donations to contribute to federal candidates and other committees regulated by the Federal Election Commission (the “FEC”). Contributions to federal candidates and committees are made only through the Paramount PAC, in accordance with FEC regulations, and all contributions are managed by Paramount’s Government Relations Office. To provide funding for the Paramount PAC, the Company periodically solicits voluntary contributions from eligible employees. The Company fully discloses all Paramount PAC activity on reports filed with the FEC, which are publicly available on the FEC’s website at https://www.fec.gov./data/committee/C00167759/. The Paramount PAC does not contribute to state or local candidates and committees.

Political Expenditures by Trade Associations: Paramount is a member of certain trade associations and coalitions that we believe can assist us in achieving our long-term strategic goals. Some of these associations and coalitions engage in lobbying and policy advocacy. Payments to these organizations, such as trade association dues, do not imply

2023 PROXY STATEMENT 83

ITEM 6 — STOCKHOLDER PROPOSAL REQUESTING SEMIANNUAL DISCLOSURE OF DETAILED ELECTORAL CONTRIBUTIONS DATA

agreement with or endorsement of an organization’s activities, positions or expenditures, and Paramount does not know, nor does it control, the amount of its payments that are used by these organizations for political contributions.

Given our existing robust governance and transparency regarding political activity, including as discussed in “Our Environmental, Social and Governance (ESG) Strategy,” our Board believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS ITEM 6.

84 PARAMOUNT GLOBAL

Other Matters

In an effort to reduce the amount of paper mailed to stockholders’ homes and to help lower our printing and postage costs, stockholders who receive printed copies of our proxy materials can elect to receive future copies of these documents electronically instead of by mail. We highly recommend that you consider electronic delivery of these documents, and you can enroll at http://enroll.icsdelivery.com/para. You can always change your mind and resume receiving copies of these documents by mail by revisiting this website and selecting “change/cancel existing enrollment form.”

We also use a procedure approved by the SEC called “householding,” under which we are permitted to deliver a single copy of a Notice of Internet Availability (or a single set of proxy materials, if you requested a printed copy) to stockholders sharing the same address, under certain conditions, unless we receive contrary instructions from any stockholder at that address. If you wish to receive an additional copy of our proxy materials this year, you may submit a written request to 1515 Broadway, New York, NY 10036, Attention: Christa A. D’Alimonte, Executive Vice President, General Counsel and Secretary, or call Investor Relations at 1-877-227-0787. You may also request copies of our proxy materials for this year and future years by submitting a request on the “Investors—Shareholder Services, Alerts, & FAQs” page of our website at ir.paramount.com. If you received more than one copy of the Notice of Internet Availability (or the proxy materials, if you requested a printed copy), you may request delivery of a single copy of these materials in the future through the same methods of contact noted above.

2024 Annual Meeting of Stockholders

Under applicable SEC rules, stockholders may submit proposals for inclusion in our proxy statement relating to the 2024 Annual Meeting of Stockholders, as long as they are received no later than November 18, 2023 at our principal executive offices at 1515 Broadway, New York, NY 10036, Attention: Christa A. D’Alimonte, Executive Vice President, General Counsel and Secretary.

Under our Amended and Restated Bylaws, stockholders seeking to present proposals, not for inclusion in next year’s proxy statement but directly at the 2024 Annual Meeting of Stockholders, including nominations of persons for election to our Board of Directors, must provide advance written notice in the form required in our Amended and Restated Bylaws. This notice must be received at our principal executive offices at 1515 Broadway, New York, NY 10036, Attention: Christa A. D’Alimonte, Executive Vice President, General Counsel and Secretary, no earlier than the close of business on January 9, 2024, and no later than the close of business on February 8, 2024.

By order of the Board of Directors,

Christa A. D’Alimonte

Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

We have sent or are sending the Notice of Internet Availability of Proxy Materials, which indicates that this Notice of 2023 Annual Meeting of Stockholders and Proxy Statement, our Stockholder Letter and our Annual Report on Form 10-K for the year ended December 31, 2022, with financial statements and schedules thereto, are available at www.proxyvote.com. If you wish to receive paper or e-mail copies of any of these materials, please follow the instructions on your Notice of Internet Availability of Proxy Materials. We will also provide a printed copy of these materials without charge (a reasonable fee will be charged for exhibits) upon receipt of a written request sent to Christa A. D’Alimonte, Executive Vice President, General Counsel and Secretary, Paramount Global, 1515 Broadway, New York, NY 10036.

2023 PROXY STATEMENT 85

1515 BROADWAY NEW YORK, NY 10036 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Time, on May 7, 2023 (May 3, 2023 for 401(k) Plan participants). Have this proxy card in hand when you access the website and follow the instructions. During The Meeting—Go to www.virtualshareholdermeeting.com/PARA2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 If you live in the United States or Canada, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Daylight Time, on May 7, 2023 (May 3, 2023 for 401(k) Plan participants). Have this proxy card in hand when you call and then follow the recorded instructions. Your Internet or telephone vote authorizes the proxy holders to vote the shares represented by this proxy in the same manner as if you returned the proxy card. If you have submitted your proxy by the Internet or telephone, there is no need for you to return this proxy card. VOTE BY MAIL Mark, sign and date this proxy card and return it in the postage-paid envelope we have provided or return it to Paramount Global, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received prior to the Annual Meeting on May 8, 2023. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V00936-P87427 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PARAMOUNT GLOBAL THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED DIRECTOR NOMINEES. 1. The election of 11 directors: Nominees: 1a. Robert M. Bakish 1b. Barbara M. Byrne 1c. Linda M. Griego 1d. Robert N. Klieger 1e. Judith A. McHale 1f. Dawn Ostroff 1g. Charles E. Phillips, Jr. 1h. Shari E. Redstone 1i. Susan Schuman 1j. Nicole Seligman 1k. Frederick O. Terrell For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” MATTER 2. 2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2023. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” MATTER 3. 3. The approval of an advisory (non-binding) vote on the compensation of the Company’s named executive officers, as disclosed in the proxy statement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “3 YEARS” ON MATTER 4. 4. The approval of an advisory (non-binding) vote on the frequency of holding the advisory (non-binding) vote on the compensation of the Company’s named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” MATTER 5. 5. A stockholder proposal requesting that our Board of Directors take steps to adopt a policy ensuring that the Board Chair is an independent director. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” MATTER 6. 6. A stockholder proposal requesting semiannual disclosure of detailed electoral contributions data. For Against Abstain For Against Abstain 1 Year 2 Years 3 Years Abstain For Against Abstain For Against Abstain Please sign exactly as your name or names appear(s) on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice of Annual Meeting and Proxy Statement, Form 10-K and Letter to Stockholders are available at www.proxyvote.com. V00937-P87427 1515 Broadway New York, NY 10036 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2023 The undersigned stockholder(s) hereby appoint(s) each of ROBERT M. BAKISH and CHRISTA A. D’ALIMONTE, as proxy holders, each with the power to appoint his or her substitute, and authorize(s) each of them individually to represent and to vote all of the shares of Class A Common Stock of Paramount Global that the stockholder(s) is/are entitled to vote at the 2023 Annual Meeting of Stockholders to be held at 9:00 A.M., Eastern Daylight Time, on Monday, May 8, 2023, by live webcast at www.virtualshareholdermeeting.com/PARA2023, and at any adjournments or postponements thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PARAMOUNT GLOBAL. THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RECEIVED PRIOR TO THE MEETING, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). The close of business on March 13, 2023 has been fixed as the record date for determining the holders of shares of Paramount Global Class A Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours by calling Investor Relations at 1-877-227-0787. the Board You of are Directors’ encouraged recommendations. to specify your choices The Board by of marking Directors the recommends appropriate boxes, a vote but FOR you matters need (1), not (2) mark and any (3), boxes 3 YEARS if you on matter wish to (4) vote and in AGAINST accordance matters with (5) AGAINST and (6) matters . Therefore, (5) and unless (6) .otherwise The proxy specified, holders shall the votes vote represented as directed herein by this and proxy in their will be discretion cast FOR on matters all other (1), matters (2) and (3), as may 3 YEARS properly on matter come (4) before and the meeting, or any adjournment or postponement thereof. Attention participants in the 401(k) Plan: If shares of Paramount Global Class A Common Stock are held through the 401(k) Plan, you should complete, sign and return this proxy card to instruct the trustee of the Plan how to vote these shares. Your proxy must be received no later than 11:59 P.M., Eastern Daylight Time, on Wednesday, May 3, 2023, so that the trustee of the Plan (who votes the shares on behalf of Plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Any shares of Paramount Global Class A Common Stock held in the 401(k) Plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the Plan that are timely voted. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.